CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE TEMPUS LABS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT TEMPUS LABS, INC. TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.18

CONFIDENTIAL

EXECUTION COPY

STRATEGIC COLLABORATION AGREEMENT

between

GLAXOSMITHKLINE LLC

and

TEMPUS LABS, INC.

STRATEGIC COLLABORATION AGREEMENT

THIS STRATEGIC COLLABORATION AGREEMENT (the “Agreement”) is dated as of August 1, 2022 (the “Effective Date”) and made between GLAXOSMITHKLINE LLC, a limited liability company with its principal place of business located at 5 Crescent Drive, Philadelphia, PA 19112, United States (“GSK”); and TEMPUS LABS, INC., a corporation with its principal place of business located at 600 West Chicago Avenue, Chicago, Illinois 60654 (“Tempus”).

WHEREAS, GSK and its Affiliates research, develop, manufacture, distribute and sell pharmaceutical and healthcare products;

WHEREAS, Tempus maintains the Tempus Biotechnology Platform and provides contract laboratory research and clinical testing services, which may include sample management, laboratory analysis, assay development and validation services, and organoid screening services, clinical trial recruitment services, and other services and technology to advance precision medicine; and

WHEREAS, GSK and Tempus desire to enter into a strategic arrangement to collaborate on activities under the following three pillars: (1) Tempus providing access to and use of Tempus Software (LENS), the Licensed Data and the Tempus TO Screening Platform, and certain technology support services under the body of this Agreement; (2) access to and use of the Tempus TIME Program, and certain Supported Collaborative Studies, under Task Orders to be called off under this Agreement or a separate GSK-SCS Agreement as applicable; and (3) one or more GSK Research Programs under Task Orders to be called off under this Agreement, in each case upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the covenants and promises contained herein, the Parties intending to be bound, hereby agree as follows:

1.    Definitions. In this Agreement, the following terms have the following meanings unless the context otherwise expressly requires:

“Activities” means the activities to be or which may be performed by either Party under this Agreement or any Task Order, as applicable, and the performance of the obligations of the Parties hereunder and thereunder, including the GSK Data Activities and, in the case of Tempus and its Affiliates and Personnel, including the Data Licensing Services and any services, functions and responsibilities not specified herein or therein but which are within the scope of Tempus’s responsibilities because they are required for the proper performance under this Agreement.

“Additional Agreement” means each of (i) [***], (ii) [***], and (iii) any other agreement, task order, purchase order or other similar arrangement in effect between the Parties or any of their respective Affiliates as of the date hereof or entered into at any time during the Term that the Parties agree is independent of the Strategic Collaboration.

“Affiliate” means, with respect to a Person, any Person which controls, is controlled by, or is under common control with such first Person. For purposes of this definition, “control” shall mean (a) ownership by one Person, directly or indirectly, of at least 50% of the voting stock or other ownership interests of such other Person, (b) power of one Person to direct the management or policies of such other Person, by contract or otherwise or (c) any other relationship between a Party and any Person which both GSK and Tempus have agreed in writing may be considered an “Affiliate” of a Party.

“Analytical Plan” means the document attached under Schedule 1 (Services) to any Task Order (as agreed by the Parties) that describes all aspects, requirements and specifications of the Activities to be performed by Tempus in the framework of a GSK Research Program and in accordance with the Study Protocol and/or Study proposal (to the extent applicable).

“Applicable Law” means all applicable provisions of any and all statutes, laws, instruments, rules, regulations, administrative codes, ordinances, decrees, orders, decisions, injunctions, awards, judgments, permits and licenses of or from i) any federal, national, state, provincial or local governmental authority, agency, undertaking or body (whether present or future and in any territory), ii) ICH, or iii) CAP, which has any jurisdiction in respect of or relevance to the applicable Party (or its Affiliates) and its business and/or the relevant provisions of this Agreement, in each case, as may be in effect from time to time.

“Approved Subcontractor” means a third-party subcontractor of Tempus approved by GSK in accordance with Section 20 (Subcontracting), including any Tempus Affiliate.

“Arising IP” means any and all Intellectual Property Rights arising in or from, or conceived or reduced to practice or writing during, the performance of the Activities under this Agreement or any Task Order.

“Associated Party” means any third party individual or entity associated with GSK and with whom GSK has a contractual relationship, including (without limitation) for the purposes of collaboration, provided that the primary purpose of such contractual relationship is not to provide access to the Tempus Licensed Data or Tempus Software except in furtherance of its collaboration with GSK, that GSK or its Affiliate does not charge any fee or otherwise require the exchange of value as consideration for such access, and such Associated Party is only permitted to use the Licensed Data or Tempus Software for purposes of its collaboration with GSK and not for any independent or unrelated purpose.

“Business Day” means any day, other than a Saturday or Sunday, or holidays observed by GSK on which commercial banks are required to be closed for business in New York, US or London, UK.

“CAP” means the College of American Pathologists.

“CLIA” means Clinical Laboratory Improvement Amendments Act of 1988, its implementing regulations and guidance, including with respect to in-house laboratory tests/diagnostic kits, or similar laws and regulations in jurisdictions other than the United States.

“Commercialization” or “Commercialize” means any and all activities associated with marketing, promoting, communicating (including medical communications and publications), distributing, importing, exporting or selling a GSK Asset.

“Commercially Reasonable Efforts” means, with respect to an objective,: (i) in the case of Tempus, the exercise of its reasonable business discretion in a reasonable, diligent, and good faith manner to accomplish such objective that it would normally use to accomplish a similar objective taking into account all applicable scientific, developmental and commercial factors; and (ii) in the case of GSK, those efforts and resources commensurate with efforts commonly used by GSK in the exercise of its reasonable business discretion in connection with the research, development, manufacture, or commercialization of pharmaceutical products owned or controlled by it, taking into account factors such as patent coverage, competitiveness of the marketplace, commercial potential, the proprietary position of the product, the regulatory status and approval process, the probable profitability of the applicable product (including pricing and reimbursement status achieved or to be achieved), and other relevant factors such as technical, legal, scientific, or medical factors.

“Control(s)(led)” means with respect to any item of information, regulatory documentation, material, Patents or other Intellectual Property, that a Party has the right to grant a license, sublicense or other right (including a right of reference) to such assets without violating the terms of any written agreement with any Third Party.

“Critical” means anything which has direct, material, and adverse impact on the Results and/or on GSK HBS from a GSK Research Program.

“Critical Change” means any change that is Critical.

“Critical Deviation” means a deviation comprising any GSK Research Program conduct and when the validity and/or integrity of Study Related Data are affected, which may render the Study Related Data, a regulated Study, submission or facility invalid.

“Data” means all reports, writings, results of experimentation and testing, laboratory records, clinical data, manufacturing data, and data recorded in any form, including, without limitation, all case report forms, data transfer forms, and source documents.

“Data Protection Law” means all applicable laws, rules and regulations relating to privacy and data protection, direct marketing or the interception or communication of electronic messages, including but not limited to the United States Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the California Consumer Privacy Act of 2018 (“CCPA”), where applicable, and European Data Protection Laws, in each case as amended, consolidated, re-enacted or replaced from time to time.

“[***]” means [***].

“De-Identified Records” means any Data included within the Tempus Dataset that is (a) de-identified in accordance with the HIPAA Rules that meet the standard and implementation specifications for de-identification under 45 C.F.R § 164.514(a) and (b) in which there is no reasonable basis to believe nor is there any actual knowledge that such information can be used to identify an individual.

“Deliverables” means, with respect to a given Task Order, any GSK Derivative Works or work product to be provided by Tempus to GSK pursuant to and as specified in such Task Order. For clarity, Licensed Data is never in and of itself a Deliverable.

“Development” or “Develop” means all preclinical research and development activities and all clinical development activities with respect to any GSK Asset, including, among other things: drug discovery, toxicology, formulation, statistical analysis and report writing, conducting clinical trials for the purpose of obtaining and maintaining any applicable regulatory approvals (including without limitation, post-marketing studies), and regulatory affairs related to all of the foregoing.

“European Data Protection Laws” means the General Data Protection Regulation 2016/679 (the “GDPR”), the e-Privacy Directive 2002/58/EC, the e-Privacy Regulation 2017/003 (once it takes effect), and any relevant law, statute, declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding instrument which implements, replaces, adds to, amends, extends, reconstitutes or consolidates such laws from time to time, including the Data Protection Act 2018 of the United Kingdom, in each case as amended, consolidated, re-enacted or replaced from time to time.

“Field” means any use or purpose, including, without limitation, the cure, treatment, palliation, prevention, understanding, prediction, prognosis or diagnosis (including diagnostics or companion diagnostics) of any human or animal disease, disorder or condition.

“Good Clinical Laboratory Practice” or “GLCP” means as per World Health Organization (“WHO”) under ISBN 978-924159785 2, those principles established under GLP for data generation used in regulatory submissions relevant to the analysis of samples from a clinical trial.

“Good Clinical Practice” or “GCP” means, as applicable to the bio-analysis of clinical samples or Real World Data collection, a standard for the auditing, recording, analyses and reporting of clinical samples and/or data that provides assurance that the data and reported results are credible and accurate and that the rights, integrity and confidentiality of subjects are protected and includes, as applicable:

i)	any applicable regulations, guidelines or directives applicable in any country in which any laboratory services are provided pursuant to this Agreement;

ii)	the ICH guidelines on good clinical practice;

iii)

guidelines of the European Union and Directives 91/507/EEC modifying the Annex to Council Directive 75/318 on the approximation of the laws of Member States relating to analytical, pharmacotoxicological and clinical standards and protocols in respect of the testing of medicinal products and 2001/20 and 2005/28 relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use and with any law implementing these Directives; and

iv)	provisions of Title 21 of the Code of Federal Regulations (including, without limitation, Parts 310, 312 and 314) and all rules, regulations, orders and guidance published thereunder;

all other applicable legal and ethical requirements and professional standards.

“Good Laboratory Practice” or “GLP” means, as applicable to the bio-analysis of clinical samples or Real World Data collection, a standard for the auditing, recording, analyses and reporting of clinical samples and/or data that provides assurance that the data and reported results are credible and accurate and that the rights, integrity and confidentiality of subjects are protected and includes, as applicable:

i)	any applicable regulations, guidelines or directives applicable in any country in which any laboratory services are provided pursuant to this Agreement;

ii)	the ICH guidelines on good clinical practice;

iii)

guidelines of the European Union and Directives 91/507/EEC modifying the Annex to Council Directive 75/318 on the approximation of the laws of Member States relating to analytical, pharmacotoxicological and clinical standards and protocols in respect of the testing of medicinal products and 2001/20 and 2005/28 relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use and with any law implementing these Directives; and

iv)	provisions of Title 21 of the Code of Federal Regulations (including, without limitation, Parts 310, 312 and 314) and all rules, regulations, orders and guidance published thereunder;

v)	all other applicable legal and ethical requirements and professional standards.

“Good Manufacturing Practice” means current practices required by:

i)

the principles of ICH Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) E6 relating to the manufacturing, packaging, labelling and coding of investigational medicinal products and Good Manufacturing Practice (CPMP/ICH/4106/00) Q7;

ii)

the Eudralex – Volume 4 Good Manufacturing Practice Guidelines (GMP) of the European Union and in guidance published by the European Commission in relation to such Directive and any local laws, rules and regulations that implement such Directive and guidance;

iii)

provisions of Title 21 of the Code of Federal Regulations (including, without limitation, Part 820, Quality System Regulation) and all rules, regulations, order and guidance’s published thereunder; and

iv)	any country in which the Activities are performed.

“Government Official” (where “government” means all levels and subdivisions of governments, i.e. local, regional, national, administrative, legislative, executive, or judicial, and royal or ruling families) means any officer or employee of a government or any department, agency or instrumentality of a government (including public enterprises, and entities owned or controlled by the state); any officer or employee of a public international organisation such as the World Bank or United Nations; any officer or employee of a political party, or any candidate for public office; any person defined as a government or public official under Applicable Laws (including anti-bribery and corruption laws) and not already covered by any of the above; or any person acting in an official capacity for or on behalf of any of the above. “Government Official” will include any person with close family members who are Government Officials (as defined above) with the capacity, actual or perceived, to influence or take official decisions affecting GSK business.

“GSK Asset” means [***].

“GSK Background IP” means all Intellectual Property, [***] that is owned or Controlled by GSK, its Affiliates, or its Third Party collaborators [***].

“GSK Background Know-How” means any and all Know-How that is owned, or Controlled by GSK, its Affiliates or its Third Party collaborators: [***].

“GSK Background Patents” means any and all Patents that are owned or Controlled by GSK, its Affiliates or its Third Party collaborators: [***].

“GSK Confidential Information” means any confidential or proprietary information, including inventions, methods, plans, processes, specifications, Know-How, Trade Secrets, compounds, materials, Materials, GSK Data, business plans, business proposals, financial statements, cost information, Personal Information of GSK Personnel, software, models (including model parameters) and technical information, disclosed by or on behalf of GSK or any of its Affiliates to Tempus or any of its Affiliates or representatives or obtained from GSK or its Affiliates or their Personnel by Tempus or Tempus Personnel in connection with the performance of the Activities; provided, that “GSK Confidential Information” shall not include information which (i) at the time of disclosure or discovery is in the public domain; (ii) after disclosure, becomes part of the public domain by publication or otherwise, except by breach by Tempus or any of its

Affiliates or representatives of the terms of this Agreement or a Task Order; (iii) Tempus can establish by reasonable proof was in its possession at the time of disclosure by GSK or its Affiliates and was not acquired, directly or indirectly, from GSK; (iv) Tempus receives from a third party that has the legal right to disclose such information, free of any confidentiality obligation; or (v) Tempus can establish by reasonable proof was independently developed by Tempus without any use of or reference to GSK Confidential Information. GSK Confidential Information includes the GSK Background Intellectual Property, GSK Arising IP, and all GSK Work Product.

“GSK Data” means all text, files, images, graphics, illustrations, information, Data (including any GSK Personal Information), audio, video, photographs and any other content and materials, in any format, that is provided by or on behalf of GSK under this Agreement, or generated or collected by GSK Personnel or [***] in connection with the GSK Data Activities or otherwise under this Agreement, including any copies, reproductions, translations, excerpts or alternative representations of such Data or information. For clarity, “GSK Data” shall not include any Data or information solely to the extent any such Data or information constitutes Licensed Data, the Tempus Background IP, the Tempus Arising IP or the Tempus Confidential Information.

“GSK Data Activities” means any use by GSK or any of its Affiliates or its or their Personnel (or [***]) of the Tempus Software or the Tempus Dataset permitted by this Agreement or any Task Order. For clarity, the output of GSK Data Activities constitutes GSK Data, with the exclusion of (1) any Data or information solely to the extent any such Data or information constitutes Licensed Data (including any individual De-Identified Record), (2) Tempus Background IP, (3) Tempus Arising IP, and (4) Tempus Confidential Information.

“GSK Derivative Works” means any Works created by GSK and/or [***] in connection with the performance the Activities, including the GSK Data Activities, GSK’s or [***] use of the Data Licensing Services, Tempus Software or the Tempus TO Screening Platform, or any Activities by GSK or [***], in either case, as a result of [***].

“GSK Equipment” means any equipment (a) that will be provided to Tempus by or on behalf of GSK or any of its Affiliates or (b) that will be purchased by Tempus on behalf of and paid by GSK or any of its Affiliates during the Term to perform the applicable Activities and that shall be listed, if applicable, within the applicable Task Order.

“GSK HBS” means any and all Human Biological Samples that may be provided by or on behalf of GSK or its Affiliates to Tempus, as well as HBS Data related thereto, for the sole purpose of performing the Activities in connection with any applicable Task Order.

“GSK Personal Information” means any Personal Information that is:

i)	provided by GSK to Tempus or collected by Tempus on behalf of GSK; and

ii)	Processed by Tempus for the purpose of providing the Activities.

GSK Personal Information includes any copies of, materials derived from or incorporating, such Personal Information, in any medium.

“GSK Research Program” means each scientific research and Development project or Study conducted jointly by GSK and Tempus under this Agreement (collectively, the “GSK Research Programs”), in each case, as set forth in any Task Order.

“GSK Work Product” means any and all Results, Deliverables, GSK Data and GSK Derivative Works and all GSK Confidential Information.

“HBS Data” means information about the Human Biological Samples such as pathology information and information regarding the integrity of the Human Biological Samples. For clarity, this definition does not include Personal Information.

“Human Biological Samples” or “HBS” means any human biological material (including any derivative or progeny thereof), including [***], which shall be used by Tempus to carry out the applicable Activities under any Task Order.

“Intellectual Property Rights”, “Intellectual Property” or “IP” means any and all industrial and intellectual property rights of any kind granted or recognised under the laws of any country including without limitation:

i)	Patents, Trademarks, logos, business names or signs, domain names copyright, moral rights, database rights, design rights and copyrights; and

ii)

all rights subsisting in undisclosed or confidential information, Know-How, Trade Secrets, discoveries, developments, software, semiconductor topographies, formulae, processes, inventions, drawings, improvements, specifications, compositions of matter, cell lines and progeny, formulations, methods of use or delivery and works of authorship, and the rights to establish, and priority under, the Paris Convention for the Protection of Industrial Property or other similar arrangement;

iii)

in each case (a) whether registered or not (b) including any applications to protect or register such rights, (c) including all renewals and extensions of such rights or applications, (d) whether vested, contingent or future and (e) wherever existing.

“Key Performance Indicators” or “KPIs” mean the metrics and measures that will allow evaluation of the performance by Tempus and its Affiliates of the Activities according to the terms of this Agreement and, to the extent applicable, as specified in Schedule 7 (Key Performance Indicators).

“Know-How” means technical information, ideas, designs and methods (including Data and other technical information relating to inventions, methods, systems, processes, discoveries, concepts, methodologies, models, research, development and testing procedures, tests and trials, manufacturing processes, techniques and specifications, quality control data, analyses, reports and submissions) which is not in the public domain.

“Laboratory Director” means the applicable individual with ultimate accountability for conducting or overseeing of testing activities provided as part of Tempus’s Activities.

“Laboratory Quality Assessment Action Plan” has the meaning given to that term in paragraph (d) of Section 9 (Quality assurance).

“Laboratory Services” means any clinical testing activities and Samples Management Services that shall be performed by Tempus or its Affiliates in accordance with the terms of this Agreement or any Task Order.

“Large Pharmaceutical Company” means [***].

“Licensed Data” means clinical and/or molecular data that is Controlled by Tempus, including but not limited to [***]. “Licensed Data” includes any Data available within the Tempus Dataset and any extract from the Licensed Data (including any individual De-Identified Record) or any copies, reproductions, or mere translations thereof.

“Losses” means all losses, claims, liabilities, judgments, costs, awards, fines, penalties, expenses (including reasonable legal fees, witness fees, and other professional expenses) and damages of any nature whatsoever and whether or not reasonably foreseeable or avoidable.

“Major Alert” is a deviation relative to the data integrity principles set out in Sections 8.2 to 8.5, the principles of Good Clinical Laboratory Practice, or to a GSK Research Program procedure or other standard operating procedures applicable to the audited activity. This deviation is either major or frequent or has an important impact on the Activities. Corrective action related to each “Major Alert” finding is requested to be completed at the latest [***] after the final audit report or at a date / period indicated in the action plan.

“Materials” means all Test Materials, test material standards, putative metabolite standards, and related Data (including without limitation material safety data sheets) as maybe reasonably required by Tempus concerning stability, safety or storage requirements and which will be provided to Tempus or its Affiliates by GSK or its Affiliates during the Term for use in connection with Tempus’s Activities pursuant to any Task Order, as applicable.

“Material Transfer Record” the record to be completed in relation to transfers of Supplied Materials in the form set out in Schedule 5.

“Party” means either Tempus or GSK as the context may require.

“Patent” means any existing or future (a) national, regional or international patent or patent application in the Territory (including any provisional, divisional, continuation, continuation-in-part, non-provisional, converted provisional, or continued prosecution application, any utility model, petty patent, design patent or certificate of invention), (b) any restoration, revalidation, reissue, re-examination and extension (including any supplementary protection certificate and the like) of any of the foregoing patents or patent applications, and (c) any ex-U.S. equivalents corresponding to any of the foregoing.

“Permissive Open Source Software” means any open source software which is licensed under the MIT, 2 or 3 clause BSD or Apache 2.0 licences terms or any other license listed on the Blue Oak Council list in the Bronze or a higher category (see https://blueoakcouncil.org/list).

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, governmental authority, association or other entity.

“Personal Information” means any information or set of information relating to a person that identifies such person (directly or indirectly) or could reasonably be used to identify such person regardless of the medium in which such information is displayed, including, without limitation, Sensitive Personal Information and including by reference to an identification number, to one or more factors specific to their physical, physiological, mental, economic, cultural or social identity.

“Personnel” means any Person acting on behalf of a Party (or on behalf of an Affiliate of such Party, as applicable), including a Party’s (or, as applicable, an Affiliate of such Party’s) employees, subcontractors, consultants, students, research staff (including post-doctoral fellows and the like), directors and advisors.

“Procedure” means any specificities, processes and/or analytical methods pertaining to the Activities to be carried out by Tempus or its Affiliates under this Agreement, including (without limitation) the conditions under which Tempus’s Activities are to be carried out, which has been accepted by both Tempus (and, applicable, its Affiliates) and GSK (and, as applicable, its Affiliates).

“Processing” (and its conjugates, including without limitation “Process”) means any operation or set of operations that is performed upon Personal Information, including without limitation collection, recording, retention, alteration, use, disclosure, access, transfer, or destruction.

“Project Change Form” means a written agreement between the Parties in respect of a required modification to the Activities or assumptions under a Task Order which is substantially in the form set out in Schedule 3 (Project Change Form) and includes (without limitation) details of the changes in respect of milestone dates, target dates and other timelines, fees and costs described in the Task Order.

“Protected Medical Information” or “PMI” means information, which tends to identify a specific individual’s clinical and medical conditions, genetic status, pathology information, treatments of conditions, health status, ethnic origin, age, encoded clinical trial data, etc.

“Raw Data” means data, including, any information and results as originally collected or arising from the performance of the Activities and which have not been subject to processing or any other manipulation, such as records of original observations, measurements, laboratory notes, evaluations, data recorded by automated instruments without conclusions or interpretations.

“Real World Data” or “RWD” means Data relating to patient health status and/or the delivery of health care routinely collected from a variety of sources.

“Reference Values” means the variations of a measurement or value in healthy individuals. The range originates in what is most prevalent in a reference group taken from the population.

“Referral Lab Interface” means an integration process between an Approved Subcontractor’s database and Tempus’s database.

“Regulatory Authority” means an applicable body (regional, national or supranational) anywhere in the world having regulatory, supervisory or governmental authority enforceable by law over all or any part of the Activities or all or part of GSK’s or Tempus’s respective business, assets, resources, employees or members.

“Regulatory Requirements” means all Applicable Law and all relevant rules, regulations and federal guidance applicable to the performance of the Activities, including without limitation, relating to the collection, storage, use and disposal of Human Biological Samples.

“Results” means any and all materials, Know-How and other information or data and other results that are generated in connection with the performance of this Agreement, including the performance of GSK Data Activities or any Activities pursuant to any Task Order, by (1) GSK, GSK’s Affiliates or any of their respective Associated Parties, (2) [***], or (3) Tempus, Tempus’s Affiliates, Approved Subcontractors or a Third Party associated with Tempus or any of Tempus’s Affiliates (including any Personnel of Tempus or any of its Affiliates), in each case if and to the extent included in a Deliverable. “Results” shall not include any materials, Know-How or other information or Data or other results solely to the extent any such materials, Know-How or other information or Data or other results constitute Licensed Data, the Tempus Background IP, the Tempus Arising IP or the Tempus Confidential Information.

“Samples” means any biological materials (including any derivatives or progeny thereof) that shall be transferred to Tempus or its Affiliates by or on behalf of GSK or its Affiliates under this Agreement as well as HBS Data related thereto. Samples include GSK HBS.

“Samples Retention Period” has the meaning given to that term in Section 23.6 (Retention periods).

“Sensitive Personal Information” means any Personal Information related to the racial or ethnic origin political opinions religious or philosophical beliefs, trade-union membership, health or sex life and any other Personal Information relating to a person where the unauthorised disclosure or use of such Personal Information could reasonably entail or result in enhanced potential risk to such person, including without limitation, a person’s Social Security number (or equivalent), passport number, driver’s license number or similar identifier, or credit or debit card number.

“Service Fees” means the aggregate amount of all fees and costs payable by GSK to Tempus, including all Data Access and License Fees, [***] and all fees and expenses payable to Tempus pursuant to this Agreement or any Task Order or other document or agreement contemplated hereby or entered into in connection herewith.

“Study” means any study or other investigation identified by GSK under this Agreement in connection with any GSK Research Program, which may be described in a Study Protocol and/or Study proposal and in respect of which Tempus may provide Services.

“Study Protocol” means, to the extent applicable to any GSK Research Program, a document that describes the objective(s), design, methodology, statistical considerations, and organization of a GSK Research Program, including the conditions under which the Study is conducted and that may include any specificities or methodologies pertaining to the Activities. The Study Protocol usually also gives the background and rationale for the Study, but these could be provided in other protocol referenced documents. The term Study Protocol shall refer to Study Protocol and Study Protocol amendments. The Study Protocol can be amended from time to time. To the extent required in connection with any GSK Research Program, the Study Protocol or a synopsis of the Study Protocol in which the Activities are described as well as their corresponding amendments (where applicable) shall be attached to the applicable Task Order for those testing projects where the result will be used for an enrolment decision or other primary or secondary endpoint.

“Study Records” means the Services Record and Study Related Data relating to a GSK Research Program that have to be retained as required by Applicable Law or upon GSK’s written request.

“Study Related Data” means (i) any GSK Data or (ii) any and all Deliverables. Study Related Data shall not include Licensed Records, Tempus Background IP, or Tempus Arising IP, unless specifically agreed to in a mutually acceptable Task Order.

“Supplied Materials” means any GSK Equipment or Materials or software which provided by GSK or its Affiliates for use in the performance of the Activities.

“Task Order” means a written agreement between the Parties substantially in the form set out in Schedule 1 - Form of Task Order which incorporates by reference the terms of this Agreement and also contains terms specifically applicable to the performance of Activities by Tempus with respect to the applicable Activities under that Task Order.

“Task Order Amendment” means a written agreement between the Parties substantially in the form set out in Schedule 1 - Form of Task Order in respect of a required modification to the Activities under a prior Task Order and includes details of the changes with respect to such prior Task Order.

“Tempus Background IP” means all Intellectual Property, including [***] that is owned or Controlled by Tempus, its Affiliates, or its Third Party collaborators: [***].

“Tempus Background Know-How” means any and all Know-How that is owned or Controlled by Tempus, its Affiliates or its Third Party collaborators: [***].

“Tempus Background Patents” means any and all Patents that are owned or Controlled by Tempus, its Affiliates or its Third Party collaborators: [***].

“Tempus Biotechnology Platform” means, collectively, the Tempus Software and the Tempus Dataset.

“Tempus Confidential Information” means any confidential or proprietary information, including inventions, methods, plans, processes, specifications, Know-How, Trade Secrets, compounds, materials, Data (other than GSK Data), business plans, business proposals, financial statements, cost information, Personal Information of Tempus Personnel, software, models (including model parameters) and technical information, disclosed by or on behalf of Tempus or any of its Affiliates to GSK or any of its Affiliates or representatives; provided, that “Tempus Confidential Information” shall not include (a) any GSK Work Product, GSK Background IP or GSK Arising IP or (b) any information which (i) at the time of disclosure or discovery is in the public domain; (ii) after disclosure, becomes part of the public domain by publication or otherwise, except by breach by GSK or any of its Affiliates or representatives of the terms of this Agreement or a Task Order; (iii) GSK can establish by reasonable proof was in its possession at the time of disclosure by Tempus or its Affiliates and was not acquired, directly or indirectly, from Tempus; (iv) GSK receives from a third party that has the legal right to disclose such information, free of any confidentiality obligation; or (v) GSK can establish by reasonable proof was independently developed by or on behalf of GSK without any use or reference to Tempus Confidential Information. Tempus Confidential Information includes, without limitation, the Tempus Biotechnology Platform, Tempus Background IP, Tempus Arising IP and the Licensed Data.

“Tempus Dataset” means the proprietary dataset maintained by Tempus and accessible through the Tempus Software [***].

“Tempus Facility” means any and all premises of Tempus or any Affiliate of Tempus where Activities shall be carried out.

“Tempus FTE” means one (1) person or the equivalent of one (1) person working full time for one (1) twelve (12) month period employed or contracted by Tempus and assigned to perform specified work [***].

“Tempus [***]” means [***].

“Tempus Personnel” means any and all Personnel furnished or engaged by Tempus to perform any part of the Activities [***], including employees and independent contractors of Tempus and the Approved Subcontractors.

“Tempus Software” means Tempus’s proprietary real-world data (“RWD”)-driven biotechnology platform for interfacing with the Tempus Dataset, known as the “LENS” platform, including all backend architecture, tools, and other software needed to power, administer, and run such platform.

“Territory” means [***].

“Test Materials” means [***].

“Third Party” means any Person other than GSK or Tempus or their respective Affiliates.

“Third Party Software” means any third party proprietary software embedded in the Tempus Software, [***].

“Trademarks” means any trademark, service mark, trade name or logo, whether registered or not, as well as all applications thereto, and all goodwill associated therewith.

“Trade Secret” means any form or type of information or data that is (i) not generally known to persons within the field concerned with that information or data, (ii) subject to reasonable measures to keep it secret, and (iii) of commercial value due to it being secret.

“Unexpected Personal Information” means protected health information or Personal Information received by Tempus which has not been de-identified or key-coded or is not provided in compliance with a study subject informed consent.

“VAT & Indirect Taxes” means any value added, sales, purchase, turnover or consumption tax as may be applicable in any relevant jurisdiction, including but not limited to value added tax chargeable under legislation implementing Council Directive 2006/112/EC.

“Viral Open Source Software” means any software which is not Permissive Open Source Software and which is licensed or has terms of use which would (i) subject any of GSK’s software or systems to a requirement (including a conditional requirement) that such software or systems be (a) made accessible or disclosed or distributed in source code form or (b) licensed for the purpose of making derivative works; or (ii) impose any restriction or control on the distribution, making accessible, disclosure or use of any GSK software or systems; or (iii) create, or purport to create, any obligation for GSK or its Affiliates with respect to any of GSK’s software or systems or any other software; or (iv) grant, or purport to grant, to any third party, any rights or immunities under any GSK Background IP or any GSK Work Product or GSK Arising IP allocated to GSK under this Agreement; or (v) impose any other material limitation, restriction, or condition on the ability of GSK or its Affiliates to exercise its rights under this Agreement.

“Works” means ideas, inventions, discoveries, processes, methods, designs, know how, strategies, techniques, formulas, specifications, algorithms, computer programs including software (in source code or object code), algorithms, meta analyses, derivative datasets, models (including any computational, simulation and ML models), model parameters, model architectures, model training methods, inferences or hypotheses, firmware and related operating instructions and documentation, trademarks, service marks, and work products and works of authorship of all kinds, including notes, reports, memoranda, writings, plans, outlines, research, data, datasets, data structures, search parameters, search queries, sum operation or other operations or functions, figures, descriptions, drawings, diagrams, charts, sketches, patterns, compilations, lists, surveys, interview guides, and recordings (in each case, in any form or medium and whether or not patentable, reduced to practice, or copyrightable).

Capitalized terms in this Agreement not defined above shall have the meaning set forth in the corresponding section listed below:

Term	Section
“Actual Calendar Year Costs”	Section 24.4iv))
“Actual Quarterly Costs”	Section 24.4ii)a)
“Additional Funding Commitment”	Section 24.3
“Additional Funding Term”	Section 24.3
“Adjusted Committed Funding”	Section 24.4iii)b)
“Agreement”	Preamble
“AI/ML Lead”	Section 5.9iii)
“Alliance Director”	Section 5.9i)
“Annual Fee Statement”	Section 24.4iv))
“Board”	Section 5
“Catch-Up Payment”	Section 24.4ii)b)
“Change”	Section 4.5i)
“Code”	Section 1
“Committed Funding Payment Pause”	Section 24.4ii)a)
“CPR”	Section 48.1ii)
“Data Exchange Subscription Fee”	Section 6.4
“Data Overview Committee”	Section 5.7
“Data Licensing Services”	Section 6.4
“Database Access and Expansion Criteria”	Section 5.10

“[***]”	Section 7.1i)
“Dispute”	Section 48.1
“Documentation”	Section 6.1ii)
“Effective Date”	Preamble
“Finance Representative”	Section 5.9(v)
“Funding Milestone”	Section 24.4i)
“Funding Shortfall”	Section 24.4ii)b)
“Funding Term”	Section 24.2ii)
“GSK”	Preamble
“GSK Arising IP”	Section 17.3ii)
“GSK Dedicated Library”	Section 6.4ii)
“GSK Indemnitees”	Section 25.2
“GSK Payment Procedures”	Section 24.1i)
“GSK Policies and Procedures”	Section 8.1l)
“GSK-SCS”	Section 6.6ii)
“IDE”	Section 9.8
“Improvements”	Section 29.8iii)
“Initial Funding Commitment”	Section 24.2iii)
“Initial Term”	Section 10
“IP Claim”	Section 25.3i)
“IP Committee”	Section 5.7ii)
“JSC”	Section 5.2
“Laboratory Practices”	Section 9.5
“Laboratory Quality Assessment Action Plan”	Section 9.5
“LENS License Fee”	Section 6.3
“Licensed Records”	Section 6.4iii)
“Payment Terms”	Section 24.6iii)
“Program Lead”	Section 5.9iv)
“Quarterly Fee Statement”	Section 24.4ii)a)
“Quarterly Funding Payments”	Section 24.2i)
“Quarterly Funding Surplus”	Section 24.4ii)a)
“Quarterly Funding Trigger”	Section 24.1ii)
“Renewal Term”	Section 10

“Retention Period”	Section 23.6ii)
“Return Date”	Section 15.2iv)
“Scientific Lead”	Section 5.9ii)
“Services Records”	Section 23.6iii)f)
“Strategic Collaboration”	Section 4.1
“Study Related Data Retention Period”	Section 23.6iii)b)
“Surplus Funding Credit”	Section 24.4ii)a)
“Task Order Term”	Section 10
“Tempus”	Preamble
“Tempus Arising IP”	Section 17.3i)
“Tempus Claim”	Section 25.1
“Tempus Indemnitee”	Section 25.2
“Tempus Indemnitee”	Section 25.2
“Tempus Indemnitees”	Section 25.1
“Tempus TIME Program”	Section 6.6i)
“Tempus TO Screening Platform”	Section 6.7i)
“Tempus Standard Terms”	Section 6.10
“Term”	Section 10
“Tracking Records”	Section 23.3
“Trigger Date”	Section 24.2ii)
“Upfront Payment”	Section 24.1i)
“Workstream Lead”	Section 5.9

2.	Interpretation

2.1	Unless a contrary indication appears, in this Agreement:

i)	headings are for ease of reference only;

ii)	a reference to a gender includes each other gender;

iii)	words in the singular include the plural and vice versa;

iv)	a reference to any agreement (including this Agreement) or instrument is a reference to that agreement or instrument as amended, novated, supplemented, extended or restated;

v)

any words following the terms “including”, “include”, “for example”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; and

vi)	wherever used, the word “or” is used in the inclusive sense (“and/or”).

vii)	In Section 13 (Auditing and recordkeeping), references to:

a.	an “audit” includes (without limitation) the right to examine and make copies of or obtain extracts from the information and documents referred to in that Section;

b.	an “authorised third party” are references to any representative appointed by GSK to conduct audit activities on its behalf and/or any independent third party engaged for the purposes of an audit; and

c.	“GSK” for the purposes of any audit include references to any authorised third party.

3.	Order of Precedence

3.1

The Schedules form part of the Agreement and shall have the same force and effect as if expressly set out in the body of the Agreement, and any reference to the Agreement shall include the Schedules. The Agreement, the Schedules, and Task Orders shall be read wherever possible as an integrated whole. In the event of a conflict between or among such documents and provided such order of precedence does not contradict the clear intent of the Parties, the documents shall govern in this order:

i)	this Agreement;

ii)	the Schedules;

iii)	a properly executed Task Order; and

iv)	if applicable, a GSK purchase order, save that any standard terms and conditions of such GSK purchase order shall not be applicable.

4.	Task Orders.

4.1	Overview

The purpose of this Agreement is to leverage Tempus’s existing and future capabilities to support the Development and Commercialization of GSK Assets (the “Strategic Collaboration”). This Agreement is intended to facilitate the Strategic Collaboration by creating a legal framework which sets forth the general terms and conditions applicable to the Activities to be undertaken pursuant to this Agreement and the applicable Task Order.

4.2	Initiation of Task Orders

During the Term, the Parties will jointly conduct one or more GSK Research Programs. At any time during the Term, GSK may propose a research project by providing written notice to Tempus. Upon mutual agreement of the Parties, a proposed research project will become a GSK Research Program and be conducted by the Parties pursuant to this Agreement and as set forth in the applicable Task Order(s) for such GSK Research Program. The Parties shall prepare such additional Task Order(s) in accordance with this Section 4.2, the specific details of which shall be negotiated separately and specified in writing and substantially in the form attached as Schedule 1. Once executed by the Parties, each Task Order shall be incorporated in its entirety into this Agreement. Nothing herein shall create an express or implied obligation on the part of either Party to execute any particular Task Order or to perform any particular activities that are not the subject of a Task Order executed by authorized representatives of both Parties. If either Party desires to amend the scope or other terms or provisions of any Task Order, either Party may submit such proposed amendment to the JSC for discussion. If the JSC reaches an agreement with respect to such proposed amendment, then the Parties shall prepare and execute a written amendment to such Task Order. No amendment shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

4.3	Conduct of Task Orders

Following the designation of a GSK Research Program, the Parties will conduct the Activities to be performed pursuant to the applicable Task Order under the direction of the JSC and in accordance with such Task Order and the terms of this Agreement. The Parties will conduct the Activities in good scientific manner in compliance with Applicable Laws. Each Party shall use Commercially Reasonable Efforts to conduct the Activities that are allocated to it in the applicable Task Order, and devote sufficient resources to timely perform such Activities. Each of GSK and Tempus agrees that it will perform the Activities assigned to it under the applicable Task Order in a professional manner and in accordance with the highest industry standards. GSK and Tempus shall keep the JSC fully informed of the progress of the Activities to be performed under this Agreement or any Task Order.

4.4	Task Orders

i)

In the event that, from time to time, GSK and Tempus agree that Tempus will perform any Activities not specified in this Agreement, the Parties shall enter into a Task Order which shall describe the Activities to be performed under the Task Order and any necessary technology transfer terms. Each Task Order shall be a standalone agreement with respect to any other Task Order unless otherwise expressly specified in such Task Order.

ii)

GSK and Tempus intend that their Affiliates may also execute Task Orders. Unless the context requires otherwise, references to “GSK” or “Tempus” in this Agreement (and the related rights and obligations) as incorporated into such a Task Order, shall apply to the GSK Affiliate or Tempus Affiliate that has executed the Task Order.

4.5	Changes to Activities

i)

Tempus agrees that it will not, without the prior written consent of GSK, which consent shall not be unreasonably withheld or delayed, materially change any Procedure, assay methodology, reagent, and/or reference range for the duration of the term of any applicable Task Order (a “Change”), unless the Task Order permits Tempus to make such Change. GSK acknowledges that many services Tempus provides may involve the changes to Procedures, assay methodology, reagent, and/or reference range as a matter of Tempus’s ordinary practices.

ii)

Unless otherwise permitted by a Task Order, Tempus shall use Commercially Reasonable Efforts to give GSK prior written notice of any such Change at least [***] before its implementation and shall promptly make available to GSK upon GSK’s written request all reasonably available comparison data at GSK’s reasonable expense so that GSK can assess the impact of such Change on the Activities performed under the applicable Task Order.

iii)	Subject to Section 8.7 (Failure to Perform), modifications to the Activities or the assumptions on which a Task Order is based shall be made either by:

a.	a Project Change Form used to document minor modifications, (as discussed and agreed by both parties), executed by both Parties, or

b.	a Task Order Amendment for significant modifications and changes in fees and costs, (as discussed and agreed by both parties), executed by both Parties.

Each Party shall respond promptly to a Project Change Form or Task Order Amendment proposed by the other Party. Details of any necessary changes to the milestone dates, target dates and other timelines, fees and costs shall be detailed by Tempus in any proposal or response to GSK.

4.6	Critical changes

Tempus shall notify GSK within [***] of any Critical Changes that occur on Tempus’s premises (including any Tempus Facility), or to any equipment, reagents used to carry out the Activities or any of its Procedures used in performance of the Activities and, where practicable, will seek GSK’s written agreement prior to such change being introduced.

4.7	Changes to information

GSK shall ensure that Tempus is informed within [***] of any changes to any of the information supplied to Tempus regarding the Activities.

5.	Governance Operation and Management of Tempus

Subject to the terms and conditions of this Agreement, Tempus (under the direction and supervision of its board of directors (the “Board”)) and its officers shall have the responsibility for the day-to-day management of its activities performed pursuant to this Agreement.

5.2	Joint Steering Committee

Notwithstanding Section 5, within [***] of the Effective Date, the Parties shall establish a joint steering committee (the “JSC”) for purposes of, among other things:

i)	defining and guiding ways of working, and otherwise overseeing and guiding the activities to be performed under the Strategic Collaboration, including the Activities [***];

ii)	facilitating communication regarding the identification and evaluation of one or more GSK Research Programs and the execution of Task Order related thereto;

iii)	prioritizing planned and ongoing GSK Research Programs;

iv)	identifying Workstream Leads in connection with the performance of the Activities;

v)	establishing subcommittees of the JSC; and

vi)	resolving any issues arising in connection with the Activities.

5.3

The JSC shall be comprised of representatives (or such other number of representatives as the Parties may mutually agree), including [***] (each a “GSK Representative” or “Tempus Representative”, as applicable). Each Party may replace any or all of its representatives on the JSC at any time upon written notice to the other Party in accordance with Section 34 (Notices). Each representative of a Party shall have sufficient seniority and expertise to participate on the JSC. Each Party may, subject to the other Party’s prior approval, invite non-member representatives (including the Alliance Directors, the Scientific Leads, the AI/ML Leads and the Program Leads) of such Party to attend meetings of the JSC as non-voting participants, subject to the confidentiality obligations of Section 15 (Confidentiality).

5.4	Frequency of JSC Meetings

During the Term, the JSC shall regularly meet at least [***] times each calendar year, either in person or by means of telecommunications or video conferences, as mutually agreed by Tempus and GSK; provided, that at least [***] shall be conducted in person unless otherwise agreed between the Parties. The members of the JSC may also convene or be consulted from time to time by means of telecommunications, video conferences, electronic mail or other correspondence, as deemed necessary or appropriate by mutual agreement of Tempus and GSK. Special meetings may be convened on a more frequent basis as mutually determined by Tempus and GSK. The Parties will rotate on an annual basis the responsibility for preparation of written minutes of the meetings of the JSC, with GSK taking responsibility for the first year, and the responsible Party shall provide such minutes to the other Party for review no later than [***] after the date of the meeting to which the minutes pertain, which minutes shall become official if the other Party does not provide any comments to such minutes within [***] (or such additional period of time as mutually agreed by the Parties) after the responsible Party provides such minutes to the other Party for review. In the event the other Party provides comments to the minutes within such [***] period (or such additional period of time as mutually agreed by the Parties), the JSC will discuss such comments in good faith and resolve any discrepancies within [***] after receipt of such comments from the other Party.

5.5	JSC Voting

Decisions, determinations, approvals, or consents of the JSC shall be by unanimous vote memorialized in writing, with the then-serving representatives of GSK, on the one hand [***], and the then-serving representatives of Tempus, on the other hand, [***]. In order to have a quorum for the conduct of business at any JSC meeting, at least [***] must be present and remain present during the transaction of business at such meeting. Subject to the dispute resolution provisions of Section 48, in the event of a deadlock or other inability to reach a unanimous decision on any matter before the JSC, the status quo shall be maintained until the JSC reaches a unanimous decision; provided, however, [***]. Notwithstanding anything to the contrary, the JSC will not have the authority to amend this Agreement, including any Task Order.

5.6	Scope of JSC Authority

Subject to the foregoing and to Section 5.8, each Party shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any determination made by the JSC in accordance with this Agreement, and no Party shall assert or attempt to assert that any action taken by the JSC that is within such scope of authority granted to the JSC under this Agreement is invalid or not binding on such Party.

5.7	Subcommittees of the JSC

The JSC may establish subcommittees from time to time to oversee particular projects or activities, as it deems necessary or advisable and otherwise in accordance with this Section 5.7. Without limitation of the foregoing, the JSC shall establish the following subcommittees:

i)

Data Overview Committee. As soon as practicable following the Effective Date, the JSC shall establish a data governance subcommittee (the “Data Overview Committee”) consisting of at least [***] (or such other number as may be mutually agreed by the Parties) to oversee (a) the establishment and implementation of data access between the Parties pursuant to Section 6, (b) the establishment of the Database Access and Expansion Criteria as set forth in Section 5.10 and (c) support the activities and decisions of any Workstream Lead and the JSC related to the Data Licensing Services or any related Activities to be performed pursuant to a Task Order.

ii)

IP Committee. The JSC shall establish an intellectual property subcommittee (the “IP Committee”) consisting of such number of representatives of each Party as may be mutually agreed by the Parties to oversee all matters relating to Intellectual Property Rights of the Parties arising in connection with this Agreement or any Activities. The IP Committee shall have no authority to bind GSK or Tempus, as applicable, and shall act in an advisory capacity to the JSC only.

5.8	[***]

[***]

i)	[***]

ii)	[***]

iii)	[***]

iv)	[***]

5.9	Workstream Leads

Subject to Section 5.10(i), within [***] of the Effective Date (or, in the case of the Program Lead, in connection with the execution of any Task Order), each of Tempus and GSK shall appoint a representative to serve as workstream lead (each, a “Workstream Lead”) for each of the workstreams outlined below. The Workstream Leads described below shall have no authority to bind GSK or Tempus, as applicable, and shall act in an advisory capacity to the JSC only.

i)	Alliance Director

Each of Tempus and GSK shall appoint an alliance director (each, an “Alliance Director”) to act as the principal point of contact between the Parties on all matters relating to the Activities and to facilitate communication between the Parties regarding the Activities. The Alliance Directors shall be appointed within [***] of the Effective Date.

ii)	Scientific Lead

Each of Tempus and GSK shall appoint a scientific lead (each, a “Scientific Lead”) to act as the principal point of contact between the Parties on all matters relating to the scientific planning of GSK Research Programs and inform decisions of the JSC.

iii)	AI/ML Lead

Each of Tempus and GSK shall appoint an AI/ML lead (each, an “AI/ML Lead”) to act as the principal point of contact between the Parties on all matters relating to the use, development or improvement of AI/ML matters pursuant to any Task Order.

iv)	Program Lead

In connection with the execution of any Task Order, each of GSK and Tempus shall appoint a program lead (each, a “Program Lead”) to act as the principal point of contact between the Parties with respect to a given Task Order.

v)	Finance Representative

Each of Tempus and GSK shall appoint a finance representative (each, a “Finance Representative”) to act as the principal point of contact between the Parties on all financial matters under this Agreement, including relating to Section 13.3, Section 24, Schedule 4 and Schedule 10. Tempus’s Finance Representative will provide the reports described in Section 24, and otherwise report periodically each calendar quarter to the JSC on certain financial matters; provided, however, that the Finance Representatives shall have no authority to bind GSK or Tempus, as applicable, and shall act in an advisory capacity to the JSC only. Each Party may replace their Finance Representative at any time by informing the other Party’s Finance Representative and the Alliance Directors in writing, including the name and contact information for any such replacement Finance Representative.

5.10	Database Access and Expansion Criteria

Within [***] of the Effective Date, the Data Overview Committee of the JSC shall recommend to the JSC for approval specified criteria related to the optimization and improvement of the Data Licensing Services as described in Article 6 (the “Database Access and Expansion Criteria”). The Database Access and Expansion Criteria shall define specific milestones to be achieved by the Parties during the Term, including [***]. The Database Access and Expansion Criteria may include, without limitation, milestones defining criteria for:

i)	[***]

ii)	[***]

iii)	[***]

iv)	[***]

6.    Tempus Software and Services

6.1	License Grant to LENS

i)

Tempus hereby grants to GSK a non-exclusive, limited, revocable license (sublicensable to GSK Affiliates and Associated Parties) to access and use the Tempus Software during the Term to enable GSK and its Affiliates and their respective Personnel, and [***], to exploit the Tempus Dataset for any purpose or use by GSK in the Field in the Territory in accordance with the terms of this Agreement, including the activities permitted in Section 6.2. The license contemplated by this Section 6.1i) includes the right to use, display, and access all Licensed Data within the Tempus Dataset, or compilations based upon the Licensed Data, in each case solely within the Tempus Software. The license granted under this Section 6.1i) also includes the right to download, store, copy, and compile a subset of such Licensed Data within the Tempus Dataset as and to the extent expressly set forth below in this Section 6. With respect to Associated Parties, GSK may provide Associated Parties with access to Licensed Data in a manner consistent with the terms of this Agreement, but may not transfer any downloaded or otherwise extracted copy or excerpt of Licensed Data to any Associated Party. In the event GSK would like to provide an Associated Party with access to the Tempus Software, such Associated Party must enter into a direct access agreement with Tempus in the form set out in Schedule 15 prior to being provided access to the Tempus Software.

ii)

To the extent Tempus delivers executable code to GSK that may be necessary to access the Tempus Software and/or provides any user instructions, manuals or other materials, and on-line help files regarding the use of the Tempus Software that are made available by Tempus to GSK (“Documentation”), Tempus hereby grants to GSK during the Term a non-exclusive, limited license (sublicensable to GSK Affiliates and Associated Parties) under copyright to [***] as permitted in this Agreement. [***].

6.2	Access to Tempus Software (LENS) and Services

GSK’s access to the Tempus Software shall enable GSK and its Affiliates and their respective Personnel, and [***], to:

i)	build cohorts of interest and explore the Licensed Data, including [***] De-Identified Records within the Tempus Dataset, and including [***];

ii)	access [***] De-Identified Records as and to the extent set forth in Section 6.4, [***];

iii)	download up to [***] De-Identified Records, in accordance with the pricing set forth in Section 6.4(iii); and

iv)	access [***] De-Identified Records in ipython notebooks hosted by Tempus, [***];

v)

run, use, train, re-train, improve, build, develop, validate or otherwise exploit algorithms, software and models (including any machine-learning (ML) models) (collectively, the “ML Models”) within the Tempus Software or any other cloud-based data analytics platform maintained by or on behalf of Tempus in connection with the Tempus Software; provided, that use of the ML Models shall be charged at a fee of $[***] for each week during which a De-Identified Record is used within an ML Model by GSK (subject to a minimum of $[***] per ML Model) in accordance with Schedule 10 (Pricing [***]) or such lower cost as may be agreed between the Parties based on the achievement of the applicable milestones set forth in the Database Access and Expansion Criteria in accordance with Section 5.10);

vi)	export ML Models developed or accessed by GSK into an environment controlled or maintained by GSK, [***]; and

vii)	access additional data functionality, processing and storage available via [***], [***].

6.3	LENS License Fee

Access to the Tempus Software pursuant to Section 6.1 shall be billed at $[***] per seat license per year, subject to a minimum of [***] seat licenses per year (the “LENS License Fee”) in accordance with Schedule 10 (Pricing [***]). There shall be no limitation on the number of seat licenses GSK may request.

6.4	Data Access and Licensing Services

Without limitation of the foregoing, Tempus shall provide the following data access and licensing services to GSK (the “Data Licensing Services”) and its Affiliates and their respective Personnel (and [***]) during the Term, subject to payment of an annual subscription fee (the “Data Exchange Subscription Fee”) of $[***] per year (pro-rated for any period during the Term that is less than a full calendar year) (provided, that the applicable portion of the Data Exchange Subscription Fee shall be waived for any quarter during which GSK, its Affiliates, and their respective Personnel (including [***]) does not access any Licensed Data included within the Tempus Dataset and does not have any Licensed Data in its possession or the possession of its Affiliates or their respective Personnel, except to the extent any retention of Licensed Data is (i) required by Applicable Law or any document retention or other obligations applicable to GSK under this Agreement or (ii) permitted by Section 15.3 (Tempus Confidential Information) under circumstances where the Termination Date has occurred (but for purposes of this proviso, regardless of whether or not the Termination Date has occurred)):

i)	access on a non-exclusive basis to Tempus’s multimodal datasets of De-Identified Records, including [***];

ii)

establish and maintain, or permit GSK and its Affiliates and their respective Personnel to establish and maintain, a confidential library within an environment hosted on Tempus’s cloud-based data and analytics platform infrastructure within the Tempus Software (the “GSK Dedicated Library”);

iii)

support the downloading and maintenance of up to [***] De-Identified Patient Records selected by GSK (the “Licensed Records”) within the GSK Dedicated Library for use within Tempus’s cloud-based data and analytics platform infrastructure; provided that GSK may select additional De-Identified Patient Records for inclusion among the Licensed Records at an additional cost of $[***] per De-Identified Patient Record per year (which such pricing reflects [***];

iv)

support and facilitate the exchange of any unwanted De-Identified Patient Records included within the Licensed Records identified by GSK and replacement with alternative De-Identified Patient Records selected by GSK, no more than [***] times in any calendar year or more frequently based on the achievement of the applicable milestones set forth in the Database Access and Expansion Criteria in accordance with Section 5.10);

v)	provide access to additional data functionality, processing and storage for the GSK Dedicated Library available via [***], [***];

vi)

permit the downloading and transferring of the Licensed Records downloaded in accordance with Section 6.4(iii) in the GSK Dedicated Library to an environment controlled or maintained by GSK, [***] (provided that such Licensed Records and all copies thereof must be returned or destroyed in the event the applicable De-Identified Patient Records are exchanged, and provided GSK is solely responsible for the maintenance and security of such records while stored in an environment controlled or maintained by GSK, as well as the cost of maintaining and administering such environment); and

vii)	provide all updates, enhancements, modifications and improvements, if any, made to the Tempus Software, including any “bug fixes” or other error corrections.

6.5	Evaluation and Feedback

Tempus shall consider in good faith any feedback proposed by GSK related to Tempus’s design decisions in connection its evaluation and development of multimodal datasets covering new therapeutic areas, geographies or demographics that would impact the scope of the Data Licensing Services available to GSK under this Agreement.

6.6	Tempus TIME TrialTM Program; Supported Collaborative Studies

i)

Tempus shall, upon GSK’s request at any time during the Term, provide GSK and its Affiliates with access to its Tempus Integrated Molecular Evaluation (TIME) TrialTM Program (the “Tempus TIME Program”) for any GSK Asset that is the subject of any GSK Research Program, including by facilitating collaboration with research sites and other partners within the Tempus TIME Program network, [***], facilitating rapid site activation, patient screening and initiation of clinical studies, and assisting with the design and implementation of clinical trials and research protocols.

ii)

If GSK and Tempus mutually agree to undertake an externally sponsored collaborative study with respect to one or more clinical development programs (“GSK-SCS”), with Tempus as the principal investigator, GSK and Tempus will enter into a separate Supported Collaborative Study Agreement with respect to any such study (a “GSK-SCS Agreement”), with any fees payable by GSK thereunder subject to the preferential pricing provisions set forth in Section 6.9. Any GSK-SCS Agreement shall provide that Tempus has the responsibility to contract with the relevant principal investigator and/or participating sites in connection therewith.

iii)

Any such participation in the Tempus TIME Program shall be subject to a Task Order or parallel GSK-SCS Agreement, as applicable, to be agreed among the Parties, which Task Order shall set forth, among other things, the fees and expenses for the applicable services to be performed within the Tempus TIME Program, [***].

iv)

If Tempus expands the Tempus TIME Program to include additional territories or jurisdictions within the Tempus TIME Program network, GSK’s right to access the Tempus TIME Program shall extend to any such additional territories or jurisdictions.

6.7	Tempus TO Screening Platform

i)

Tempus shall, upon GSK’s request at any time during the Term, provide GSK and its Affiliates and their respective Personnel, and [***], with access to its patient-derived tumor organoid (“TO”) platform (the “Tempus TO Screening Platform”) for purposes of drug screening and testing as orthogonal models for target validation and Data generation, [***].

ii)	Tempus shall use Commercially Reasonable Efforts to continue to expand and improve the Tempus TO Screening Platform, including [***].

iii)

Any such Activities will be subject to a Task Order to be agreed upon among the Parties, which Task Order shall set forth, among other things, the fees and expenses for the applicable Activities to be performed, representing [***].

6.8	Technology Support Services

Tempus shall provide GSK and its Affiliates and their respective Personnel with up to [***] hours per year of access to technology support services, including applicable training activities, maintained by Tempus in support of the Tempus Software [***] for purposes of supporting to the Data Overview Committee and as otherwise reasonably requested by GSK.

6.9	Pricing [***]

i)

Service Fees payable by GSK pursuant to the Activities described in this Section 6 shall be as set forth on Schedule 10 (Pricing [***]) but shall in any event be consistent with the terms of this Section 6, including this Section 6.9. Services shall be provided at no additional cost to GSK unless otherwise expressly set forth in this Section 6 and on Schedule 10 (Pricing [***]).

ii)

Tempus agrees to provide GSK with [***] pricing for all other products and services not described above or elsewhere in the Agreement (including Schedule 10 (Pricing [***])) in accordance with the following schedule, which schedule may be amended or supplemented from time to time in accordance with this Section 6.9.

[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

iii)	[***].

iv)	[***].

6.10	Terms of Use

The Parties acknowledge and agree that the Data Licensing Services and access to the Tempus Software shall be governed by the terms set forth in Schedule 12 (Licensed Data Terms and Conditions), Schedule 13 (LENS Subscription Agreement), Schedule 14 (Tempus Software Terms of Use) and Schedule 15 (Form of Associated Party Access Agreement) (collectively, the “Tempus Standard Terms”); provided, that to the extent of any inconsistency between the terms of this Agreement and the terms set forth in Schedules 12, 13, 14 and 15, the terms of this Agreement shall control. Without limitation of the foregoing, the Parties acknowledge and agree that nothing contained within the Tempus Standard Terms will be construed to abridge, alter, limit, modify or otherwise impact (a) the scope of GSK’s license and rights to use the Tempus Biotechnology Platform in the manner set forth in this Section 6, (b) GSK’s rights or Tempus’s obligations in respect of GSK Work Product or GSK Arising IP, (c) the termination and term provisions set forth in Section 10 or (d) any rights or remedies available to GSK pursuant to the body of this Agreement or any Task Order. The Parties further acknowledge and agree that (x) GSK shall be solely responsible for the acts and omissions of its and its Affiliates’ Personnel who access the Licensed Data pursuant to the terms and conditions of this Agreement, and all such Personnel shall be subject to the same terms and conditions and (y) as of the Effective Date, the Parties are not aware of any direct conflict between the body of this Agreement and the covenants and obligations of the Parties as set forth in Schedule 12 (Licensed Data Terms and Conditions), including the covenants of GSK set forth in Section 4 (Compliance) thereof.

7.    Tempus Personnel

7.1	[***]

i)	[***].

ii)	[***].

iii)	[***].

iv)	[***].

v)	[***].

7.2	Tempus Personnel

i)

Tempus shall ensure that all Tempus Personnel performing the Activities (a) are fully aware of their roles and responsibilities with respect to the Activities; (b) shall receive [***] Good Clinical Practice and Good Clinical Laboratory Practice training to the extent applicable to and commensurate with their respective roles and responsibilities in the performance of the Activities; (c) shall receive Good Clinical Practice and Good Clinical Laboratory Practice refresher training following any changes to Applicable Law, Regulatory Requirements and associated guidance documents, [***], to the extent applicable; and (d) have received an appropriate level of technical training prior to performing the Activities.

ii)

Tempus shall create, maintain and update [***], for all Tempus Personnel performing the Activities a record of their respective trainings as well as CVs and job descriptions and shall ensure to retain one copy of those training records when they leave the company.

iii)

All Tempus Personnel performing the Activities shall at all times be employed or engaged by Tempus and shall not be (or considered by either of the Parties to be) employees, agents or subcontractors of GSK.

iv)

It is expressly agreed and understood that at no time shall GSK exert over Tempus Personnel the authority with which an employer is normally vested over its employees and GSK shall not instruct or otherwise direct Tempus Personnel except to the extent necessary for such Tempus Personnel to perform the Activities in accordance with the provisions of Section 7.1.

v)

Without prejudice to its general obligation of proper performance of the Activities, Tempus shall organize the activities of all Tempus Personnel performing the Activities independently of GSK and in a manner that acknowledges the absence of any employment or agency relationship between GSK and Tempus Personnel.

vi)	Tempus shall be responsible and liable for all issues relating to the employment or engagement, training, management, removal and termination of all Tempus Personnel including, without limitation:

a.	payment of salary and any employment-related benefits;

b.	deduction of all Pay As You Earn, National Insurance and any other employee-related taxes and contributions;

c.	any obligations it has regarding the issue and maintenance of residence permits and work permits for Tempus Personnel;

d.	disciplinary and performance issues;

e.	grievances;

f.	issues relating to a member of Tempus Personnel’s ill health; and

g.	issues relating to a member of Tempus Personnel’s terms and conditions of employment or engagement.

vii)	Tempus Personnel Obligations:

a.	GSK shall be given prompt written notice ([***]) of any changes to Tempus Personnel together with information regarding Tempus’s replacement, and a transition plan with respect to the change;

b.

Tempus shall take reasonable steps to ensure the availability of both the leaving Tempus Personnel and their replacement during an overlap period of at least [***] (if possible), to ensure a smooth transition of the Activities while limiting the risk of loss of information;

c.

in the event that Tempus cannot provide replacement Tempus Personnel in a timely manner or in the event the time required to transition to an appropriate replacement would adversely impact the level of Activities required and the deadlines to be achieved, or in the case that replacement Tempus Personnel are not qualified to perform or not adequately performing the assigned Activities, GSK reserves the right to require an amendment to this Agreement for the specific part that was handled by the departing Tempus Personnel; and

d.	any replacement of Tempus Personnel shall be at no additional cost to GSK (other than [***]) and shall not affect any of Tempus’s obligations under this Agreement.

viii)

Without limitation of Section 7.1, GSK may request in writing the replacement of any Tempus Personnel due to reasonable concerns regarding performance or conduct, following which Tempus shall reasonably consider immediately removing the relevant Tempus Personnel and assigning an appropriately qualified and experienced replacement at no additional cost to GSK (other than [***]) and without affecting the timely performance of the Activities.

ix)

To the extent necessary under Applicable Law and subject to GSK’s obligations with respect to Tempus Confidential Information, Tempus shall obtain written consent from Tempus Personnel that allows GSK, GSK’s Affiliates, and Third Party contractors engaged by GSK and/or its Affiliates to hold and process Personal Information provided with respect to Tempus Personnel anywhere in the world, both in paper form and electronically, for all purposes relating to:

a.	the performance of the Activities;

b.	administering and managing the business activities of GSK and its Affiliates; and

c.	compliance with Applicable Law.

x)	GSK shall Process any such Personal Information provided by Tempus in strict compliance with all Applicable Law relating to the privacy and security of the Personal Information.

xi)

To the extent necessary under Applicable Law and subject to Tempus’ obligations with respect to GSK Confidential Information, GSK shall obtain written consent from GSK Personnel that allows Tempus to hold and process Personal Information provided with respect to GSK Personnel anywhere in the world, both in paper form and electronically, for all purposes relating to:

a.	the performance of the Activities;

b.	administering and managing the business activities of Tempus; and

c.	compliance with Applicable Law.

xii)	Tempus shall Process any such Personal Information provided by GSK in strict compliance with all Applicable Law relating to the privacy and security of the Personal Information.

8.    Tempus Performance

8.1	Performance standards and requirements

i)

Tempus shall carry out and perform the Activities pursuant to this Agreement or any Task Order at all times in compliance with the following standards and requirements where applicable to such Activities, except as set forth in the applicable Task Order:

a.	the terms of this Agreement and the applicable Task Order;

b.	all specifications and timelines set forth in the applicable Task Order;

c.	any procedure manual provided in respect of a Task Order and agreed to in writing by Tempus;

d.	Good Clinical Practice and Good Clinical Laboratory Practice, as applicable;

e.	Good Manufacturing Practice;

f.	the Declaration of Helsinki;

g.	The Medicines for Human Use (Clinical Trials) Regulations 2004, Statutory Instrument 2004. No, 1031;

h.	FDA regulations for clinical trial activities, including, without limitation,

(I)	21 CFR Part 11 (Electronic Records; Electronic Signatures)

(II)	21 CFR Part 50 (Protection of Human Subjects)

(III)	21 CFR Part 56 (Institutional Review Boards)

(IV)	21 CFR Part 801 (Labeling)

(V)	21 CFR Part 812 (Investigational Device Exemptions)

i.	CMS regulations for clinical testing activities, including, without limitation,

(I)	42 CFR Part 493 (Laboratory Requirements (the Clinical Laboratory Improvement Amendments));

j.	The European medicines agency reflection paper for laboratories that perform the analysis or evaluation of clinical trial samples (EMA/INS/GCP/532137/2010);

k.	ICH Topic Q2 (R1) ‘Validation of analytical procedures: Text and Methodology’ (CPMP/ICH/381/95);

l.

GSK standards, policies, and procedures set out in this Agreement, together with any others provided to and agreed to by Tempus and updated from time to time (such agreement not to be unreasonably withheld, conditioned or delayed) (collectively, “GSK Policies and Procedures”);

m.	the data integrity principles set out in Sections 8.2 through 8.5;

n.

any analytical methods or other specific requirements laid down by GSK through the corrective actions, if any, reasonably required by GSK after an audit of Tempus’s Facility under Section 13 (Auditing and Recordkeeping);

o.	subject to Section 19 (Pre-Engagement Screening Procedures), Tempus’s standard operating procedures or, if agreed and as provided by GSK, GSK standard operating procedures;

p.	all Applicable Law (including, without limitation, those related to health and safety and the handling and disposal of infectious or hazardous waste);

q.	any legal requirements specific to certain Activities, to the location of performance, or to a location’s standards which will be followed for regulatory purposes;

r.	the Minimum Scientific & Operational Excellence Requirements set out in Schedule 11;

s.	guidelines on the content, management and archiving of the clinical trial master file (paper and/or electronic), EMA/INS/GCP/856758/2018;

t.	WHO Guideline on data integrity Guide, Annex 4, WHO Technical Report Series, N°1033;

u.	all testing methods set out in the relevant Task Order; and

v.	any regulatory authorisation required to market and sell product(s) which are the subject of the Activities.

ii)	Tempus shall perform the Activities in a completely independent manner and Tempus Personnel shall perform the Activities under Tempus’s guidance and supervision.

iii)

In addition, and to the extent applicable, Tempus shall use Commercially Reasonable Efforts to perform the Activities in accordance with the Key Performance Indicators set forth in Schedule 1 (Services) of the applicable Task Order and Schedule 7 (Key Performance Indicators) of this Agreement.

iv)

The Parties agree that in the event applicable Regulatory Requirements are modified by any Regulatory Authority during the Term, Tempus shall use Commercially Reasonable Efforts to satisfy the new Regulatory Requirements in the performance of the Activities.

v)	The Parties shall comply with the provisions of Schedule 8 (Data Protection) in the performance of the Activities.

vi)

Tempus shall not, in connection with any Task Order, generate, develop, make, devise, conceive, or first reduce to practice or writing, any Arising IP or Works using any Viral Open Source Software (unless otherwise agreed in advance by GSK in writing).

vii)

Tempus acknowledges and agrees that as between the Parties it is modifying, running and hosting the GSK Background IP and GSK Arising IP solely for and on behalf of GSK and at GSK’s direction under this Agreement only, and that the GSK Background IP and GSK Arising IP is not intended to be conveyed, distributed, re-distributed, made publicly available, publicly performed or displayed, or provided to any third party by Tempus except as directed by GSK in advance in writing. The Parties acknowledge and agree that the making available of software or models or Data under this Agreement does not constitute distribution or conveyance by either Party.

8.2	Data Integrity

8.3

Tempus will perform its Activities and collect and record any Data, including raw or source data, derived data, metadata, and results generated therefrom, in accordance with the Additional Good Data Management Practices set out in Schedule 6 and the following Data integrity practices: (i) activities and processes are designed to meet their objective using scientifically valid techniques, while avoiding/minimising the introduction of bias, and studies are uniquely identified; (ii) Data generation processes are designed and operated to maintain Data integrity using appropriate equipment, instruments and systems (paper, electronic or hybrid) that are properly maintained and operated to ensure the integrity of the Data generated; (iii) a process is in place to capture Data changes such that original entry is not obscured, the Data trail cannot be altered, all Data within the audit trail can be accessed, changes to Data are transparent

(including who made the change, when it was changed, and the reason for the change are recorded where a legal, regulatory or local business requirement mandates it), and Data and associated audit trails are reviewed to discern invalid, altered, or deleted records, as required by regulatory requirements and/or local business practices; (iv) Data integrity is maintained during Data handling, transfer, and copying processes, with Data handling methods, manipulations and transcriptions undertaken in the record of the activity defined as required by local business practices and Data collated/aggregated to the required level of quality if collected from various sources; (v) analyses present results in a balanced and statistically/scientifically defendable manner and a mechanism is in place for the review and approval of results and conclusions; (vi) Data reports are uniquely identified within the business line and provide a clear description of Data handling methods, including justification of selective use of Data sets or Data points (included/excluded Data), consideration of all results (positive, negative or unexpected) in final conclusions, clear traceability through Data generation, analysis and conclusions, and review prior to use of Data in internal or external communications and disclosures; (vii) Data are securely stored and archived such that they are readily retrievable, in a format that can be rendered human readable, protected against unintended changes/alterations and any loss or degradation, and compliant with related retention and archiving policies; and (viii) records and information that are at the end of their retention period and are not subject to a preservation notice are disposed of or destroyed in a complete and secure manner.

8.4

Tempus will record and manage Data according to the following Data integrity principles, which apply to all parts of the Data lifecycle: (i) Attributable (traceable to the originator, (person and/or a computerised system, a device, an instrument), including any changes made to Data, i.e. who performed an action and when; Legible (readable and understandable); (iii) Contemporaneous (recorded at the time they are generated or observed as per regulatory requirements, or in absence of regulatory requirements, local business practices); (iv) Original (in the file or format in which first generated, e.g. first paper record of manual observation, electronic raw Data file from a computerised system as per regulatory requirements or in absence of regulatory requirements, local business practices, or a copy of original information that has been verified, as indicated by a dated signature, as an exact copy having all of the same attributes and information as the original); (v) Accurate (correct, truthful and to the appropriate precision, including error corrections and edits); (vi) Complete (all expected elements of the Data are present (i.e., no unexplained gaps in the Data) and the full meaning and context is preserved with the Data); (vii) Consistent (all elements of the record follow in the expected sequence); (viii) Enduring (recorded in a permanent medium (paper or electronic) and continue to be retained in a human readable format for as long as specified in applicable record retention requirements); and (ix) Available (maintained in such a way that they are accessible and retrievable in a reasonable time). In addition, Tempus represents and warrants that it has in place appropriate policies to manage updates to and version control of the Tempus Dataset and Tempus Biotechnology Platform, and cross-mapping and back-testing of the Tempus Biotechnology Platform.

8.5

Tempus will preserve Data integrity and Data quality as follows: (i) document and manage within a governance framework procedures enabling compliance with applicable Data integrity regulatory expectations; (ii) define accountability for ensuring Data integrity in business practices; (iii) define Data ownership where required by relevant regulations; (iv) train staff in the Data integrity principles described above and the business practices that support Data integrity in alignment with their role or function; (v) apply quality control and/or assurance to all stages of the Data lifecycle in accordance with legal/regulatory requirements and business procedures; (vi) define and execute procedures for monitoring Data integrity commensurate with the risks associated with the Data; (vii) define and communicate to staff processes for escalation of potential or actual Data integrity issues; (viii) investigate intentional and unintentional Data integrity breaches and manage same in accordance with GSK Policies and Procedures; and (ix) implement procedures for oversight of third parties to agreed Data integrity principles and quality standards.

8.6	Timely performance and milestones

i)	Tempus agrees that:

a.	timely completion of Activities is an essential and critical business requirement under this Agreement and each Task Order;

b.

it shall notify GSK promptly upon becoming aware of any event or circumstance which will, or which could reasonably be expected to, cause a delay in the completion of any milestone or Service or the meeting of any timeline; and

c.	it shall use all its Commercially Reasonable Efforts to carry out the Activities for which it is responsible according to the timelines set out in this Agreement or any Task Order.

ii)	Tempus shall ensure all reports provided to GSK pursuant to this Agreement or a Task Order contain requirements listed in applicable Task Order, which may include the following:

a.	refer to relevant milestones and (if applicable) Deliverables, Activities performed and actual or anticipated delays in performance of the Activities; and

b.	fulfil requirements of Applicable Law:

c.	include information acquired by Tempus and/or Tempus Personnel as a result of having performed the Activities;

d.	include a list of all current Results, GSK Arising IP and Tempus Arising IP; and

e.

describe in detail (to the reasonable satisfaction of GSK) the time spent (including references to the relevant time sheets), if applicable, and objectives pertaining to the performance of the Activities during the period to which that report relates.

iii)

GSK shall provide written acceptance of Tempus’s completion of each timeline and milestone (if any) for the performance of Activities within the mutually-accepted timeframe set out in this Agreement before that portion of the Activities may be considered complete (such written acceptance to be based, where applicable, solely on objective criteria and, in all cases, not to be unreasonably withheld, conditioned or delayed).

iv)	Tempus shall inform GSK in writing of its completion of any applicable milestone for the Activities within [***] of such completion.

8.7	Failure to Perform

i)

In the event of any actual or anticipated failure by Tempus to perform any Activities in material compliance with the standards (including, without limitation, standards for timely performance) specified in Section 8.1 (Performance standards and requirements) or otherwise described in this Agreement or any applicable Task Order for any reason other than GSK’s acts or omissions or an event described in Section 38 (Force Majeure), Tempus shall:

a.

promptly notify GSK in writing of such actual or anticipated failure and Tempus shall promptly thereafter submit to GSK a written statement explaining in detail the difficulties encountered by Tempus in the performance of the affected Activities, providing the reasons for any delay in performance; and

b.	without any unreasonable delay, propose a plan to remedy any such actual or anticipated failure, which shall be discussed by the Parties in good faith.

ii)	In the event that the plan for remedy referred to under Section 8.7i)b) above is not acceptable to GSK, GSK may, at its sole discretion:

a.

require Tempus to take corrective action (including, if necessary, immediately assigning such additional resources as may be required) so as to perform Activities as required by the terms of this Agreement, at no additional cost to GSK; or

b.

require Tempus to re-perform Activities so that standards are met, at no additional cost to GSK. Such Activities to be re-performed will be specific and only to the extent required to remedy such non-compliance.

iii)

To the extent and only if Tempus has failed to comply with Section 8.7i)a) or (b) (as applicable) in the timeframe agreed with GSK, GSK may perform affected Activities itself or retain a third party to perform the affected Activities. If Tempus is in material breach of this Agreement or any Task Order, during the pendency of any such uncured material breach, the amount of Service Fees allocable to the applicable portion of this Agreement or any Task Order shall not be payable by GSK and shall instead be allocated to the Surplus Funding Credit, until such time as the breach, if curable, is resolved to the satisfaction of both Parties acting reasonably.

iv)

Action or inaction by GSK as permitted under this Section 8.7 shall not limit any other right that GSK may have under this Agreement or any Task Order, nor limit any right that GSK may have with respect to a breach by Tempus of this Agreement or any Task Order.

v)

GSK reserves the right to discuss with the JSC, on a case-by-case basis, the actions to be undertaken subsequent to a failure by Tempus to comply with the Key Performance Indicators in order to (re)assure the quality of Results generated in performing the Activities. In the event that despite their best efforts, the Parties fail to resolve such disagreement regarding Tempus’s non-compliance with KPIs to a degree that rises to the level of an uncured material breach, GSK shall have the right to terminate the applicable Task Order in accordance with its terms.

9.    Quality Assurance

9.1

Tempus agrees and shall ensure that all Deliverables arising from the performance of the Activities have been generated in accordance with the terms of this Agreement and any Task Orders. Tempus shall use its Commercially Reasonable Efforts to ensure that those Deliverables and Results are free from any laboratory errors, including by using the applicable GSK Policies and Procedures set forth in the applicable Task Order.

9.2

Tempus shall be responsible for comparing any such Deliverables with all specifications, quality limits or acceptance criteria provided by GSK and mutually agreed upon, and in each case set forth in the applicable Task Order. Tempus shall report to the GSK Alliance Director any unexpected or out of range Results to be determined according to the Reference Values established for the type of Activities carried out by Tempus.

9.3

Tempus shall not undertake any repeat analyses on any GSK HBS (i.e., repeat testing in cases where a test result was previously achieved) without the prior written consent of GSK unless otherwise required by this Agreement or a Task Order. If a result is to be used for clinical decision making for a clinical trial subject, Tempus must discuss repeat testing rules, including timelines, with GSK and document them prior to study start.

9.4

In the event of a blinded Study, Tempus shall exercise due diligence to ensure it does not inadvertently compromise the blinding process of such Study. In situations where Tempus is supplied with the codes necessary to unblind GSK HBS, GSK and Tempus shall discuss and agreed unblinding Procedures before starting to render the applicable Activities. Tempus shall ensure that Tempus Personnel involved in the performance of the related Activities are well aware of any such unblinding Procedures.

9.5

Before signature of this Agreement or an applicable Task Order the level of quality at any Tempus’s Facility will be assessed by GSK on basis of Good Clinical Laboratory Practice, Good Clinical Practice, the data integrity principles set out in Sections 8.2 to 8.5, CAP standards, CLIA regulations, and/or ISO15189 (“Laboratory Practices”), but solely to the extent that such Laboratory Practice is applicable to the specific Activities provided under the Agreement or the applicable Task Order. In the event Tempus’s quality system is found, through the assessment, that it does not comply with such Laboratory Practice, an action plan will then be defined and agreed by the Parties to remediate potential identified gaps in Tempus’s quality system (the “Laboratory Quality Assessment Action Plan”). As the case may be, such Laboratory Quality Assessment Action Plan shall be attached to this Agreement and shall form an integral part of this Agreement. The Parties acknowledge that quality is Critical in performing the Activities and therefore, the Parties agree that in case Tempus fails to comply in all respects with the Laboratory Quality Assessment Action Plan within the agreed timelines set out therein following written notice from GSK specifying the applicable deficiencies in reasonable detail, GSK shall have the right to terminate this Agreement immediately upon written notice to Tempus, subject to the terms set out in Section 12 (Effect of termination).

9.6

Tempus will promptly notify GSK of any Major Alerts and/or Critical Deviations, including without being limited to, deviations from any Study Protocol or Analytical Plan, or work instructions and specifications provided by GSK to and agreed by Tempus under this Agreement or any Task Order, by sending within [***] of becoming aware of the occurrence of the Major Alert and/or Critical Deviation an exhaustive description of said Major Alert and/or Critical Deviation justifying and explaining the Major Alert and/or Critical Deviation and the suggested actions to be taken to remedy this Major Alert and/or Critical Deviation. A document describing in detail the Major Alert and/or Critical Deviation shall be made available to GSK upon completion of the investigation.

9.7

Assay, equipment and computer system validation, assay transfer and assay control used by Tempus to carry out the Activities shall comply with GCP and GCLP (to the extent applicable) and Applicable Law except as otherwise provided in the applicable Task Order. Tempus shall have Procedures in place with respect to any Critical equipment used to carry out the Activities which describes the use, maintenance, cleaning, testing, calibration of this Critical equipment and what to do in case of failure to the extent required in order to satisfy Tempus’s obligations to comply with GCP and GCLP (to the extent applicable) in the manner indicated under this Agreement. All equipment and each analytical method used in the analysis of Test Materials and the Human Biological Samples, must be appropriately documented, validated, controlled and approved in compliance with Applicable Law and applicable Procedures to the extent required in order to satisfy Tempus’s obligations to comply with GCP and GCLP (to the extent applicable) in the manner indicated under this Agreement. Records demonstrating the validity and suitability of such equipment and assays used to carry out the Activities in any Tempus Facility must be retained in accordance with the applicable Procedures and Applicable Law to the extent required in order to satisfy Tempus’s obligations to comply with GCP and GCLP (to the extent applicable) in the manner indicated under this Agreement.

9.8

Any Critical Changes to an assay that are being used by GSK as part of a clinical trial requiring an investigational device exemption (“IDE”) or approval or clearance by the U.S. Food and Drug Administration (or (EU) 2017/746 (IVDR), if applicable), including to a GSK Asset used to perform the Activities, shall be controlled and validated in agreement with or as delegated by the JSC before their implementation and shall result in the issue of a further version of the assay/GSK Asset description. Analytical platforms/assays used for such purpose shall not be materially changed or modified during the course of the performance of the Activities, without prior consultation with and prior written agreement of GSK. Such changes must be controlled, documented and appropriately authorized by GSK and may result in the need for further assay validation unless Task Order permits Tempus to make such changes.

9.9	Tempus further undertakes that all Study Related Data shall be recorded and kept into note books or files, retrievable for GSK at its reasonable expense and not accessible to any Third Party.

9.10

Any audit or other monitoring permitted to GSK under this Agreement shall be performed only with [***] prior written notice of GSK’s intent to do so (unless the audit is for cause) or at an earlier time agreed upon by Tempus and GSK.

10.    Term

This Agreement shall be effective as of the Effective Date and unless terminated earlier by mutual written agreement of the Parties (either in its entirety, including all Task Orders then in effect by terminating such Task Orders, or with respect to one or more Task Orders(s) by terminating such Task Order(s)) or pursuant to Section 11 below, the term of this Agreement shall continue in effect until December 31, 2025 (“Initial Term”). Thereafter, GSK shall have the option to renew this Agreement for an additional two (2) year term (the “Renewal Term”, and together with the Initial Term, the “Term”) by providing Tempus with written notice of renewal at least ninety (90) days prior to the end of the Initial Term. Notwithstanding the foregoing, the term of each Task Order (including any Task Order entered into pursuant to Section 24.5i)) shall commence as of the applicable Task Order Effective Date set forth on the applicable Task Order and this Agreement shall remain in effect with respect to such Task Order until the earlier of (a) the completion of the Activities to be performed pursuant to the applicable Task Order, or (b) the termination of such Task Orders pursuant to Section 11 (each, a “Task Order Term”), notwithstanding any termination or expiration of this Agreement pursuant to the first two (2) sentences of this Section 10.

11.    Termination

11.1	Termination by either Party

i)	Either Party may terminate this Agreement or any Task Order immediately upon written notice if:

a.	the other Party becomes insolvent;

b.

if proceedings are instituted against the other Party for winding up or reorganisation or other relief under any insolvency law (and not dismissed promptly, and in any event within fourteen (14) days); or

c.	if any substantial part of the other Party’s assets come under the jurisdiction of a receiver, administrator, liquidator, trustee or similar officer in an insolvency proceeding authorised by law.

ii)

Either Party may terminate this Agreement (including all Task Orders then in effect by terminating such Task Orders) or one or more Task Orders(s) (by terminating such Task Order(s) in the event such material breach applies only with respect to such Task Orders(s)), in each case, by written notice at any time, for material breach by the other Party, which breach remains uncured for thirty (30) days, measured from the date written notice of such breach is given to the breaching Party, or, if such breach is not susceptible of cure within such thirty (30) day period and the breaching Party uses diligent good faith efforts to cure such breach, for sixty (60) days after written notice to the breaching Party.

11.2	Termination

i)	GSK may terminate this Agreement or any Task Order immediately upon written notice to Tempus if:

a.

there is a change in control of Tempus by the acquisition by any Person, directly or indirectly, of more than fifty percent (50%) of the voting stock or other equity securities of Tempus, if GSK reasonably determines that [***];

b.	there is any sale, lease, exchange or other disposition by Tempus of all or substantially all of its assets or the assets to which this Agreement relates, if GSK reasonably determines that [***]; or

c.

Tempus, or any Tempus Personnel or Approved Subcontractor providing the Activities, is debarred, disqualified or suspended by a Regulatory Authority, as described in Section 29.3 (Engagement of Tempus Personnel).

ii)

Tempus shall have no claim against GSK for compensation for any loss of whatever nature by virtue of the termination of this Agreement and any Task Order in accordance with Section 31 (Anti-bribery and Corruption).

11.3	Termination and Task Orders

i)	In the event that this Agreement is terminated pursuant to this Section 11, any Task Order shall continue to be in force until its expiry date, unless terminated itself as provided by this Section 11.

ii)

Except as otherwise set forth in the applicable Task Order, GSK may terminate any Task Order, in whole or in part, with or at any time without cause, upon thirty (30) Business Days’ prior written notice to Tempus. For clarity, termination of a Task Order does not terminate Activities permitted or required to be performed under the body of this Agreement, or the Service Fees associated therewith.

12.    Effect of Termination

12.1

Upon notice of termination of this Agreement or a Task Order by or to Tempus pursuant to Section 11 (Termination), Tempus shall use Commercially Reasonable Efforts to conclude or transfer the applicable Activities as directed by GSK in accordance with the terms of that notice. Tempus shall not undertake further work, incur additional expenses or enter into further commitments with regard to any Activities, except as mutually agreed upon in writing by the Parties.

12.2

The date on which this Agreement expires or is terminated pursuant to Section 11 (or, if later, the last outstanding Task Order pursuant to this Agreement, including any Task Order entered into pursuant to Section 24.5i)) shall be the “Termination Date”. Upon the Termination Date, Tempus shall invoice GSK for payments due for Activities completed in accordance with the terms of this Agreement.

12.3

Where GSK has advanced funds which are unearned by Tempus, including any Quarterly Funding Payments against which no Service Fees have been credited, Tempus shall repay such funds within 60 days of the Termination Date.

12.4

Notwithstanding anything to the contrary, the license granted to GSK under the Tempus Background IP pursuant to Section 17.2 and to Tempus Arising IP pursuant to Section 17.3 shall survive the expiration or termination of this Agreement.

12.5	Within thirty (30) days of the notification of the Termination Date, for whatsoever reason, Tempus:

i)

with respect to Study Records and GSK HBS, to the extent applicable, shall fully comply with the terms set out in Section 23.6 (Retention periods), provided however that Tempus shall have no right or license thereafter to continue using any part of any GSK HBS still in Tempus’s possession after the Termination Date;

ii)

with respect to any unused and remaining Supplied Materials other than GSK HBS, shall discontinue use of such Supplied Materials and shall return such Supplied Materials to GSK or destroy (at GSK’s sole option and expense) such Supplied Materials and provide written confirmation of any destruction to GSK promptly thereafter;

iii)

shall have no right or license to continue using any of the following: 1) GSK Background IP; 2) GSK Work Product (except with respect to any ongoing license expressly granted to Tempus); 3) GSK Arising IP; and 3) any and all other work in process, data, reports and all other material, documents and information (including any information which is stored on computers or other media) which is still in its possession and which are GSK’s property according to this Agreement (and not subject to any ongoing license expressly granted to Tempus); and with respect to GSK Equipment, shall comply with Section 22.5 (Equipment).

12.6

Compliance with this Section 12 does not limit or waive either Party’s potential remedies for breach of this Agreement or any applicable Task Order. Termination of this Agreement or a Task Order shall not release either Party from any obligation or right which accrued to that Party prior to the Termination Date or which later accrues from an act or omission which occurred prior to the Termination Date. Tempus agrees that the obligations set out in this Section 12 are not conditioned upon GSK’s prior payment of amounts due or agreement to pay any amounts in dispute.

13.    Auditing and Recordkeeping

13.1	Reporting

i)

Tempus shall prepare reports (including any status interim reports), in a form to be mutually agreed upon by the Parties, and submit the same to GSK within the time period mutually agreed upon by the Parties in the applicable Task Order.

ii)

All reports shall be transferred confidentially via a secure forum which shall be compatible with GSK’s data transfer requirements. This secure system can be installed by Tempus or provided by GSK to Tempus as mutually agreed upon by the Parties in the applicable Task Order.

iii)

For clarity, the Parties agree that any secure forum provided by GSK to Tempus to transfer reports prepared in connection with any Task Order shall only be used by Tempus to communicate with GSK on the Activities, such as for providing a validation report or reporting Results.

iv)

Tempus shall make its Tempus Personnel available to GSK to respond to any questions relating to the reports provided in connection with any Task Order and shall provide GSK with an updated report including any additional information as may be required by GSK, at GSK’s costs unless indicated otherwise in the applicable Task Order. GSK shall notify Tempus without reasonable delay of its satisfaction with such reports and updated reports.

v)

In addition to any specific reporting requirements under this Agreement and any Task Order, Tempus agrees that all status interim reports provided by Tempus shall refer to specific milestones and completed tasks pursuant to the specifications in any Task Order, and any actual or anticipated delays with respect to the timelines provided in any Task Order. To further improve the communication and project management under this Agreement, upon Tempus’s completion of an action, response, or milestone, Tempus will specify in its reports any required response or action from GSK.

13.2	Recordkeeping

Tempus shall keep complete, accurate and systematic records (the “Services Records”) of:

i)	Activities performed;

ii)	the Results;

iii)	Know-How, Trade Secrets, computer programs or models and related documentation which are used by Tempus in connection with performance of the Activities; and

iv)

any Raw Data created by Tempus which is not delivered to GSK as part of the requirements of this Agreement or any Task Order, in each case in accordance with Applicable Law and in an adequate form such as to facilitate fulfilment of its obligations under this Section.

13.3	Inspection by GSK and/or authorised third parties

i)

Subject to Section 9.9, during Tempus’s regular business hours and with reasonable advance notice, GSK or any authorised third party may audit Tempus’s or any Approved Subcontractor’s premises, records, books (including relevant financial records and books), equipment, or procedures related to Tempus’s obligations under this Agreement or any Task Order either i) no more than [***] in each [***] period per function inspected (e.g., Laboratory, Computer Systems, Finance, etc.), ii) upon the event that GSK has a reasonable basis to seek a for-cause audit with respect to fulfilment of Tempus’s obligations under this Agreement or any Task Order, or iii) with the mutual agreement of the parties; provided, that such access may be subject to Tempus’s reasonable and standard policies and procedures with respect to privacy, confidentiality, security, and safety, but only to the extent such policies and procedures do not materially impact the purpose of the applicable audit, or conflict with the terms of this Agreement; provided, further, that Tempus shall use Commercially Reasonable Efforts to provide such access as may be requested by GSK pursuant to this Section 13.3i) in a manner that comports with any such reasonable and standard policies and procedures to the fullest extent practicable. Tempus shall be responsible for gaining the agreement of the Approved Subcontractors’ sites that GSK shall conduct a compliance audit. Other visit types mutually agreed by the Parties including but not limited to project initiation visits, routine data reviews, project oversight/monitoring visits, project close out visits, issue investigations, regulatory audit preparation, and GSK representation at regulatory audits are not subject to the restrictions set forth in this section. Follow up visits to an audit finding, if required, are also not subject to the restrictions set forth in this section.

ii)	Subject to Section 9.9, in addition to the requirements of paragraph i) above, Tempus shall also provide for the auditing requirements set out in Schedule 2 (Further Auditing Requirements).

iii)

Subject to Section 9.9, Tempus shall (at its own expense) provide GSK and any authorised third party with all necessary materials documents and other information and access to Tempus Personnel reasonably necessary to enable GSK to confirm that Tempus has complied with its obligations under this Agreement or any applicable Task Order and, to the extent required by GSK, such information shall be provided in an electronic format. For clarity, any Tempus Confidential Information shared during the course of an audit or inspection under this Agreement is subject to all of GSK obligations with respect to Tempus Confidential Information hereunder, and GSK is responsible for the compliance of any authorized third party (including Affiliates and Associated Parties) with such obligations.

iv)	Subject to Section 9.9, such audit permitted by this Section 13.3 may include only:

a.	[***]; and

b.	[***]; or

c.	[***]; or

d.	Such other scope as the Parties may mutually agree.

v)

In the event that an audit carried out by GSK or any authorised third party, or any inspection conducted by any Regulatory Authority or their respective nominated representatives, reveals evidence of poor management and/or failure to comply with the terms of this Agreement, which cause Critical or Major Alerts or alert findings, provided that any such alerts or failure or default have not been resolved, or corrective and preventive actions requested by GSK have not been implemented, by Tempus within [***] of GSK’s notification thereof (or any extended period of time mutually agreed upon by the Parties in writing), and any unresolved deficiency rises to the level of a material breach under this Agreement, then GSK shall be entitled to terminate this Agreement for breach by giving notice of such termination to take effect immediately.

vi)

If Tempus becomes aware of any material issues related to the performance of a Laboratory Director or laboratory of Tempus including (without limitation) (a) any adverse action taken by any Regulatory Authority with respect to a Laboratory Director or Tempus laboratory or (b) any adverse action taken by any Regulatory Authority with respect to Tempus’s conduct of Activities, Tempus shall notify GSK as soon as is practicable (to the extent possible, within [***] prior to the occurrence of the inspection or action), and will cooperate with GSK regarding responsive action.

vii)

If such an audit indicates that Tempus failed to provide the pricing terms required by this Agreement or any Task Order, or indicates that GSK has overpaid amounts payable under this Agreement or any Task Order, Tempus shall, at GSK’s option, credit GSK for the total amount of the discrepancy against future amounts due under this Agreement or any applicable Task Order, or remit payment to GSK for the total amount of the discrepancy. If such audit indicates that GSK failed to pay all amounts owed under this Agreement or any Task Order, GSK shall promptly remit the total amount of such discrepancy to Tempus.

viii)

If such audit indicates any material breach of this Agreement or a Task Order by Tempus or any instance of fraud by Tempus or any Approved Subcontractor in performance of this Agreement or a Task Order, Tempus shall (at GSK’s request) reimburse GSK for any reasonable costs, fees and expenses incurred by it in connection with that audit.

13.4	Inspection by Regulatory Authority

i)

If any Regulatory Authority notifies Tempus or an Approved Subcontractor that it will inspect Tempus’s or Approved Subcontractor’s premises, records, equipment, or procedures, in direct relation to the Activities, or otherwise take action related to this Agreement or any Task Order, then to the extent legally permissible Tempus shall notify GSK as soon as is practicable (to the extent possible, within [***] and prior to the inspection or action) and:

a.    allow the Regulatory Authority to conduct an inspection or take other legal action;

b.    allow GSK to be present at the inspection (to the extent permitted by the Regulatory Authority);

c.    provide GSK with copies of any reports issued by the Regulatory Authority; and

d.    consult and co-operate with GSK regarding any responsive action, provide GSK with copies of Tempus’s proposed response for GSK’s prior review and approval (such approval not to be unreasonably withheld) and (to the extent permitted by the Regulatory Authority) allow GSK to participate in that response.

ii)

If any Regulatory Authority notifies GSK that it will inspect GSK’s premises, records, equipment, or procedures in relation in any material respect to the Activities, or otherwise take action related to this Agreement or any Task Order, Tempus will reasonably cooperate with GSK with respect to preparation for and response during the inspection, including but not limited to requiring appropriate Tempus Personnel to be available during or present at the inspection.

13.5	Unexpectedly Received Personal Information

Any Person acting on behalf of GSK that discovers information containing Unexpected Personal Information, or is provided with information containing Unexpected Personal Information, is to respect the privacy of the clinical trial participant. Any specimens, documents, or information containing Unexpected Personal Information will be handled in a manner that minimizes the risks of unintended disclosure and infringement of clinical trial participant privacy. Any documents or specimens containing Unexpected Personal Information will be stored in a secure location so that contact is limited to those Persons who will address the breach. Documents containing Unexpected Personal Information will not be disclosed to any third party or other GSK location (e.g., local operating company). The GSK Representative is to be contacted when Unexpected Personal Information is received by Tempus.

13.6	Subject Identifiers

For clarity, a clinical trial study number combined with a clinical trial subject identifier produce a unique identifier and the combination is Personal Information.

14.    Receipt of Complaints and Inquiries

14.1	Tempus shall notify GSK promptly in writing (but, in any event, no later than [***] following Tempus’s notice thereof), of any inquiry, communication or complaint received by Tempus from:

i)	any person, where Personal Information about such person has been processed by Tempus for or on behalf of GSK; and

ii)	any legal authority or Regulatory Authority, which relates to the Processing by Tempus of any Personal Information for or on behalf of GSK.

14.2	Tempus shall provide all reasonable assistance to GSK in responding to the received inquiries, communications and complaints.

15.    Confidentiality

15.1	GSK Confidential Information

Subject to Section 15.4 (Permitted disclosures), Tempus agrees that GSK Confidential Information is the sole property of GSK and Tempus shall:

i)	not use GSK Confidential Information for any purposes other than the performance of this Agreement and any Task Order;

ii)

not disclose GSK Confidential Information to any third party (other than any Affiliate or Associated Party of GSK), except to Tempus Personnel or Approved Subcontractors as necessary for the performance of this Agreement and any Task Order; provided that, prior to any such disclosure, the relevant Tempus Personnel or Approved Subcontractors has entered into confidentiality undertakings no less onerous than those contained in this Section;

iii)	not reverse engineer any GSK Confidential Information except as required by the terms of any Task Order;

iv)	keep confidential and secure GSK Confidential Information with the same standard of care that is used with Tempus Confidential Information, but in no event less than reasonable care; and

v)

upon the Termination Date, or at any time upon the request of GSK (whichever is the earliest), subject to Section 13.2 (Recordkeeping), promptly return or destroy all GSK Confidential Information, as further specified in Section 15.2 (Retention and return of GSK Confidential Information).

vi)

Notwithstanding the forgoing, Tempus has the right to retain one (1) copy of the GSK Confidential Information for ensuring compliance its confidentiality obligations under this Agreement and any Task Order.

vii)	To transfer GSK Confidential Information, or communicate with GSK, Tempus will use encryption based on reasonable guidance provided by GSK.

viii)

If Tempus discovers any suspected or actual unauthorised disclosure, loss or theft of GSK Confidential Information, Tempus will promptly notify GSK by e-mail to [***] and work with GSK in good faith to identify a root cause and remediate the issue.

15.2	Retention and return of GSK Confidential Information

i)

Tempus shall retain GSK Confidential Information only for as long as specified in this Agreement or as otherwise necessary to satisfy the purposes for which it was provided to Tempus, except only to the extent longer retention is required by Applicable Law.

ii)

Subject to Section 13.2 (Recordkeeping), Tempus shall (at its sole cost) return, delete or destroy all GSK Confidential Information then in its possession or under its control, including (without limitation) all originals and copies of such GSK Confidential Information in any medium, and any materials derived from or incorporating such GSK Confidential Information upon the earlier of:

a.    the date falling [***] after GSK’s request for such return, deletion or destruction, for any reason; or

b.    the date falling [***] after the Termination Date, and shall certify compliance with this requirement by written notice to GSK received no later than [***] following such return, deletion or destruction of all GSK Confidential Information.

iii)

Data returned to GSK shall be (a) in the format in which such data was provided to Tempus by GSK (or the then-current replacement for such original format), (b) in an industry standard, open format or (c) in such format as the Parties agree. Except as otherwise approved by GSK or with respect to GSK Confidential Information generated by Tempus’ proprietary systems, data returned by Tempus shall not be provided to GSK in Tempus’s (or any third party’s) proprietary format.

iv)

Notwithstanding the foregoing, Tempus is not required to return or destroy any GSK Confidential Information stored in the ordinary course of business in Tempus’ electronic backup or similar archive systems, so long as Tempus ensures compliance with its confidentiality obligations under this Agreement and any Task Order with respect to any such retained GSK Confidential Information.

v)

In the event that Applicable Law prevents or precludes the return, deletion or destruction of any GSK Confidential Information by Tempus on the date required pursuant to paragraph (b) above (the “Return Date”), Tempus shall notify GSK in writing, in reasonable detail, of the reason for not returning, deleting or destroying such GSK Confidential Information. In such case, (a) Tempus shall return, delete or destroy the GSK Confidential Information as soon as possible after the Return Date and (b) except to the extent required by Applicable Law, Tempus shall not access, use or Process such GSK Confidential Information without GSK’s express prior written consent on or after the Return Date.

vi)

Tempus’s obligations under this Section 15.1 and Section 15.2 shall survive any termination of this Agreement, and Tempus agrees that it shall comply with the terms of this Agreement with regard to GSK Confidential Information for as long as such GSK Confidential Information is retained by Tempus or any Approved Subcontractor in any form. Without limitation of the foregoing, the Parties acknowledge and agree that any GSK Confidential Information that constitutes a Trade Secret shall remain subject to the confidentiality and use obligations set forth herein for so long as such information remains a Trade Secret under Applicable Law; provided, that GSK shall expressly identify any such GSK Confidential Information constituting a Trade Secret to Tempus in writing.

vii)	Notwithstanding the forgoing, Tempus has the right to retain one copy of GSK Confidential Information for ensuring compliance with its confidentiality obligations under this Agreement.

15.3	Tempus Confidential Information

i)	Subject to Section 13.2 (Recordkeeping), GSK agrees that Tempus Confidential Information is the sole property of Tempus and GSK shall:

a.    not use Tempus Confidential Information for any purposes other than the performance of this Agreement and any Task Order;

b.    not disclose Tempus Confidential Information to any third party except as necessary for the performance of this Agreement and any Task Order (including where that third party is an Affiliate or Associated Party of GSK); provided that, prior to any such disclosure, that third party has entered into confidentiality undertakings no less onerous than those contained in this Section;

c.    not reverse engineer any Tempus Confidential Information except as permitted by the terms of any Task Order;

d.    keep confidential and secure Tempus Confidential Information with the same standard of care that is used with GSK Confidential Information, but in no event less than reasonable care; and

e.    upon the Termination Date, subject to Section 13.2 (Recordkeeping), promptly return or destroy all Tempus Confidential Information, including (without limitation) all originals and copies of such Tempus Confidential Information in any medium, and any materials derived from or incorporating such Tempus Confidential Information, subject to the following sentence. For clarity, such obligation includes return and destruction of all Licensed Data, but does not require the return or destruction of any GSK Work Product or GSK Arising IP. Notwithstanding the foregoing, GSK is not required to return or destroy any Tempus Confidential Information stored in the ordinary course of business in GSK’s electronic backup or similar archive systems, so long as GSK ensures compliance with its confidentiality obligations under this Agreement and any Task Order with respect to any such retained Tempus Confidential Information.

ii)	Notwithstanding the forgoing, GSK has the right to retain one copy of Tempus Confidential Information for ensuring compliance with its confidentiality obligations under this Agreement.

iii)

If GSK discovers any suspected or actual unauthorised disclosure, loss or theft of Tempus Confidential Information, GSK will promptly notify Tempus by e-mail to [***] and work with Tempus in good faith to identify a root cause and remediate the issue.

iv)

GSK’s obligations under this Section 15.3 shall survive any termination of this Agreement, and GSK agrees that it shall comply with the terms of this Agreement with regard to Tempus Confidential Information for as long as such Tempus Confidential Information is retained by GSK or any of its Affiliates or Associated Parties in any form. Without limitation of the foregoing, the Parties acknowledge and agree that any Tempus Confidential Information that constitutes a Trade Secret shall remain subject to the confidentiality and use obligations set forth herein for so long as such information remains a Trade Secret under Applicable Law; provided, that Tempus shall expressly identify any such Tempus Confidential Information constituting a Trade Secret to GSK in writing.

15.4	Permitted disclosures

The restrictions on use or disclosure under this Section shall not extend to any information which:

i)	is or becomes publicly available, except through breach of this Agreement or any Task Order;

ii)	a Party can demonstrate was lawfully possessed by it prior to disclosure or development under this Agreement or any Task Order;

iii)	a Party receives from a third party which is not legally prohibited from disclosing such information;

iv)	a Party can demonstrate was independently developed by, for or on behalf of the receiving Party, or their Affiliates, without reference to the information disclosed; or

v)

a Party is required by a regulator or Applicable Law to disclose, provided that the other Party is promptly notified of any such requirement (to the extent legally permitted) and to the extent practicable the recipient of the information is informed by the disclosing Party of the confidential nature of the information.

15.5	Communications Plan; Publicity

i)

Within [***] of the Effective Date, the Parties will mutually agree on a communications strategy for the timing and nature of any press release or other public announcement of the Strategic Collaboration (the “Communications Plan”), and all public announcements with respect to the Strategic Collaboration will be consistent with the Communications Plan unless otherwise agreed to in writing by the Parties. Except for any press release or public announcement made as contemplated by and in accordance with the Communications Plan, neither GSK nor Tempus shall disclose this Agreement or any Task Order or any terms or conditions thereof, or any discussions or communications between the Parties in connection therewith, publicly or to any Third Party without the prior written consent of the other Party. Notwithstanding the foregoing, (a) any Party having public reporting obligations shall be permitted to make any public statement or filing without obtaining the consent of the other Party if (i) the disclosure is required by Applicable Law or the rules of any relevant national stock exchange or regulatory authority having jurisdiction and (ii) the disclosing Party has first provided a copy of such public statement or filing to the other Party and considered any reasonable comments proposed by such other party with respect thereto, including with respect to appropriate redactions as permitted by Applicable Law; and (b) nothing herein shall restrict either Party from disclose information as required by Applicable Law or to such Party’s and its Affiliates’ Personnel or Associated Parties who have a reasonable need to know such information, provided that such persons are subject to confidentiality obligations and all other applicable terms of this Agreement with respect thereto.

ii)

Without limiting Tempus’s obligations under this Section 15.5 or otherwise with respect to the GSK Confidential Information, or GSK’s obligations with respect to Tempus Confidential Information, the Parties specifically agree, for clarity, that GSK shall have the exclusive right to publish any and all Results generated by Tempus in performing the Activities at its sole discretion. Tempus shall not publish any Results at any time without the prior written consent of GSK. GSK may choose to authorise Tempus to publish any Results independently or in the names of both Parties at its sole discretion; provided that in the event of any publication where any Tempus Personnel is to be a named author, or Tempus is expressly referenced by name (other than merely to state that certain data was provided by Tempus), Tempus will be provided a reasonable amount of time to review and provide reasonable feedback regarding such content, which such feedback will not be unreasonably rejected by GSK.

16.    Use of Parties’ Names

16.1

Except as expressly permitted by Section 15.5, neither Party shall make or release or have made or released on its behalf any public oral or written statement, information advertisement or publicity in connection with this Agreement or any related document. Neither Party may use the other Party’s name, trademarks or in any other public way identify the other Party without the other party’s prior written consent.

16.2

GSK’s name, trademarks, logos and names of GSK Representatives or other GSK Personnel should not be visible in Tempus’s or Approved Subcontractor’s laboratory or elsewhere on Tempus’s or Approved Subcontractor’s premises to visitors who are not on GSK business.

17.    Intellectual Property

17.1	GSK Work Product

i)

GSK or its designee shall be the sole owner of all GSK Work Product under this Agreement and any Task Order (including Arising IP therein in accordance with Section 17.3) and title therein shall be the exclusive property of GSK or its designee. Accordingly, GSK or its designee shall have the right, but not any obligation, to apply for any copyright, design, Patent or any other registered Intellectual Property protection on such GSK Work Product that it deems appropriate in its sole discretion.

ii)	Except as expressly set out in this Agreement or any Task Order, Tempus shall have no right, license or other interest in or to the GSK Work Product, nor any Arising IP therein.

iii)

Notwithstanding the foregoing, the Parties agree that from time to time the Parties may mutually agree to enter into one or more Task Orders to be performed on a cost-sharing basis between the Parties and with respect to which GSK and Tempus may mutually agree to vest in Tempus certain rights with respect to the GSK Work Product specifically associated with such Task Order and solely to the extent expressly set forth in such Task Order and consented to in writing by GSK in its sole discretion.

17.2	Background IP

As between the Parties, GSK Background IP shall remain the property of GSK, and Tempus Background IP shall remain the property of Tempus. Each Party hereby grants to the other Party a limited, non-exclusive, non-transferable and royalty-free license (sub-licensable to Affiliates and Associated Parties) in the applicable Territory under Tempus Background IP and GSK Background IP, as applicable, that is made available for use under this Agreement and each Task Order, for the sole purpose of, and only to the extent required to fulfil its obligations under this Agreement and such Task Order. In addition, Tempus hereby grants GSK a non-exclusive, non-transferable, royalty-free, perpetual, irrevocable license (sub-licensable to Affiliates and Associated Parties) under the Tempus Background IP to the extent necessary to exploit the GSK Arising IP.

17.3	Arising IP

The Parties agree that all Arising IP, whether conceived, discovered, reduced to practice or writing, generated or developed by GSK, its Affiliates, its or their Personnel or permitted Third Party subcontractors, or by Tempus, its Affiliates, its or their Personnel or permitted Third Party subcontractors, solely or jointly, in connection with the Activities under this Agreement or any Task Order will be treated as follows (except, solely with respect to any Task Order pursuant to which Tempus is engaged to perform Activities relating specifically to AI/ML activities, as may be otherwise expressly agreed in such Task Order):

i)

Tempus will own all rights, title and interest in and to all Arising IP and Works that specifically relate to the Tempus Background IP (including, without limitation, [***]), and which do not make any use of or reference to any GSK Background IP or GSK Work Product, but in any event excluding all Arising IP in the GSK Work Product (which, for clarity, shall constitute GSK Arising IP) (“Tempus Arising IP”), and hereby grants to GSK and its Affiliates a limited, perpetual, non-revocable, non-exclusive, non-transferable, worldwide, fully paid-up, royalty-free license (sublicensable to Affiliates and Associated Parties) under the Tempus Arising IP solely for the purpose of performing its obligations under this Agreement and each Task Order and otherwise to the extent necessary to exploit the GSK Arising IP for any purpose; provided, that for clarity, the license contemplated by this sentence shall not constitute a license to access or use the Tempus Biotechnology Platform following the Termination Date or limit or abridge GSK’s obligations with respect to the destruction of Tempus Confidential Information pursuant to Section 15.3. For clarity, the Tempus Arising IP is not intended to and shall not include [***].

ii)

GSK will own all rights, title and interest in and to all GSK Work Product and all Arising IP other than the Tempus Arising IP, whether made jointly or solely by either Party (including [***]) (collectively, the “GSK Arising IP”), and hereby grants to Tempus a limited, non-exclusive, non-transferable, world-wide, fully paid-up, royalty-free license, during the Term, under the GSK Arising IP solely for the purpose of performing its obligations under this Agreement and each Task Order.

iii)

Each Party shall, and does hereby, assign, and shall cause its Affiliates and Personnel to so assign, to the other Party or its designated Affiliate, without additional compensation, such right, title and interest in and all Works and Intellectual Property with respect thereto as is reasonably necessary to fully effect ownership as provided for in Sections 17.1, 17.3i) and 17.3ii).

iv)

Neither Party may file Patent applications claiming any Arising IP which is to be owned by the other Party as provided above without the prior written consent of the other Party. Each Party undertakes to execute any document required to perfect the title to the Arising IP to be owned solely by the other Party as provided in Sections 18.3(i) and 18.3(ii) and, subject to cost reimbursement on a reasonable hourly fee basis, to provide reasonable assistance in the preparation, filing, prosecution, defense and enforcement of Patents and Patent applications or other Intellectual Property embodying such Arising IP, including consent for disclosure of this Agreement and/or amendment of the Patent specification and being named as a party, if required by Applicable Law to pursue an action. For purposes of this Section 17, this Agreement is and is intended to be a “joint development agreement” within the meaning of 35 U.S.C. § 102(c).

v)

To the extent required for use or exploitation of either Party’s Intellectual Property Rights assigned, licensed or reserved under this Agreement, each Party shall confidentially disclose to the other in writing all inventions, discoveries, findings, information and advances whether patentable or not, that it makes arising from any Task Order, within [***] of making such invention, or discovery, finding, information or advance arising.

18.    Transparency and Disclosure

18.1

GSK has made an ongoing commitment to transparency in its dealings with healthcare professionals and healthcare organisations worldwide. Details of GSK’s transparency reporting can be found at: http://www.gsk.com/uk/about-us/transparency.html.

18.2

Prior to engaging in payments, promises of payments or any transfers of value to healthcare professionals under this Agreement, Tempus will work with GSK or its Affiliates to determine whether the transfer of value intended will be reportable under Applicable Law or industry codes of practice or GSK Policy and Procedures. Where reportable, Tempus will provide to GSK all relevant information in a timely manner, on payments, reimbursements or other transfers of value provided to healthcare professionals under this Agreement, as applicable for the conduct of any Activities and may identify Tempus and all relevant investigators or researchers as a part of this disclosure. Tempus agrees that it will have obtained all required consent from the healthcare professional for the provision of reportable information to GSK, between countries, and to publish that information as required. By signing this Agreement, Tempus agrees to GSK or its Affiliates publicly disclosing such information as required by Applicable Law, industry codes of practice or GSK policy.

18.3

GSK may Process the Tempus supplied information on the basis of Tempus’s agreement to disclose and on the basis that such processing is in GSK’s legitimate interests, given the importance of transparency and GSK’s disclosure obligations. This personal information supplied may be Processed by GSK, its Affiliates and GSK’s selected third party supplies anywhere in the world, including in countries whose data privacy laws may not be equivalent to, or as protective as, the laws in Tempus’s home country. However, GSK implements standard data protection Sections in its contracts with companies in such countries to ensure that any transferred personal information remains protected and secure. Tempus can request a copy of these measures by contacting GSK Representative.

19.    Pre-engagement Screening Procedures

Tempus shall comply with GSK’s pre-engagement screening procedures, as notified by GSK to Tempus from time to time, in respect of any Tempus Personnel who have access to GSK’s premises for [***], or who have access to GSK’s systems, including remote access.

20.    Subcontracting

20.1

Tempus shall not subcontract any Activities or obligations under this Agreement or a Task Order to a third party without GSK’s prior written consent, which such consent may be expressly documented in the applicable Task Order.

20.2	In the event that Tempus obtains GSK’s consent pursuant to Section 20.1, Tempus shall:

i)	give GSK at least [***] prior notice of its intention to subcontract any Activities or obligations to a third party;

ii)	provide GSK with all relevant details of the third party and subcontract reasonably requested by GSK;

iii)

obtain and deliver to GSK upon request appropriate assignments and documents necessary to transfer all Intellectual Property Rights to GSK from any Tempus Subcontractor assisting Tempus in the creation of materials, including without limitation, Results and Deliverables;

iv)	require that a third party approved as an Approved Subcontractor execute a written subcontract which incorporates all relevant obligations of Tempus under this Agreement; and

v)

procure and remain completely responsible for ensuring the satisfactory performance of all subcontracted Activities and material obligations, and liable for the performance of such Activities as between GSK and Tempus.

20.3

Any such subcontracting arrangement entered into between Tempus and any Approved Subcontractor shall clearly state roles and delegated tasks and the nature of the work that will be undertaken by the Approved Subcontractor with respect to the Activities to be performed. Tempus shall ensure that the terms of any such contract with an Approved Subcontractor do not conflict with (a) the requirements of the Study Protocol where applicable to the Activities, (b) work instructions and specifications provided by GSK and agreed to by Tempus and/or (c) the terms of this Agreement.

20.4

In performance of the Activities, Tempus will not use any Personnel employed by a Third Party, or subject to any agreement with a Third Party, that would grant such Third Party rights under the inventions or discoveries of such Personnel and will not conduct activities using space or equipment owned by a Third Party, in each case, which would cause the GSK Arising IP or GSK Background IP to be subject to any rights in favor of such a Third Party, unless otherwise approved by GSK.

21.    Facilities

21.1	Tempus shall, at its own expense:

i)

provide and maintain Tempus facilities of sufficient size and quality, with an appropriate security level, including an adequate degree of separation of different activities to ensure the proper performance of the Activities, as well as all labour, plant, machinery, equipment to enable Tempus to fulfill all its obligations under this Agreement, regardless of whether any of such aforesaid equipment has been acquired from GSK;

ii)

maintain all Tempus premises including any Tempus facilities, equipment and materials required for the Activities in good working condition and in compliance with all relevant Regulatory Requirements and Applicable Law and in order to operate in compliance with Section 8.1 (Performance standards and requirements); and

iii)	provide adequate insurance for all such Tempus premises (including any Tempus facilities, machinery and equipment).

Tempus shall not perform Activities in any other facility without first receiving the prior written approval of GSK.

22.    Materials and Equipment

22.1	Provision of Supplied Materials

i)	GSK shall provide to Tempus the Supplied Materials in accordance with the applicable Task Order, and subject to completing a Material Transfer Record.

ii)	Any Supplied Materials supplied by GSK to Tempus for the purpose of carrying out Activities shall be listed in the Analytical Plan, as applicable.

iii)

GSK shall use Commercially Reasonable Efforts to provide to Tempus the Supplied Materials in accordance with the timelines and specifications defined for delivery of such Supplied Materials set out in any Task Order. Supplied Materials will be delivered to Tempus duty paid (DDP) to a Tempus Facility. Unless otherwise stated in writing between the Parties, risk of loss of any Supplied Materials shall pass to Tempus upon its receipt of such Supplied Materials at the relevant Tempus Facility and its determination that such Supplied Materials are in acceptable condition.

iv)

If at any time Tempus becomes aware of any Supplied Materials provided by GSK, that do not meet the requirements set out in this Agreement or any Task Order or fail any portion of the Study Protocol or Study proposal, Tempus shall promptly inform the GSK Alliance Director via electronic mail. GSK shall then elect to (a) replace the Supplied Materials that do not meet applicable criteria or (b) continue with the contracted Activities without replacing such Supplied Materials, in which case GSK shall notify Tempus in writing as to the reduced number of Supplied Materials (including the number of GSK HBS) to be tested. If GSK elects to proceed with the contracted Activities, GSK shall pay Tempus as mutually agreed for the Activities performed on any such GSK HBS in accordance with this Agreement and any applicable Task Order.

v)

Tempus acknowledges and agrees that Supplied Materials shall at all times remain the property of GSK and shall be used by Tempus solely for the purpose of carrying out the Activities. For clarity, no modifications of Supplied Materials or use other than the performance of the Activities will be permitted without GSK’s prior written agreement.

vi)

Tempus agrees that any Supplied Materials provided by GSK shall not be transferred to any Third Party without the prior written consent of GSK unless otherwise specified in this Agreement or any Task Order.

22.2	Use of Supplied Materials by Tempus

i)	Tempus shall:

a.	not use or permit the Supplied Materials to be used other than to conduct the Activities in accordance with the applicable Task Order (and if applicable, the Study Protocol or Study proposal); and

b.

not permit chemical, physical or other modification of the Supplied Materials, unless specifically required to do so by the applicable Task Order (and if applicable, the Study Protocol or Study proposal).

ii)	Tempus agrees that any Supplied Materials provided by GSK:

a.	are understood to be experimental in nature and may have hazardous properties;

b.

shall be used solely in performing the Activities in accordance with the terms of this Agreement and any Task Order and (if applicable) in the location specified and in accordance with the Study Protocol or Study proposal;

c.	shall be used in compliance with all Applicable Law;

d.	shall not be used in any human subject;

e.

shall not be used in animals intended to be kept as domestic pets, or in plants or animals which may be used, or the products of which may be used, for food purposes or therapeutic or diagnostic purposes;

f.	shall not be transferred to any third party without the prior written consent of GSK and subject to Section 15 (Confidentiality); and

g.

will not be reverse engineered or chemically analysed as to compound structure or chemical properties, except as expressly required in the provision of Activities pursuant to the applicable Task Order (and if applicable, the Study Protocol or Study proposal).

iii)

Tempus shall be solely responsible for the use, storage, or disposal of Supplied Materials provided by or on behalf of GSK (or on behalf of an Associated Party) upon receipt of Supplied Materials and shall handle, store, ship and dispose of Supplied Materials with appropriate care and in compliance with any manufacturer instructions and Applicable Law. Tempus shall be liable for any loss, theft or damage to the Supplied Material.

iv)

Tempus shall be solely responsible for any waste material generated by Tempus in connection with performance of the Activities and undertakes to GSK that all such waste material will be handled, stored and disposed of by Tempus in compliance with Applicable Law.

v)	GSK shall not be liable for any Losses arising from the use of Supplied Materials by Tempus, except when caused by the negligence or wilful misconduct of GSK.

vi)

GSK represents and warrants that it has or will have the authority to provide to Tempus, and, if applicable, has obtained the necessary consents and authorizations, to provide Supplied Materials to Tempus under this Agreement.

22.3	Nature of Supplied Materials

Tempus shall promptly notify the GSK Alliance Director of:

a.	any adverse effects experienced by persons handling Supplied Materials; and

b.

any finding of toxicity, mutagenicity, teratogenicity, carcinogenicity or other significant risk for humans that has not been previously discussed with GSK within [***] by telephone and followed by a written report addressed to the GSK Alliance Director sent so that receipt by GSK should occur within [***] of the identification of the event.

Other than as expressly set forth in this Agreement (including Section 25), GSK makes no representations or warranties of any kind, either express or implied, in respect of the Supplied Materials including (without limitation) warranties as to merchantability or fitness of any Supplied Material for a particular purpose, or as to whether the use of Supplied Materials would infringe any third-party Intellectual Property Rights.

22.4	Transfer of Materials

Tempus shall ensure that all shipping, handling, transportation (including the tracking of custodianship of the Material within its control or within the control of its Affiliates or subcontractors, including any incidental changes in custody (i.e. couriers) of Materials) shall be in accordance with any and all Applicable Laws and at all times with a view to maintaining the integrity of Materials.

22.5	Equipment

i)

Tempus shall provide material and equipment necessary to perform its obligations relating to the Activities at the relevant Tempus facility. In the event that the Parties agree that (a) Tempus should acquire additional equipment, (b) Tempus should modify existing equipment or any Tempus facility to carry out the Activities or (c) GSK will loan GSK Equipment to Tempus to enable Tempus to carry out the Activities, such acquisition or modification or loan shall be discussed and agreed to in writing by the Parties before incurring any expenses related thereto.

ii)

In the event GSK transfers GSK Equipment to Tempus for the purpose of performing specific Activities, any such GSK Equipment provided by GSK shall be listed on the Analytical Plan. Unless otherwise in this Agreement, any such GSK Equipment transferred by GSK to Tempus shall remain at all times the exclusive property of GSK.

iii)

Tempus agrees that it will only use in collecting, analysing or otherwise handling Human Biological Samples and HBS Data and performing HBS Services for GSK, reagents, Procedures and equipment, including but not limited, to computer, hardware or software systems, which have been qualified or validated for use within the context of relevant GxP compliance, and are maintained by suitable qualified persons in a suitable state of performance and calibration in ways which ensure the validity, integrity and security of the Results. Tempus shall control access to computerised systems used to carry out the Activities. The identity of those Tempus Personnel with specific access rights to computerised systems shall be documented and subject to periodic review to ensure that the access restrictions remain current and appropriate. Any exceptions to the aforesaid requirements shall be subject to the prior written agreement of GSK. Tempus agrees at GSK’s request to provide such evidence of validation as GSK reasonably requires.

iv)	With respect to the GSK Equipment provided by or on behalf of GSK to Tempus under this Agreement or a Task Order, Tempus agrees that:

a.	Tempus Personnel which will operate the GSK Equipment will make themselves available for training to use the GSK Equipment;

b.	only qualified and duly trained Tempus Personnel shall have the right to operate the GSK Equipment;

c.	GSK Equipment will be used only by Tempus to carry out the Activities in accordance with written directions provided by GSK under this Agreement or an applicable Task Order;

d.	GSK Equipment will be kept in a safe and secure location, and will be used only by Tempus Personnel designated by Tempus as responsible for carrying out the Activities on the GSK Equipment;

e.	Tempus will take suitable precautions and measures to prevent theft, damage or loss to GSK Equipment;

f.	Tempus shall at its own expense insure GSK Equipment through “All Risks” coverage at its full reinstatement value; and

g.

upon the Termination Date, Tempus shall, as agreed upon by the Parties, either (a) return to GSK the GSK Equipment and all system related training materials and documentation provided to Tempus or (b) buy the GSK Equipment or part of it at a price to be agreed to by the Parties at that time, provided however, that the purchase price shall in no event be lower than the residual value of the purchased GSK Equipment to be based on the fair market value.

v)

Unless otherwise stated in this Agreement or an applicable Task Order, Tempus shall be responsible for, and pay the related costs for, the regular maintenance of any GSK Equipment so provided by GSK. Tempus shall enter into appropriate contracts for maintenance with Contractors of said GSK Equipment, the terms of which shall be sufficient to ensure proper maintenance of the GSK Equipment. Copies of any such contracts (and any subsequent amendments) shall be provided by Tempus to GSK upon its request. Tempus shall also ensure the day-to-day maintenance of GSK Equipment according to GSK specifications and/or the customary standard of care applicable to such GSK Equipment. GSK shall reimburse Tempus for the costs incurred under this Section unless otherwise stated in the applicable Task Order.

vi)

GSK shall in no event be responsible for any default of maintenance, improper maintenance, breakdown or defect of GSK Equipment arising out of the use and operation of GSK Equipment by Tempus or Tempus Personnel.

23.	Human Biological Samples

23.1

Tempus (and, in respect of HBS that are obtained from another party, Tempus’s suppliers of those HBS) represents and warrants that: (i) it has all the necessary authorisations, licenses, consents and approvals; (ii) it will comply with all Applicable Law relating to collection, storage, transfer, use (including subsequent use by a commercial organisation), disclosure, import, export and disposal of the HBS; and (iii) it will not use human embryonic or foetal derived material (including cell lines) without the express prior written approval of GSK.

23.2

If Tempus is using warranted HBS only, whether provided to GSK or not, for research not including genetic analysis, Tempus represents and warrants that: (i) no human embryonic or foetal derived material (including cell lines) will be used without the express prior written approval of GSK; (ii) appropriate and adequate donor consent and/or ethics committee approval (as required by Applicable Law) has been or will be obtained; and (iii) if the proposed use of

HBS may include genetics analysis, Tempus will immediately inform GSK (and in any event, prior to commencing such analysis), which such communication may be documented in the applicable Task Order.

23.3

If Tempus has collected and is using, in each case on behalf of GSK, tracked, restricted, or warranted HBS for research including genetic analysis (whether provided to GSK or not), then to the extent required by Applicable Law, Tempus will ensure the consent provided by the donor (and in the case of post mortem HBS, provided by or on behalf of the original donor) acknowledged the following: (i) the HBS may be used for research purposes, including DNA and/or personal data research or analysis, and does not exclude the Activities; (ii) the HBS may be transferred to a third party for testing, subsequent research use and storage purposes conducted for and on behalf of a commercial organisation and its collaborators; (iii) a commercial organisation will have ownership of the results of the research performed on the HBS and there will be no benefit whatsoever or any form of compensation for the donor in respect of the use of the HBS by the commercial organisation; (iv) the HBS and any accompanying clinical information will be either anonymised or coded before use; and (v) Tempus will use the HBS only for the purposes that are consistent with consent referred to above. In addition with respect to such HBS, Tempus will: (vi) prior to commencing use of the HBS in the performance of any Task Order or GSK-SCS Agreement, and subsequently upon GSK’s request, provide consent templates and examples of ethics documentation to GSK for review; provided, that Tempus covenants and agrees not to use any HBS in the performance of the Activities for which it cannot provide to GSK appropriate consent forms; (vii) record each HBS used under the Agreement in a suitable HBS level tracking system (the “Tracking Records”); (viii) maintain the Tracking Records at all points of the HBS lifecycle, including reporting on the status of each HBS at any time, up to HBS transfer or destruction; and (ix) store the HBS under conditions in Tempus’s premises that are secure, clean and appropriate to maintain HBS biological integrity.

23.4

If GSK is transferring HBS, whether warranted, tracked, or restricted, to Tempus, GSK represents and warrants to Tempus that all uses of HBS under the Agreement fall within the terms of the informed consent given by the donors of the samples. Tempus will: (i) check all HBS provided by or on behalf of GSK on arrival to assess their physical integrity and notify GSK in writing if any HBS have been compromised in transit, within [***] after making such finding; (ii) within [***] of receipt, record each HBS used under this Agreement in the Tracking Records; (iii) maintain the Tracking Records at all points of the HBS lifecycle, including reporting on the status of each HBS at any time, up to HBS transfer or destruction; (iv) store the

HBS under conditions in Tempus’s premises that are secure, clean and appropriate to maintain HBS biological integrity; (v) ensure that its premises have sufficient spare capacity for the storage of chilled and frozen HBS; (vi) establish a contingency plan that guarantees the quality of stored HBS, including potential refrigerator or freezer malfunction; (vii) monitor HBS storage areas (including refrigerators or freezers used for the storage of GSK HBS) in compliance with GSK HBS storage requirements; (viii) implement procedures to ensure that prompt action is taken if acceptable limits are breached; and (ix) document and retain all evidence of its monitoring and actions taken in the event of any excursions from the ranges specified in this Agreement.

23.5	Information to be provided by GSK

i)

GSK shall provide such information it deems necessary in respect of Supplied Materials and as may be reasonably requested by Tempus to enable Tempus to perform the Activities. This may include any of the following:

a.	coded information to uniquely identify each GSK HBS to be assayed and/or information pertaining to the Supplied Materials provided by or on behalf of GSK to Tempus to carry out the Activities;

b.	information on the content of any reference control GSK HBS supplied by or on behalf GSK to Tempus to carry out the Activities;

c.	detailed analytical methods, or, if these are available in the public domain, a reference to their publication;

d.	stability storage protocols with respect to the GSK HBS and/or other materials provided by or on behalf of GSK to Tempus to carry out the Activities;

e.	specifications or other quality limits to which GSK HBS to be assayed are expected to comply with, or, if these are available in the public domain, a reference to their publication; and

f.

listings of required validation parameters and acceptance criteria for any assay validations to be carried out by Tempus. In the event Tempus determines itself the parameters and the criteria to be used to perform the Activities, Tempus shall seek prior written approval from GSK for any such parameters and criteria selected by Tempus to carry out such Activities.

23.6	Retention periods

i)	Supplied Materials

a.    At any time, GSK may request that Tempus return (or destroy at GSK’s sole discretion) all or a portion of the Supplied Materials to GSK at GSK reasonable expense.

ii)	Human Biological Samples

a.    The Parties agree that upon completion of the Activities set forth in a Task Order, Tempus shall retain any Samples as required by any and all Applicable Laws and guidelines and as specified in the Task Order and, if no time period for retention is indicated in the Task Order, for a period of [***] after the last relevant assay run as specified in the applicable Task Order (or if applicable, within the framework of the Study Protocol or Study proposal) (the “Retention Period”), at GSK’s cost and expense. During such Retention Period, Tempus may, upon written agreement or request by GSK, either:

(I)	Return unused and/or remaining samples to GSK or a location designated by GSK (reasonable shipping costs being charged to GSK), or;

(II)

Destroy unused and/or remaining Samples (related costs being borne by GSK). A sample destruction form must be completed and authorizing signature(s) from GSK must be obtained prior to destroying samples.

In any event, upon expiration of the aforesaid Retention Period, prior to disposing of any such remaining or unused Samples, Tempus shall notify GSK in advance, and if GSK so requests, shall deliver such remaining or unused Samples to GSK, at GSK’s costs, rather than dispose of them.

iii)	Study Records

a.    Tempus shall draw up Study Records created pursuant to its standard operating procedures in connection with the performance of the Activities in accordance with the terms of this Agreement and the Applicable Law.

b.    Following the Termination Date, Tempus shall retain any Study Related Data related to the Study Records referenced in the prior Section a) (in paper and electronic format) for a period set forth in the applicable Task Order and, if no period is set forth, for a period of [***] for all Study Related Data generated under Activities subject to GCP requirements following the conclusion of Activities associated with such Study Retained Data (the “Study Related Data Retention Period”). During such Study Related Data Retention Period, if GSK so requests in writing, Tempus shall return to GSK or its designate any such Study Related Data (reasonable extraction and shipping costs being borne by GSK).

c.    For clarity, the Parties agree that all Study Related Data shall be the sole property of GSK.

d.    Tempus further undertakes that all Study Related Data shall be recorded and kept into appropriate files, batch record forms, and in GSK-dedicated laboratory workbooks or in any other format to comply with the foregoing provisions.

e.    Study Records will be stored in a manner which will ensure their integrity.

f.    Data other than Study Related Data, reference materials, any and all records of Activities (other than the Study Related Data), and Tempus’s computer programs or models used to perform the Activities as well as related documentation (the “Services Records”) shall be retained by Tempus as required by Applicable Laws.

g.    In any event, upon expiration of the aforesaid Samples Retention Period or Study Related Data Retention Period, prior to disposing of any such remaining or unused GSK HBS or Study Related Data, Tempus shall notify GSK in advance and, if GSK so requests, shall deliver such remaining or unused GSK HBS and Study Related Data to GSK, at GSK’s costs, rather than dispose of them.

h.    Tempus agrees to provide GSK with access to Study Records in accordance with the terms set out in paragraph (a) above without additional charge, unless otherwise agreed by the Parties in writing. Tempus further agrees to ensure those Study Records are promptly organised for reference and available, at any time, for inspection by Health and/or Regulatory Authorities such as FDA, WHO, EMA, or by authorised GSK Personnel upon reasonable advanced written notice to the extent practically possible.

24.	Payments

24.1	Upfront Payment

i)

In consideration of the transactions contemplated by this Agreement, following the Effective Date, GSK shall pay to Tempus a one-time upfront payment of Seventy Million Dollars ($70,000,000) (the “Upfront Payment”). The Upfront Payment shall be paid by or on behalf of GSK within [***] of receiving from Tempus an accurate, complete and audit-worthy invoice in accordance with the payment procedures set forth in Schedule 4 (the “GSK Payment Procedures”).

ii)

All Service Fees incurred pursuant to this Agreement, together with any other amounts due to Tempus or any of its Affiliates under any Additional Agreement (collectively, “Creditable Fees”) shall be credited by Tempus against the Upfront Payment, on a quarterly basis, until the first date on which the aggregate amount credited against the Upfront Payment pursuant to this Section 24.1ii) exceeds [***] (the “Quarterly Funding Trigger”), at which point Creditable Fees shall become payable in accordance with Section 24.2. Any portion of the Upfront Payment that has not been credited in full against the payment of any Creditable Fees shall be deemed to be a Surplus Funding Credit for purposes of Section 24.4 and 24.5.

24.2	Quarterly Funding Payments.

i)

From and after the Trigger Date (as defined below), GSK shall make quarterly funding payments (the “Quarterly Funding Payments”) to Tempus during the Funding Term in the manner set forth in this Section 24.2 and in all cases in accordance with the GSK Payment Procedures. Within [***]

following the Trigger Date (as defined below), and within [***] during the Funding Term, Tempus shall deliver to GSK an invoice for the Quarterly Funding Payment then in effect for such quarter. The Quarterly Funding Payments shall be creditable in full against any outstanding Creditable Fees.

ii)

For purposes of this Section 24.2, the “Initial Funding Term” shall mean the period commencing on the first day of the first calendar quarter beginning after the occurrence of the Quarterly Funding Trigger (the “Trigger Date”) and ending on December 31, 2025. The “Funding Term” shall mean the Initial Funding Term and any Additional Funding Term pursuant to Section 24.3.

iii)

The aggregate amount of all Quarterly Funding Payments payable by GSK during the Initial Funding Term shall initially be One Hundred Ten Million Dollars ($110,000,000) (such amount, as may be adjusted pursuant to Section 24.4, the “Initial Funding Commitment”).

iv)

During the Initial Funding Term, the Quarterly Funding Payment shall be an amount equal to [***]. The amount of the Quarterly Funding Payment shall be subject to adjustment pursuant to Section 24.4 and in no event shall any Quarterly Funding Payment exceed [***] during the Funding Term. The Parties anticipate that the Service Fees may be accrued annually on the following approximate schedule: $[***] in 2022, $[***] in 2023, $[***] in 2024, and $[***] in 2025; provided, that the foregoing schedule shall not impose any commitment or obligation on the part of GSK to incur any Service Fees in accordance with any such timeline or schedule (except as otherwise expressly set forth in this Agreement) and GSK shall have the sole discretion to determine the accrual of any such Service Fees, subject to Section 24.2v) below.

v)

For clarity, the aggregate amount of the Upfront Payment and all Quarterly Funding Payments during the Initial Funding Term shall be equal to One Hundred Eighty Million Dollars ($180,000,000) (or One Hundred Ninety Million Dollars ($190,000,000) if both Funding Milestones are timely achieved in accordance with Section 24.4i)).

24.3	Additional Funding Term

If GSK elects, in its sole discretion, at any time prior to the end of the Term, to extend the Term for an additional two (2) years in accordance with Section 10 (the “Additional Funding Term”), then GSK shall make an aggregate amount of Quarterly Funding Payments during the Additional Funding Term initially equal to One Hundred Twenty Million Dollars ($120,000,000) (such amount, as may be adjusted pursuant to Section 24.4, the “Additional Funding Commitment”) and the Quarterly Funding Payment for each calendar quarter during the Additional Funding Term shall initially be equal to [***], subject, in each case, to adjustment pursuant to Section 24.4.

24.4	Adjustments to Quarterly Funding Payments

i)	Funding Milestone Adjustment

If the JSC determines that the Database Access and Expansion Criteria for the fiscal year 2024 or 2025, as applicable, have been satisfied by or before the end of the first calendar quarter of such year (each, a “Funding Milestone”), then the Initial Funding Commitment shall be increased by [***] per Funding Milestone (up to a maximum increase of [***]). In order to give effect to such increase, the Quarterly Funding Payment [***], shall be increased by an amount equal to [***] in respect of the applicable Funding Milestone (each, a “Funding Milestone Increase”); provided, that [***].

ii)	Funding Surplus or Shortfall

a.

Within [***] of the end of each calendar quarter during the Funding Term, Tempus will provide to GSK a statement (to include the detail specified in Schedule 4, and otherwise in a form to be mutually agreed between the Parties) (a “Quarterly Fee Statement”) setting forth the actual amount of Creditable Fees incurred by GSK for such calendar quarter (the “Actual Quarterly Costs”), to be reviewed and agreed with the Parties’ Finance Representatives within [***] of each calendar quarter.

b.

If the Quarterly Funding Payment made by GSK in respect of such calendar quarter exceeds the Actual Quarterly Costs for such quarter (a “Quarterly Funding Surplus”), then Tempus will issue to GSK a credit for the amount of such Quarterly Funding Surplus (a “Surplus Funding Credit”). If the Actual Quarterly Costs for the applicable calendar quarter exceed the Quarterly Funding Payment made by GSK during such calendar quarter (a “Funding Shortfall”), then within [***] of the delivery of the Quarterly Fee Statement, Tempus shall invoice GSK for the amount of the Funding Shortfall, less the amount of any unused Surplus Funding Credit issued to GSK in respect of any prior calendar year or calendar quarter (any such payment actually made by GSK, a “Catch-Up Payment”) in accordance with the GSK Payment Procedures, and GSK shall increase the next Quarterly Funding Payment by the amount of the applicable Catch-Up Payment.

iii)	Committed Funding Payment Pause.

a.

If at any time during the Funding Term, Surplus Funding Credits totalling more than [***] remain outstanding and unused for more than [***], GSK’s obligation to make Quarterly Funding Payments shall cease (a “Committed Funding Payment Pause”). All subsequent Actual Quarterly Cost will be drawn from the Surplus Funding Credits until such time as the aggregate amount of all outstanding and unused Surplus Funding Credits is less than [***].

b.

At such time as the Committed Funding Payment Pause is no longer in effect, the Quarterly Funding Payments shall recommence beginning with the first full calendar quarter thereafter, payable in accordance with Section 24.2. For clarity, GSK shall have no obligation to make any Quarterly Funding Payments in respect of any calendar quarter during which the Committed Funding Payment Pause is in effect, subject to the payment of any Funding Milestone Increase pursuant to Section 24.4i).

iv)

Annual Fee Statement. Within [***] of the end of each calendar year during the Funding Term, Tempus will provide to GSK a statement (to include the detail specified in Schedule 4, and otherwise in a form to be mutually agreed between the Parties) (the “Annual Fee Statement”) setting forth the actual amount of Creditable Fees incurred by GSK for such calendar year (the “Actual Calendar Year Costs”), the aggregate amount of all Quarterly Funding Payments made for such calendar year and the aggregate amount of the outstanding Surplus Funding Credit as of the end of such calendar year, to be reviewed and agreed with the Parties’ Finance Representatives within [***] of each calendar quarter.

24.5	Unused Surplus Funding Credit

i)

If, at the end of the Funding Term, there is outstanding any unused Surplus Funding Credit that is not already allocated under an existing Task Order or otherwise under this Agreement, then for a period of [***] from the end of the Funding Term, GSK shall use Commercially Reasonable Efforts to allocate such unused Surplus Funding Credit towards the performance of additional Activities under this Agreement or any Task Order, including any new Task Order as may be mutually agreed by the Parties.

ii)

Subject to Section 24.5i), to the extent any unused Surplus Funding Credit remains outstanding at the expiration of the [***] following the end of the Funding Term, Tempus shall promptly (and in any event within [***] of the expiration of such period) refund to GSK the aggregate amount of all such unused Surplus Funding Credit, in cash in immediately available funds. For clarity, it is the intention of the Parties that, subject to GSK’s obligation to use Commercially Reasonable Efforts to avoid such a scenario as described in Section 24.5i), GSK shall be refunded any portion of the Initial Funding Commitment or Additional Funding Commitment that is actually paid to Tempus but not applied towards any Creditable Fees actually incurred by GSK during the Term.

24.6	Remedies

i)

In the event GSK reasonably considers that any invoice submitted by Tempus is defective or relates to Deliverables provided or Activities performed otherwise than in accordance with Tempus’s obligations under this Agreement, or GSK otherwise disputes any amount set forth in an invoice submitted by Tempus pursuant to this Section 24, GSK shall be entitled to withhold payment of the disputed amount (without prejudice to any other rights or remedies it may have) pending resolution of the dispute between the Parties (each acting in good faith).

ii)

GSK reserves the right to set-off any sums in respect of which Tempus may be in default to GSK and any overpayments made by GSK by including any such sums as Surplus Funding Credit in accordance with Section 24.4ii) and Section 24.5.

iii)	All invoices remitted by Tempus to GSK hereunder and all payments made by GSK to Tempus hereunder shall be in accordance with the GSK Payment Procedures.

iv)

Notwithstanding anything to the contrary contained herein, in the event that this Agreement is terminated pursuant to Section 11.2, GSK shall have no further obligation to make any Quarterly Funding Payments or any other payments to Tempus under this Agreement and Tempus shall immediately refund to GSK any unused and uncredited portion of the Quarterly Funding Payments and/or Upfront Payment outstanding as of such time.

24.7	Tax

i)	All amounts payable under or in connection with this Agreement and any Task Order are exclusive of VAT & Indirect Taxes.

ii)	VAT & Indirect Taxes (or any other equivalent tax), where applicable, will be shown separately on all invoices as a strictly net extra.

iii)

Any VAT & Indirect Taxes payable on amounts payable under or in connection with this Agreement and any Task Order shall be paid by GSK at the same time as the payment or provision of the consideration to which it relates, subject to the production of a value added tax valid audit-worthy invoice.

iv)

In the event the VAT & Indirect Tax treatment applicable to the Activities is challenged by a tax authority (but excluding due to any late payment or failure to pay by GSK), any fine or interests for late payment imposed by the relevant tax authority will be borne by Tempus who has applied the incorrect VAT & Indirect Tax treatment; provided, if the VAT & Indirect Tax treatment was agreed upon in writing by both Parties before invoicing, the fine or interests for late payment imposed by the tax authority will be shared equally and borne 50:50 by the Parties, or if directed by GSK, shall be borne by GSK.

v)

Nothing contained in this Agreement shall be deemed or construed by the Parties, any of their Affiliates or any third person to treat the relationship between the Parties contemplated by this Agreement as a partnership, joint venture or other business entity under Treasury Regulations Section 301.7701-1(a)(2) (or any corresponding provision under state, local or non-U.S. tax law) (an “Entity”). No Party (or successor or assignee) intends, for tax purposes, on reporting the relationships established by this Agreement as an Entity, including (but not limited to) making any disclosure that the relationships established by this Agreement may give rise to an Entity (whether on a U.S. Internal Revenue Service Form 8275 or otherwise). Notwithstanding the foregoing, in the event that the arrangement between the Parties as contemplated by this Agreement is determined to constitute an Entity under Applicable Law (as determined based on the opinion (on a “should” basis) of a nationally recognized law or accounting firm) or by a tax authority on audit or other examination, the Party that is aware of such determination shall provide notice to the other Party regarding such treatment and the Parties will reasonably cooperate with one another to satisfy any tax filing or reporting obligation arising as a result of such determination, including by providing any information, forms or other certifications necessary to satisfy such obligations.

24.8	Fair market value compensation

i)

The Parties agree that the amounts paid under this Agreement and any Task Order are bona fide fair market value compensation for the Activities conducted and Deliverables provided under this Agreement and any Task Order.

ii)	No payments by GSK under this Agreement or any Task Order shall be passed in whole or in part, directly or indirectly, to any third party as a rebate or discount for the purchase of GSK products.

iii)

Notwithstanding the foregoing, commercially reasonable payments to an Approved Subcontractor who is performing Activities under the Agreement and any Task Order that meet the criteria for bona fide services are not considered to be a pass-through rebate or discount payments even if the Approved Subcontractor is a GSK customer.

24.9	Costs and expenses

i)

Unless otherwise stated in this Agreement or any Task Order, each Party shall bear its own legal and other costs and expenses of, and incidental to, the preparation, negotiation, execution and completion of this Agreement and any Task Order and of any related documents or instruments.

ii)

Save where expressly stated in this Agreement or any Task Order, neither Party is authorised to incur any expenditure or cost for the other Party or any of its Affiliates without the written consent of that other Party.

24.10

Additional Agreements. For clarity, notwithstanding anything to the contrary in any Additional Agreement, any other amounts due to Tempus or any of its Affiliates under any Additional Agreement shall be deemed to be satisfied and paid in full to the extent such amounts are offset against the Upfront Payment pursuant to Section 24.1 or any Quarterly Funding Payment pursuant to Section 24.2, as applicable, and neither GSK nor any of its Affiliates shall have any obligation to Tempus or any other Person in respect of the payments of any such amounts.

24.11

Sunshine Act. Each Party shall report any reportable payments or transfers of value that it makes in connection with this Agreement to covered recipients pursuant to §6002 of the Affordable Care Act of 2010, and other similar laws.

25.	Indemnities

25.1	GSK indemnity

Subject to paragraph (e) of Section 22.2 (Use of Supplied Materials by Tempus), GSK shall indemnify, defend and hold harmless Tempus, its Affiliates and each of their respective Personnel (the “Tempus Indemnitees”) in respect of all Losses for all claims, judgments, settlements, demands, actions or suits by a Third Party (a “Tempus Claim”) to the extent such Losses arise from i) the administration or use of any Supplied Materials in accordance with this Agreement; ii) the negligence (act or omission), fraud, bad faith or wilful misconduct of the GSK Indemnitee; or iii) the material breach by GSK of any representation, warranty, covenant or other agreement made by GSK hereunder, in each case except to the extent that such Tempus Claim arose out of the direct or indirect negligence (act or omission) or wilful misconduct of any of the Tempus Indemnitees or breach by Tempus of this Agreement or any Task Order. GSK’s aggregate liability to Tempus arising under or in connection with this Section 25.1 shall not exceed two (2x) times the amount of the total Service Fees incurred under the Agreement or any Task Order as of any time, whether or not invoiced to GSK; provided, that the foregoing limitation shall not apply (a) to any action commenced between GSK and Tempus or any of their respective Affiliates under this Agreement or any Task Order other than in connection with a Tempus Claim, (b) any matter covered by Section 25.3iii), or (c) in the event of any negligence, fraud, bad faith or wilful misconduct on the part of GSK or any GSK Indemnitee.

25.2	Tempus Indemnity

Tempus shall indemnify, defend and hold harmless GSK, its Affiliates, and each of their respective Personnel (together, “GSK Indemnitees”) in respect of all Losses for all claims, judgments, settlements, demands, actions or suits by a Third Party (a “GSK Claim”) to the extent such Losses arise out of (a) the material breach by Tempus of any representation, warranty, covenant or other agreement made by Tempus hereunder; (b) the negligence, fraud, bad faith or wilful misconduct on the part of Tempus or any Tempus Indemnitee, or (c) for personal injury (including, death) arising from the negligence (act or omission) or wilful misconduct of any Tempus Indemnitee, except to the extent that such GSK Claim arose out of the direct or indirect negligence (act or omission) or wilful misconduct of any of the GSK Indemnitees or breach by GSK of this Agreement (wherein each and any GSK Claim or Tempus Claim is a “Claim”). Tempus’s aggregate liability to GSK arising under or in connection with this Section 25.2 shall not exceed two (2x) times the amount of the total Service Fees incurred under the Agreement or any Task Order as of any time, whether or not invoiced to GSK; provided, that the foregoing limitation shall not apply to (a) any action commenced between GSK and Tempus or any of their respective Affiliates under this Agreement or any Task Order other than in connection with a GSK Claim; (b) any matter covered by Section 8.1(v) or Section 25.3 or (c) in the event of any negligence, fraud, bad faith or wilful misconduct on the part of Tempus or any Tempus Indemnitee.

25.3	IP Indemnity

i)

Tempus shall indemnify and hold the GSK Indemnitees harmless in respect of all Losses arising from any claims, judgments, settlements, demands, actions or suits that the Activities or use or possession of any GSK Work Product infringes the Intellectual Property Rights of such Third Party (an “IP Claim”), provided that Tempus shall have no such liability to the extent:

a.    the IP Claim is caused by the apportionate negligence (act or omission) or wilful misconduct of GSK, its Affiliates or their respective Personnel;

b.    the IP Claim is caused by a material breach by GSK of this Agreement;

c.    the IP Claim is caused by a modification to the Deliverables made without the approval of Tempus;

d.    the IP Claim is caused by use of the GSK Work Product in combination with other materials not provided by Tempus;

e.    the use of any GSK Work Product other than as permitted under the Agreement or the terms of any applicable Task Order; or

f.    such GSK Work Product contains GSK Background IP, and/or GSK Work Product created by solely by GSK without use of or reference to the Tempus Background IP, to the extent the IP Claim is based on such GSK Background IP and/or GSK Work Product.

ii)

If any IP Claim is made or is reasonably likely to be made against any GSK Indemnitee, Tempus shall promptly and at its own expense, use Commercially Reasonable Efforts to procure for the GSK Indemnitee the right to continue using the Activities and using and/or possessing the Results and/or Deliverables; modify or replace any allegedly infringing materials and without adversely affecting the Activities as set out in this Agreement or any Task Order so as to avoid the infringement or alleged infringement, provided that if, Tempus having used its Commercially Reasonable Efforts, neither of the above can be accomplished on reasonable terms, Tempus shall (without prejudice to the indemnity above) refund any amount paid by GSK to Tempus in respect of the affected GSK Work Product.

iii)

GSK shall indemnify and hold the Tempus Indemnitees harmless in respect of all Losses of whatsoever nature incurred by a Tempus Indemnitee arising from any claims, judgments, settlements, demands, actions or suits that use of any Supplied Materials or GSK Data infringes the Intellectual Property Rights of such Third Party (an “IP Claim”), provided that GSK shall have no such liability to the extent:

a.    the IP Claim is caused by the apportionate negligence (act or omission) or wilful misconduct of Tempus, its Affiliates or their respective Personnel;

b.    the IP Claim is caused by a material breach by Tempus of this Agreement;

c.    the IP Claim is caused by a modification to the Supplied Materials or GSK Data made without the approval of GSK;

d.    the IP Claim is caused by use of Supplied Materials or GSK Data in combination with other materials not provided by GSK; or

e.    the use of any Supplied Materials or GSK Data other than as permitted under the Agreement or the applicable Task Order.

25.4	Indemnification Procedure for Third Party Claims

i)	Where a Party is required to provide an indemnity under this Agreement or any Task Order (including, without limitation, under this Section 25):

a.    the Person seeking indemnification shall promptly notify the indemnifying Party of any Claim of which it has notice; and

b.    the indemnifying Party shall have the right to take over sole control of the investigation, defence and settlement of any claim or proceeding by a third party for which the indemnified Person seeks coverage.

ii)

The indemnified Person shall fully cooperate with the indemnifying Party in the defence or settlement of such third party claim or proceeding, provided that no indemnified Person shall be required to admit fault or responsibility in connection with any settlement.

26.	Insurance

26.1

Without limiting its liability under this Agreement, Tempus shall, at its own expense, carry and maintain during the performance of this Agreement and any Task Order appropriate insurance, to include general liability insurance, public liability insurance, professional indemnity insurance and such other insurance coverage and amounts as may be customarily maintained by a company performing the Activities allocated to it under this Agreement and any Task Order and other obligations under this Agreement, to support its liabilities under this Agreement. Tempus shall ensure that such insurance remains in effect throughout the Term and for as long as its liabilities under this Agreement or a Task Order continue thereafter.

26.2	Tempus shall provide GSK with copy policies or a signed statement/certificate of insurance (and annual renewals) or evidence of self-insurance.

26.3	Tempus shall notify GSK of any material changes to the level, type or other material provisions of the insurance cover from those notified to GSK on or before the Effective Date.

27.	Damages

27.1

Neither Party, nor its Affiliates nor any of their respective, directors, officers, employees, or agents shall be liable for any special, incidental, or consequential loss or damages, including but not limited to the loss of opportunity, loss of use, or loss of revenue or profit in connection with or arising out of this Agreement or any Task Order, even if advised of the possibility of such damages.

27.2

The Parties agree that the disclaimers, exclusions and limitations of liability in this Agreement are an essential basis of the bargain between the Parties and, absent any of such disclaimers, exclusions or limitations of liability, the provisions of this Agreement, including without limitation the economic terms, would be substantially different.

28.	All Party Representations

28.1	Each Party represents and warrants to the other Party that:

i)	it has the requisite power, capacity and authority to enter this Agreement and any Task Order and to carry out its obligations under the Agreement and any Task Order; and

ii)	this Agreement and any Task Order will be executed by its duly authorised representative and, once executed, shall constitute its legal, valid and binding obligations.

29.	Additional Tempus Representations and Warranties

Tempus makes the representations and warranties set out in this Section 29 to GSK.

29.1	Non-conflict with other obligations

The execution and performance of this Agreement and any Task Order shall not constitute a violation, breach or default under any contract by which it is bound.

29.2	No infringement of third-party rights

i)

Performing or receiving performance of the Activities (including the creation, delivery or use of the Deliverables) does not, and will not, and has not been alleged to, infringe the valid rights of any third parties known to Tempus at the time of performing the Activities.

ii)	Tempus has full and sufficient rights to assign or grant the rights granted to GSK pursuant to this Agreement free and clear of any liens, claims or encumbrances.

iii)

Arising IP and Deliverables generated, developed, made, devised, conceived, or first reduced to practice or writing or otherwise arising from activities by or on behalf of Tempus (including by any Tempus Personnel) shall be an original work and not copied in whole or part from a third party nor result from any activity (including by reverse engineering, decompiling or disassembling) which is a breach of Tempus’s obligations to a third party except insofar as and to the extent of the authorised use of any Permissive Open Source Software or open source data set in accordance with the terms of this Agreement or a Task Order.

29.3	Engagement of Tempus Personnel

i)

It will require all Tempus Personnel to comply with the provisions of this Agreement and any Task Order, and such Personnel are or shall be engaged on terms that enable Tempus to comply with its obligations under this Agreement.

ii)	No Approved Subcontractor or Tempus Personnel have been:

a.    debarred or will be debarred, suspended or otherwise excluded by any Regulatory Authority from receiving government contracts, including under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335a(a) and (b) or equivalent laws, rules or regulations outside the US;

b.    disqualified as a testing facility by any Regulatory Authority, including under the provisions of 21 C.F.R. Part 58, Subpart K or equivalent laws, rules or regulations outside the US;

c.    disqualified as a clinical investigator by any Regulatory Authority, including under the provisions of 21 C.F.R. § 312.70 or equivalent laws, rules or regulations outside the US;

d.    disqualified as a clinical investigator by any Regulatory Authority, including under the provisions of 21 C.F.R. § 812.119 or equivalent laws, rules or regulations outside the US; or

e.    Sanctioned as a clinical diagnostic laboratory by any Regulatory Authority, including under the provisions of 42 C.F.R. Part 493, Subpart R or equivalent laws, rules, or regulations outside the US.

29.4	Systems use

All computer, hardware, software, systems and equipment used by Tempus in connection with the Activities will be validated by Tempus for use as required by Applicable Law upon identification of an agreement to perform the Activities pursuant to a Task Order. Tempus shall provide evidence of such validation as GSK may reasonably require.

29.5	Human Biological Samples

i)    Where Human Biological Samples have or will be collected or obtained by or on behalf of Tempus for or on behalf of GSK, the consent form used will include appropriate statements required by Applicable Law to permit Tempus to perform the Activities with respect to such Human

Biological Samples, including but not limited to informing the donor (and in the case of post mortem Human Biological Samples, supplied with consent provided by or on behalf of the original donor) of the following and receiving consent therefor:

a.    the Human Biological Sample may be used for research purposes which may include DNA and/or Personal Information research or analysis (as applicable) and does not exclude the Activities;

b.    the Human Biological Sample may be transferred to a third party for testing, a subsequent research use and storage purposes conducted for and on behalf of a commercial organisation and its third-party collaborators;

c.    that the Human Biological Sample and any accompanying clinical information will be either anonymised or coded before use of the Human Biological Sample;

d.    that a commercial organisation will have ownership of the Results and may file patents or otherwise protect and commercialise any Results; and

e.    there will be no financial benefit to the donor whatsoever in respect of commercialisation of the Results or the original human tissue sample;

ii)    Tempus will use the Human Biological Samples only for the purposes that are consistent with consent referred to under paragraph (i) above.

iii)    No human embryonic or foetal derived material (including cell lines) will be used in connection with performance of the Activities or the Deliverables without the express prior written approval of GSK.

iv)    The party that provides Human Biological Samples required for Tempus’s provision of the Activities certifies (and, in respect of Human Biological Samples that are obtained from a third party, its Tempus of those Human Biological Samples) it has all the necessary authorisations, licenses, consents and approvals (for example, ethical approval from an ethics committee, or as may be otherwise prescribed by Applicable Law) to obtain, collect, store, transfer, use (including subsequent use by a commercial organisation), disclose, import, export and dispose of the Human Biological Samples in Tempus’s performance of the Activities.

v)    each party will comply with and will continue to comply with all Applicable Law and issued codes of practice and guidance relating to the collection, storage, use and disposal of Human Biological Samples for use in the performance of the Activities and

vi)    The party that provides Human Biological Samples required for Tempus’s performance of the Activities certifies that appropriate consent at the material time has on all occasions been given to the extent by Applicable Law and will be obtained by/from an appropriate Person in respect of Human Biological Samples collected, transferred, stored, used and subsequently disposed of.

29.6	Notification of default

Each Party shall notify the other Party in writing promptly on becoming aware of a breach of any of the warranties and representations in this Agreement.

29.7	De-Identified Records

All De-Identified Records contained within the Tempus Dataset have (i) been de-identified in accordance with 45 C.F.R § 164.514 (a)-(b) and for which there is no reasonable basis to believe that the data can be used to determine the identity of an individual, or (ii) Tempus has obtained all necessary written patient authorizations to permit access, use and disclosure to GSK in accordance with HIPAA and applicable state and federal privacy laws. There are no contractual restrictions preventing Tempus from providing access, use or disclosure of the De-Identified Records or other information contained within the Tempus Dataset to GSK. In the event that De-Identified Records or other information contained within the Tempus Dataset include information on individuals residing outside of the United States, Tempus further represents and warrants that it has obtained all necessary written patient consents for the access, use or disclosure of De-Identified Records by GSK in accordance with applicable local and national law.

29.8	Tempus Biotechnology Platform

i)

Tempus has no knowledge of any viruses, malware or other malicious code or security vulnerabilities affecting the Tempus Biotechnology Platform or Tempus Background IP and has disclosed to GSK the existence of any of the foregoing;

ii)	The Tempus Biotechnology Platform and Tempus Background IP does not and shall not contain Viral Open Source Software or any Software based on Viral Open Source Software;

iii)

The Tempus Biotechnology Platform, any software updates, bug fixes and improvements that may be accessed or licensed hereunder (“Improvements”) and the GSK Work Product are not and shall not be subject to, and Tempus shall not develop, maintain, improve, modify, enhance or otherwise alter the Tempus Biotechnology Platform or any Improvements in a manner that could (A) result in any “copyleft”, “share-a-like” or other obligation or condition (including any obligation or condition under any Viral Open Source Software license) that could (x) require, or condition the use, licensing, disclosure, making available or distribution of the Tempus Biotechnology Platform, Improvements or GSK Work Product (including any portion of source code therein) or (y) otherwise impose any limitation, restriction, or condition on the right or ability of GSK to use, access and exploit any portion of the Tempus Biotechnology Platform, Improvements or GSK Work Product or (B) otherwise adversely affect GSK’s rights under this Agreement or any Task Order or its ownership of or rights in respect of any GSK Work Product, GSK Background IP or GSK Arising IP.

iv)

No consent, approval or authorization is required from any Third Party in respect of any Third Party Software necessary to enable GSK to fully exploit the Tempus Biotechnology Platform and its Improvements as contemplated by this Agreement. GSK shall not be responsible for any fees or payments due to any third party in respect of any Third Party Software in connection with the GSK Data Activities and the other matters contemplated hereby.

30.	General Regulatory Requirements

Tempus shall identify, secure and maintain (or, as applicable, procure the identification, securing and maintenance of) any and all approvals, licenses, permits and certificates required by Applicable Law (including (EU) 2017/746 (IVDR)) which are or may become applicable to Tempus or Approved Subcontractors in connection with any Activities to be performed by any of them under this Agreement and any Task Order.

31.	Anti-bribery and Corruption

31.1

Tempus will, and will take reasonable measures to ensure its subcontractors, agents or any other third parties subject to its control or determining influence will, comply with anti-corruption laws and will not, in connection with the performance of this Agreement, directly or indirectly make, promise, authorise, ratify or offer to make, or take any act in furtherance of any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage; or improperly assisting Tempus or GSK in obtaining or retaining business, or in any way with the purpose or effect of public or commercial bribery. For clarity this includes facilitating payments, which are unofficial, improper, small payments or gifts offered or made to Government Officials to secure or expedite a routine or necessary action to which GSK is legally entitled.

31.2

Tempus represents and warrants that, except as disclosed to GSK in writing prior to the commencement of the Agreement: (i) none of its significant shareholders (>25% shareholding) or senior management has influence over GSK’s business; (ii) no significant shareholders, members of senior management, members of the Board of Directors, or key individuals who will be responsible for the provision of goods or services are currently or have been in the past two (2) years a Government Official with actual or perceived influence which could affect GSK business; (iii) it is not aware of any immediate relatives (e.g. spouse, parents, children or siblings) of the persons listed above having a public or private role which involves making decisions which could affect GSK business or providing services or products to, or on behalf of GSK; (iv) it does not have any other interest which directly or indirectly conflicts with its proper and ethical performance of the Agreement; and (v) it will maintain arm’s length relations with all third parties with which it deals for or on behalf of GSK in performance of the Agreement. Tempus will inform GSK in writing at the earliest possible opportunity of any conflict of interest as described in this paragraph that arises during the performance of the Agreement.

31.3

Unless requested by and with the prior written approval of GSK, Tempus will not contact, or otherwise knowingly meet with any Government Official for the purpose of discussing activities arising out of or in connection with the Agreement. When engaging in government relations, advocacy or lobbying activity expressly authorised by GSK, Tempus will in all interactions with Government Officials identify that it acts on behalf of GSK and will at all times during the term of the Agreement maintain (separately from any of its business records not relating to the Agreement) a log documenting all interactions with Government Officials on behalf of GSK or in relation to the activities arising out of or in connection with the Agreement to include, at least, the following information: (i) the title of the Government Official with whom they interacted; (ii) the location and context in which such interaction took place; (iii) the subject matter of the interaction; and (iv) whether any transfer of value to the Government Official was made or offered and a description of the same. Tempus will provide a copy of the log referred to above to GSK upon request and no less frequently than every [***] during the term of the Agreement.

31.4	Tempus, upon request by GSK, will certify that adequate anti-bribery and anti-corruption training has been provided to relevant Personnel.

31.5

Notwithstanding any other provision in the Agreement, if GSK terminates the Agreement due to Tempus breach of these Anti-Bribery and Corruption requirements, GSK will not be obliged to make any payments, indemnify, or otherwise provide compensation to Tempus subsequent to the termination of the Agreement.

32.	Human Safety Information

“Adverse Event” or “AE” shall mean any medical occurrence in a patient, temporally associated with the use of a GSK Product, whether or not considered drug-related. If, in the course of performing the Activities, the Tempus or any of its contractors is informed or becomes aware of any AE (whether the information relates to the GSK Product by reference to its generic name or by reference to its trade mark) as a result of the Activities, it shall forward such information to GSK. All such AEs must be reported to GSK within [***] of initial receipt (or [***]).

33.	Compensation

33.1

If any injury is suffered by a non-patient subject participating in a Study for GSK, GSK agrees to abide by the guidelines published by the Association of British Pharmaceutical Industry entitled “Guidelines for Medical Experiments in Non-Patient Human Volunteers”.

33.2

If any injury is suffered by a patient subject participating in a Study for GSK, GSK agrees to abide by the guidelines published by the Association of British Pharmaceutical Industry entitled “Clinical Trial Compensation Guidelines”.

33.3

In countries where similar compensation is provided under Applicable Law, or there are other appropriate arrangements, Sections 33.1 and 33.2 above shall not apply and GSK shall comply with the relevant local requirements.

34.	Notices

34.1	Notice given under or in connection with this Agreement shall be:

i)	in writing and signed by or on behalf of the Party giving the notice;

ii)	sent for the attention of the Person and to the address given in this Section 34 (as amended from time to time) and;

iii)	delivered by hand;

iv)	delivered by commercial courier; or

v)

sent by registered post or pre-paid first class recorded delivery post in the country in which the recipient’s address is located (or such other next working day postal delivery service in that country). Notices to Tempus shall be sent to Tempus Labs, Inc, Attn: Chief Operating Officer, 600 W Chicago Ave Ste. 510, Chicago, IL 60654, with a copy to its General Counsel at the same address. Notices to GSK shall be sent to GSK attention Rav Briscall, Gunnels Wood Road, Stevenage, Hertfordshire, SG1 2NY, United Kingdom, with a copy to VP and Head of Legal, Business Corporate and Development, 980 Great West Road, Brentford, TW8 9GS, UK.

34.2	Unless proved otherwise and subject to this Section 34, a notice is deemed to have been received:

i)	if delivered by hand, at the time of delivery;

ii)	if delivered by commercial courier, at the time of signature of the courier’s receipt; or

iii)	if sent by pre-paid first class recorded delivery post or other next working day delivery service, seventy-two (72) hours from the date of posting or at the time recorded by the delivery service.

iv)

If deemed receipt under the previous paragraph of this Section 34 is not within business hours in the place of deemed receipt (meaning 9.00 am to 5.30 pm local time in the place of receipt Monday to Friday on a day that is a Business Day), the notice will be deemed received at the start of business hours on the next Business Day in the place of receipt.

34.3

A Party may change its address details for receipt of notices by notice to the other Party. Such change shall take effect on one Business Day after that notice is deemed received pursuant to this Section 34.

34.4

A notice given under this Agreement is not valid if sent by fax or by e-mail. However, this is not intended to prohibit the use of e-mail for day to day operational communications between the Parties or their Affiliates.

34.5	Exceptions

For clarity, the preceding provisions of this Section 34 do not apply to the service of any proceedings or other documents in any legal action or where, applicable, any arbitration or other method of dispute resolution.

35.	Severability

If any provision(s) of this Agreement should be illegal or unenforceable in any respect, the legality and enforceability of the remaining provisions contained in it shall not be affected and the Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be maintained.

36.	Waiver

Any delay in enforcing a Party’s rights shall not be construed as a waiver. Any waiver of any right in connection with this Agreement is only effective if it is in writing, refers expressly to the right waived and is signed by the waiving Party. It applies only in the circumstance for which it is given. If a Party waives any right on one occasion it shall not mean that such rights are waived throughout the term of this Agreement. The waiver of any breach of this Agreement or any Task Order shall not mean that there shall be a waiver of any subsequent breach.

37.	Amendment and Variation

An amendment or variation of this Agreement or any Task Order shall be in writing and signed by each Party’s authorised representatives. The JSC will not have authority to amend this Agreement.

38.	Force Majeure

If either party is delayed in performing an obligation under this Agreement by strike, lockout, or other labour troubles of a third party; by restrictive governmental or judicial order not directly related to this Agreement; or by riots, insurrections, war, epidemics, pandemics, inclement weather, or Acts of god; performance is excused for a period of such delay. The delayed party shall promptly notify the other in writing of the delaying event and any actions taken to mitigate it effects, where practicable.

39.	Assignment

GSK may assign its rights and duties under this Agreement without Tempus’s consent. Any assignment of the performance of any obligations under this Agreement by Tempus is valid only upon the prior written consent of GSK; provided, however, either Party may assign this Agreement in its entirety, without the other Party’s consent to its Affiliate or in connection with a merger, acquisition, corporate reorganization, or sale of all or substantially all of its assets, in which case Tempus shall provide GSK with prior written notice of the assignment. No assignment, delegation or transfer will relieve either party of the performance of any accrued obligation that such party may then have under this Agreement. Any attempted assignment or delegation in violation of this Section 39 shall be void and of no effect. To the extent permitted above, this Agreement all validly assigned and delegated rights and obligations of either Party hereunder shall be binding upon and inure to the benefit of the parties and be enforceable by and against the successors and their permitted successors and assigns. In the event Tempus seeks and obtains GSK’s consent to assign or delegate its rights or obligations to a Third Party, the assignee or transferee shall assume all obligations of its assignor or transferor under this Agreement.

40.	Relationship of the Parties

Each Party is an independent contractor, and neither is the agent of the other. Neither Party is authorised to make any statements, bind or commit the other Party in any way whatsoever. Save where expressly stated in this Agreement, neither Party is authorised to incur any expenditure or cost for the other Party or any of its Affiliates without the written consent of that other Party.

41.	Rights of Third Parties

With the exception of GSK’s Affiliates, a Person who is not a Party to this Agreement has no right to enforce any of its terms. GSK’s Affiliates shall have the right to enforce any obligations under this Agreement, but their consent shall not be required to make any amendment or termination of this Agreement.

42.	Further Assurances

The parties shall, and shall ensure that their agents, employees and approved sub-contractors shall, do all things reasonably necessary, including executing any additional documents and instruments, to give full effect to the terms and conditions of this Agreement.

43.	Survival

43.1

The expiry or termination of this Agreement shall not release either Party from any liability or right of action which at the time of expiry or termination has already accrued to such Party or which may thereafter accrue in respect of any act or omission prior to such expiry or termination. Such rights shall include recovery of any monies due under this Agreement.

43.2

The expiry or termination of this Agreement shall not affect the coming into force or continuation in force of any provision hereof which is expressly or by implication intended to come into force or continue in force on or after such expiry or termination.

43.3

Without prejudice to the generality of paragraph 43.2 above, Sections 1 (Definitions), 2 (Interpretation), 12 (Effect of Termination), 13 (Audit and Recordkeeping), 15 (Confidentiality), 17 (Intellectual Property), 22 (Materials and equipment), 25 (Indemnities), 26 (Insurance), 27 (Damages), 35 (Severability), 36 (Waivers), 37 (Amendment and Variation), 39 (Assignment), 41 (Rights of Third Parties), 43 (Survival), 44 (Entire Agreement), 46 (Languages), 48 (Dispute resolution) and 49 (Governing Law and Jurisdiction) shall survive the expiry or termination of this Agreement for such periods as are set forth in the respective Section.

44.	Entire Agreement

This Agreement including its Schedules contains the full and complete understanding of the Parties with respect to the subject matter of this Agreement and supersedes all prior representations and understandings, whether oral or written. No course of dealing or usage of trade shall be used to modify the terms of this Agreement. Notwithstanding the foregoing, except as expressly set forth in Section 24, nothing herein shall supersede or replace any Additional Agreement.

45.	No Agency/Partnership

Nothing in this Agreement creates, implies or evidences any partnership or joint venture between the Parties, or the relationship between them of principal and agent. Neither Party has any authority to make any representation or commitment, or to incur any liability, on behalf of the other.

46.	Languages

Any notice given under or in connection with this Agreement and any Task Order must be in English.

47.	Counterparts

47.1

This Agreement may be entered into in the form of two or more counterparts each executed by at least one or more of the Parties. Each counterpart will be an original of this Agreement and all counterparts taken together will constitute one instrument.

47.2	This Agreement shall become effective only after each party has executed and delivered its counterpart to the other Party.

47.3	An executed counterpart of this Agreement (the entire Agreement, not just a signature page) may be delivered by e-mail (in PDF or other agreed format).

48.	Dispute Resolution

48.1	Any dispute arising out of or relating to this Agreement, including the breach, termination or validity thereof (a “Dispute”), shall be resolved pursuant to the following provisions:

i)

Escalation - In the event of a Dispute which cannot be resolved by respective Personnel assigned to the subject matter, such Dispute shall be submitted in writing for negotiation to the Parties’ Executive Officers (consisting of [***]), or duly authorized delegate, for good faith discussions which shall take place within [***] of written notice.

ii)

Mediation - Either Party may refer the Dispute to non-binding mediation in the event that the Executive Officers have not resolved a Dispute referred to them for resolution within [***]. The Parties agree that they shall attempt in good faith to resolve the Dispute under the fast track mediation rules of procedure of the International Institute for Conflict Prevention & Resolution (“CPR”) in effect as of the date the mediation is initiated. Unless otherwise agreed, the Parties shall select a mediator from the CPR Panels of Distinguished Neutrals. If the Parties cannot agree on the selection within [***] after the matter has been referred to mediation, they will defer to the CPR to select a mediator pursuant to the CPR rules. The cost of the mediator shall be borne equally by the Parties.

iii)

Arbitration - Any Dispute not resolved within [***] (or within such other time period as may be agreed by the Parties in writing) after appointment of the mediator, shall be finally resolved by arbitration pursuant to the International Arbitration Rules of the International Centre for Dispute Resolution or other acceptable rules (see appendix) provided that to the extent that the following provision of this Section conflicts with the said International Arbitration Rules the following provisions shall prevail:

a.

The arbitration shall be conducted by a sole arbitrator. If the Parties cannot agree on an arbitrator within [***] of a Party demanding arbitration, the arbitrator shall be selected according to the applicable rules. In the event that the aggregate damages sought and/or value of Dispute exceeds $10 million, the number of arbitrators shall be (3) three. In such case, within [***] after a Party demands arbitration, each Party shall select one person to act as arbitrator, and the two Party-selected arbitrators shall select a third arbitrator within [***] after their own appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, then the third arbitrator shall be appointed by the International Centre for Dispute Resolution.

b.	the seat of the arbitration shall be in Wilmington, Delaware:

c.	the language of the arbitration shall be English;

d.

The arbitrator’s decision shall be in writing and shall state his reasons for his decision. The decision of the arbitrator shall be final and binding on both parties. The costs of the arbitration will be in the discretion of the arbitrator.

e.

All documents and proceedings in any arbitration pursuant to this Section shall be confidential and all hearings shall be held in private, save to the extent necessary to enforce any award or to comply with any requirement of any lawful authorities. No public statement shall be made with regard to any arbitral proceedings save to the extent agreed between the Parties.

48.2

The Parties hereby submit to the non-exclusive jurisdiction of the courts in the State of Delaware US for the enforcement of any award issued hereunder for the limited purpose of enforcing this agreement to arbitrate. That arbitration award shall be final and binding and judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party and its assets.

48.3

Injunctive Relief - Notwithstanding the foregoing, nothing in this provision shall be construed as precluding a Party from bringing an action in court for interim injunctive relief or other interim equitable relief pursuant to (the applicable provisions above), prior to the initiation of any such arbitration. Once established, the arbitrators shall have the exclusive jurisdiction to consider applications for permanent relief, including injunctive or other equitable relief.

49.	Governing Law and Jurisdiction

This Agreement and any Task Order shall be governed by and construed in accordance with the laws of Delaware, USA, without reference to conflicts of law principles. This Agreement has been entered into on the date stated at the beginning of this Agreement.

This Agreement has been entered into:

For and on behalf of GlaxoSmithKline LLC by:

Name: Hatixhe Hoxha

Title: Assistant Secretary

Email: [***]

Signature: /s/ Hatixhe Hoxha

Date: 01-Aug-2022

For and on behalf of Tempus Labs, Inc.

by:

Name: Jim Rogers

Title: Treasurer and Chief Financial Officer

Email: [***]

Signature: /s/ Jim Rogers

Date: 7/29/2022

APPENDICES TO THE STRATEGIC COLLABORATION AGREEMENT

Schedule 1 – Form of Task Order

Schedule 2 – Further Auditing Requirements

Schedule 3 – Project Change Form

Schedule 4 – GSK Payment Procedures

Schedule 5 – Form of Material Transfer Record

Schedule 6 – Additional Good Data Management Practices

Schedule 7 – Key Performance Indicators

Schedule 8 – Data Privacy Schedule

Schedule 9 – Cyber Security Schedule

Schedule 10 – Pricing [***]

Schedule 11 – Minimum Scientific & Operational Excellence Requirements

Schedule 12 – Licensed Data Terms and Conditions

Schedule 13 – LENS Subscription Agreement Schedule

Schedule 14 – Tempus Software Terms of Use

Schedule 15 – Form of Associated Party Access Agreement

Schedule 1 - FORM OF TASK ORDER

[Drafting Note to GSK project team: Please engage support from GSK Alliance Director and R&D Legal before finalising any Task Orders.]

This Task Order number [# - to include] is effective as of the Effective Date given below between:

[●] (the “Tempus”), with offices located at [●]; and

[●] (“GSK”), with offices located at [●].

Background

GSK and Tempus are parties to a Strategic Collaboration Agreement (or are Affiliates of the parties to the Agreement) with an effective date of [●] (the “Agreement”). The terms and conditions of that Agreement are used by GSK and the Tempus, by executing this Task Order, to contract for the services described in this Task Order. Capitalized terms used but not otherwise defined in herein shall have the meanings ascribed to such terms in the Agreement.

The following shall apply in this Task Order and to the GSK Research Program which is the subject of this Task Order:

Task Order Effective Date:	[●]

GSK Research Program:	[●]

Department:	[●]

Period of Performance:	From: [●]	To: [●]

Alliance Directors:

GSK Representative:

The Activities

The Tempus agrees to perform Activities with respect to the GSK Research Program in accordance with the terms of the Agreement and in accordance with the description of services outlined in Annexure A attached and incorporated by reference as part of this Task Order, which services shall constitute Activities pursuant to the Agreement.

[Human Biological Samples (“HBS”)

GSK shall provide [●] HBS. Tempus shall record each HBS provided in an appropriate tracking system within [***]. Pursuant to Section 23.6 of the Agreement (Retention Periods). The Retention Period for HBS provided under this Task Order shall be [●] year(s).]

Compensation

In consideration for its performance of services under this Task Order, GSK shall pay Tempus in accordance with the payment schedule documented in Annexure B, attached and incorporated by reference as part of this Task Order. All payments to be made under this Task Order shall be made in accordance with the GSK Payment Procedures.

Termination

This Task Order shall continue until all services to be performed under this Task Order are completed or until terminated as provided in the Agreement.

Incorporation of Agreement by Reference

The terms and conditions of the Agreement are hereby incorporated by reference into and made a part of this Task Order. All defined terms within the Agreement shall have the same meaning when used in this Task Order.

Notices

In addition to the recipients of notice listed in the Agreement, notices applicable to this Task Order Agreement shall be sent to:

If to Tempus:	If to GSK:

Name: [●]	Name: [●]

Address: [●]	Address: [●]

Phone Number: [●]

Fax number: [●]

Copy to: [●]

Entire Agreement

This Task Order, including the incorporated terms of the Agreement, represents the entire and integrated agreement between Tempus and GSK and supersedes all prior negotiations, representations or agreements, either written or oral, regarding the Activities set forth herein.

Governing Law

This Task Order shall be governed by and construed in accordance with the laws of Delaware, USA, without reference to conflicts of law principles.

This Task Order has been entered into on the date stated at the beginning of this Task Order

[GlaxoSmithKline LLC]	Tempus Labs, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Attachments:

[TBD]

Annexure A – Services

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

Annexure B – Payment Schedule

i)    [***]

Schedule 2 - FURTHER AUDITING REQUIREMENTS

Purpose: To assess against ICH GCP guidelines, FDA GCP Regulations, FDA 21 CFR Part 11, GCLP, aspects of CAP/CLIA requirements, as well as GSK expectations pertaining to the analysis of clinical trial participant samples from GSK sponsored clinical studies.

The following items should be made available upon arrival of the inspection team:

[***]

Schedule 3 - PROJECT CHANGE FORM

FROM:	TO:
PROPOSED IMPLEMENTATION DATE
DETAILS OF CHANGE
Approved by [GSK]	Date
Approved by [Supplier]	Date
NOTES
For GSK Use	Yes	No
Is an amendment to the Task Order required for this change? (Place X in appropriate box)
If Yes, follow process for requesting a task order amendment. If No, attach this document to the Project’s Oversight Plan.

Schedule 4 – GSK PAYMENT PROCEDURES

Payments:

Upfront Payment

Amount due	Invoice issued	Payment terms	Allocated use
$70 million	On or after Effective Date	Within [***] of receipt of an accurate, complete and audit-worthy invoice, in accordance with the requirements set forth in this Schedule 4	Tempus Products and Services

Other Payments

GSK’s standard payment terms will otherwise be: [***].

Invoicing:

General Invoice Requirements

All invoices delivered pursuant to the Agreement must include the following information:

[***]

In addition, the following shall apply to invoices delivered pursuant to the Agreement:

Upfront Payment

The invoice for the initial payment of $70 million above will be addressed to:

[***]

With copy of invoice via email to [***]

Each invoice must include the information set forth above under “General Invoice Requirements”.

All other payments

[***]

Each invoice must include the information set forth above under “General Invoice Requirements”.

Quarterly Fee Statement and Annual Fee Statement:

Tempus shall ensure that the Quarterly Fee Statement and Annual Fee Statement each specify a breakdown of Creditable Fees incurred in each quarter/year as applicable, to include the following:

[***]

Schedule 5 - FORM OF MATERIAL TRANSFER RECORD

From:    [●] (“GSK”)

To:        [●] (“Tempus”)

We refer to the Strategic Collaboration Agreement dated [●] (the “Agreement”) between GSK and Tempus or one of their respective Affiliates.

The Supplied Materials described below are supplied by GSK to the Tempus subject to the terms and conditions set out in the Agreement.

Description of Supplied Materials:

[●]

By:

For and on behalf of [●] as GSK	Date material sent/provided to Tempus

By:

For and on behalf of [●] as Tempus	Date material received by Tempus

Schedule 6 - ADDITIONAL GOOD DATA MANAGEMENT PRACTICES

This Schedule is composed of three sections. The table labeled Clinical Laboratory Testing Projects (CLIA or equivalent) is for those projects. A table titled Research Projects contains Good Data Management Practices for those activities. The table ALCOA CCEA applies to all projects.

Clinical Laboratory Testing Projects (CLIA or equivalent)

[***]

Research Projects

[***]

ALCOA CCEA

[***]

Schedule 7 - KEY PERFORMANCE INDICATORS

There are two lists of KPIs. The General KPIs apply to all projects, as may be amended from time to time for a specific Task Order. The Clinical Testing Project KPIs shall be relevant to each Task Order involving clinical work unless other specified in such Task Order. If prior to the execution of a Task Order the Parties determine acting reasonably that certain KPIs are not within Tempus’ control to achieve or otherwise not applicable to the Task Order, the Parties may agree to modify the affected KPIs for each applicable Task Order as may be expressly set forth in any such Task Order.

General KPIs

[***]

Activity specific KPIs

[***]

SCHEDULE 8 - DATA PRIVACY SCHEDULE

RESTRICTED PERSONAL INFORMATION

[***]

SCHEDULE 9 – CYBER SECURITY SCHEDULE

This Cyber Security Schedule (this “Schedule”) forms a part of the Agreement by and between GSK and Tempus (“Counterparty”). In the event of any conflict with respect to cyber security between the terms of this Schedule and the terms of the Agreement, this Schedule will control.

2	DEFINITIONS

For purposes of the Schedule, the following terms have the following meanings. Capitalized terms not defined in this Schedule will have the meanings ascribed to them in other parts of the Agreement.

“Counterparty Environment” means the combination of hardware, software, operating systems, database systems, tools and network components used by or on behalf of Counterparty to receive, maintain, Process, store, access or transmit GSK Data.

“Processing” means any operation or set of operations which is performed on any information or data, whether or not by automated means, such as collection, recording, organisation, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.

“Subcontractor” means any third party (including Counterparty Affiliates) who performs on behalf of Counterparty or any Subcontractor any part of the Services, or any of Counterparty’s or a Subcontractor’s obligations under this Agreement or any Service Order or Statement of Work.

3	COUNTERPARTY LOCATIONS AND PERSONNEL

3.1

Facility Locations. Counterparty Personnel will Process GSK Data only from the following facilities, and will not change the facilities without GSK’s prior written consent (such consent not to be unreasonably withheld): [***].

3.2

Subcontractors, Vendor Risk Management. Counterparty will ensure all Subcontractors with access to or who Process GSK Data maintain security standards and processes no less stringent than Counterparty security standards. Counterparty will maintain a continuous vendor risk management program that assesses all Subcontractors that access, store, process or transmit GSK Data for appropriate security controls and cyber security practices and will only engage Subcontractors who demonstrate compliance with Counterparty’s standards. For clarity, Counterparty will remain liable and responsible for the action, inactions and performance of all obligations performed by any Subcontractor to the same extent as if such actions, inaction or obligations were performed by Counterparty.

3.3

Background Screening. Counterparty will perform background screening on Counterparty Personnel at the time of hire that includes, to the extent permitted by applicable Law in the country of hire, proof of identity using government issued identification documents.

4	SECURITY MEASURES

4.1	Access Management. Counterparty will limit access to the Counterparty Environment that host or process GSK Data to authorised persons only.

4.2	Access Notification. Counterparty will notify GSK in a timely manner of Counterparty Personnel who no longer require access to GSK Websites, applications, or other systems.

4.3

Malware. Counterparty will install commercially reasonable malicious code prevention and detection software, to include virus prevention, detection and malware detectors, on hosting systems used to access, process or store GSK Data. All such software shall be updated regularly and shall provide protection consistent with generally accepted industry standards.

4.4

Security Breach. Counterparty will report to GSK by email to [***] any verified accidental, unauthorised or unlawful use, loss, destruction, disclosure, access, corruption, modification, sale, rental or other Processing of any GSK Data (a “Security Breach”) within [***] of Counterparty’s verification. Counterparty will activate and follow the requirements of Counterparty’s incident response plan, including requirements and processes for post-mortem reviews, root cause analysis and remediation plans and timelines. As information about the root cause and implications of the Security Breach become known, Counterparty will provide to GSK any further information regarding the nature and consequences of the Security Breach, including any information shared with other customers of Counterparty.

5	AUDIT

5.1	Counterparty Self-Assessment. Counterparty will conduct not less than annually a self-assessment of its compliance with all requirements set forth in this Schedule.

5.2

GSK Audit Rights. GSK or its representatives may inspect, examine and review the systems, records, data, practices and procedures of Counterparty (and its Subcontractors) that are used in rendering the Services or any technical, consulting or related professional services under the Agreement to verify the integrity of GSK Data and Counterparty’s compliance with the confidentiality, data protection and security requirements of the Agreement, including this Schedule; provided that: (i) any such GSK audit will be conducted only during business hours and upon reasonable prior notice to Counterparty, and not more often than once annually, unless a Security Breach (defined in the Security Breach clause) has occurred within [***] or in the case of an audit conducted by a regulatory authority, in which case notice may be reduced; (ii) such access may be subject to Tempus’s reasonable and standard policies and procedures with respect to privacy, confidentiality, security, and safety, but only to the extent such policies and procedures do not materially impact the purpose of the applicable audit, or conflict with the terms of this Agreement; and (iii) Tempus shall use Commercially Reasonable Efforts to provide such access as may be requested by GSK pursuant to this Section 5.2 in a manner that comports with any such reasonable and standard policies and procedures to the fullest extent practicable. GSK will comply with Counterparty’s reasonable security requirements while conducting any audit. GSK will bear its own expenses, and Counterparty and its Subcontractors will reasonably cooperate with GSK and its designated auditors, in connection with any audit.

SCHEDULE 10 – PRICING [***]

[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

The fee schedule above is current as of the Effective Date and subject to change [***].

SCHEDULE 11 - MINIMUM SCIENTIFIC & OPERATIONAL

EXCELLENCE REQUIREMENTS

1.

Personnel. For each Tempus Personnel involved in the performance of the Activities under this Agreement, Tempus shall define in formal job descriptions, the respective job roles of such Personnel as well as the necessary and relevant experience, expertise, qualifications and competencies.

2.

Facilities. Facilities in which the Activities will be performed should be of adequate size, construction and location to provide an effective, secure and safe environment conducive to the work in hand.

3.	Equipment, Materials and Reagents.

(i)

Equipment used to perform the Activities shall be appropriate and functioning properly. This can be ensured by appropriate installation, regular maintenance and proper use. Equipment maintenance and commissioning should be documented and archived adequately.

(ii)	Appropriate labelling of any chemicals and biological reagents should be used to demonstrate their identification and storage requirements.

(iii)

The use of the equipment, material and reagents to carry out the Activities shall be documented, at minimum, in accordance with the recommendations set forth by the International Committee of Medical Journal Editors for the conduct, reporting, editing and publication of scholarly work in medical journals (refer to www.ICMJE.org).

4.

Quality Systems. Tempus shall monitor the Activities during the Term to assure that overall quality is under appropriate control, to initiate any corrective actions and prevent recurrence of issues as well as to ensure that the appropriate resources to carry out the Activities under this Agreement are made available. Tempus will report to GSK in a timely manner any significant event identified by its Personnel, including without limitation, loss of or damage to GSK Supplied Material and any non-compliance with data integrity provisions under the Agreement.

Schedule 12 - LICENSED DATA TERMS AND CONDITIONS

The following standard terms and conditions (the “Licensed Data T&C”) apply to GSK’s use of the Licensed Data pursuant to the underlying agreement to which the Schedules are attached (the “Underlying Agreement”), provided, that to the extent there is any conflict or inconsistency between the terms of the Agreement and the Licensed Data T&C, the terms of the Underlying Agreement shall control in accordance with and subject to the acknowledgments and agreements set forth in Section 6.10 of the Underlying Agreement.

1.    License Grant to Licensed Data. Subject to the terms and conditions of the Underlying Agreement and payment of all fees set forth therein, Tempus hereby grants to GSK (“Client”) rights to use the Licensed Data during the Term, in accordance with and to give effect to the terms of the Underlying Agreement. Client shall ensure that any reproduction, display, disclosure or publication by Client of results obtained by Client from the use of Licensed Data (or the Licensed Data itself) shall be subject to appropriate attribution to Tempus with respect to the use and involvement of the Licensed Data obtained from Tempus (or its licensors) and any mutually agreed proprietary rights and disclaimer language with respect to the Licensed Data.

2.	Definitions.

a.    “Affiliate” shall have the meaning set out in the Underlying Agreement.

b.    “Authorized Users” means Client, its Affiliates, Personnel of Client or its Affiliates, and their Associated Parties (to the extent expressly permitted in the Underlying Agreement), provided that each such user shall be a named individual as notified to Tempus in writing notified by the GSK Alliance Director to the Tempus Alliance Director and subject to the terms of this Schedule, and GSK shall procure that such users acknowledge the terms of this Schedule. Additionally, each Authorized User shall be authorized by Client pursuant to its rigorous data access controls, and Client shall bear responsibility for the actions or inactions any Authorized Users that would, if performed by Client, constitute a breach of the Underlying Agreement. Each Authorized User shall be trained on the use of the Licensed Data and be made aware of the obligations of the Underlying Agreement, including the restrictions set forth in Section 3. As it relates to sign-on, the Parties shall work together, through the Data Oversight Committee and the JSC, to develop plans for single or aggregate sign-on for all Authorized Users, to allow GSK and Tempus and track sign-on and usage.

c.    “License Term” will mean: (i) for the Licensed Data access rights set forth in Section 6.4(i) of the Underlying Agreement, the Term of the Underlying Agreement, (ii) for the Licensed Data download rights for the Licensed Data included in the initial set of [***] Licensed Records set forth in Section 6.4(iii) of the Underlying Agreement, the Term of the Underlying Agreement; and (iii) for any additional De-Identified Patient Records licensed by Client under Section 6.4(iii) of the Underlying Agreement, the applicable license term for such De-Identified Patient Records as set forth in the applicable Task Order.

3.	Licensed Data Restrictions.

a.    Client shall not, and shall ensure that Client Affiliates and Authorized Users do not, attempt to re-identify the Licensed Data as to patient, provider, or practice, and shall use best efforts, including by establishing a related internal governance procedure, to ensure that the Licensed Data is not intentionally or inadvertently re-identified. Client shall not, and shall not permit any third party to, and shall ensure that no Client Affiliate or Authorized user shall, contact any individuals whose information is included in the Licensed Data.

b.    Client shall not, and shall ensure that Client Affiliates and Authorized Users shall not, remove or alter any correct notice of confidentiality, copyright, trademark, logo or other notice of ownership, origin, or confidentiality in any report, other document or copies of the Licensed Data provided to Client by or on behalf of Tempus.

c.    Client will not, and shall ensure that the Client Affiliates and its and their Authorized Users do not, attempt to gain unauthorized access to any other Tempus systems or data, to the Tempus accounts of third parties, or to Tempus services for which Client has not engaged Tempus.

d.    Client will not, and shall ensure that Client Affiliates and Authorized Users do not, access or use the Tempus Materials or Licensed Data for any purposes not permitted by the Underlying Agreement.

e.    Client will not, and shall ensure that Client Affiliates and Authorized Users do not, re-sell or transfer Licensed Data (or access to Licensed Data) to any third party not otherwise specifically authorized herein, without prior written permission from Tempus.

f.    Any use of Licensed Data resulting in a cohort of fewer than [***] research subjects/patients per any three digit zip code range is not permitted.

g.    Client and Client Affiliates are expected to act in an ethical and responsible manner when accessing and using Licensed Data.

h.    Client understands that Tempus (and any of its licensors of Licensed Data) does not endorse any Research, report or Publication and Client will not attempt to indicate or imply any such endorsement.

4.	Compliance.

a.    Client shall, and Client shall ensure that the Client Affiliates, comply with applicable law in the exercise of its rights and the performance of its obligations under the Underlying Agreement, including, as applicable, securities laws, antitrust laws, HIPAA, the U.S. Food and Drug Administration (FDA) Guidance on Industry-Supported Scientific and Educational Activities, the Federal Food, Drug, and Cosmetic Act and regulations promulgated thereunder, federal and state anti-kickback laws and applicable guidance, the Council of Medical Specialty Societies (CMSS) Code of Interactions with Companies, the American Medical Association Code of Medical Ethics and applicable opinions, policies adopted by the FDA relating to industry-sponsored educational activities, the Accreditation Council for Continuing Medical Education (ACCME) Standards for Commercial Support, the Pharmaceutical Research and Manufacturers of America (PhRMA) Code on Interactions with Healthcare Professionals, and the ICMJE Recommendations for publication authorship. Tempus and Client agree that the funds provided hereunder are not being given in exchange for any explicit or implicit agreement to purchase, prescribe, recommend, influence or provide favorable formulary status for any of Client’s products. The Underlying Agreement is not for the purpose of promoting any product, service, or company. Client shall not, and shall ensure that the Client Affiliates do not, offer any inducements to Tempus, any of their Affiliates, their volunteers, or any health care providers relating to the Underlying Agreement.

b.    Any physician licensed to practice in the U.S. and any U.S. teaching hospital is a “Covered Recipient.” A “Payment or Transfer of Value” is any payment or transfer of value as defined in the U.S. Physician Payment Sunshine Act (42 USC 1320a-7h(e)), and implementing regulations (42 CFR 403.900 et seq.), and includes compensation, reimbursement for expenses, meals, travel, medical journal reprints, study drug, study supplies and medical writing and publications assistance. Tempus acknowledges and agrees that any direct or indirect Payments or Transfers of Value to Covered Recipients are subject to transparency reporting requirements, including disclosure on Client’s website. Tempus and Client shall not, and Client shall ensure that the Client Affiliates do not, knowingly make any indirect or direct Payment or Transfer of Value to a Covered Recipient on behalf of Client in connection with the Underlying Agreement without the other Party’s consent and prior written approval. Client shall report all Payments or Transfers of Value to U.S. Covered Recipients according to a centrally managed, pre-set rate structure based on a fair market value analysis conducted by Client and in accordance with applicable law. Tempus and Client acknowledge and agree that none of the following give rise to or constitute a Payment or Transfer of Value to a Covered Recipient: the licenses to Licensed Data, the Activities described in the Task Orders executed contemporaneously with the execution of the Underlying Agreement. Tempus and Client further agree that prior to executing any Task Orders that contemplate payments to be made by Client to Tempus beyond those described in the preceding sentence, the Parties shall jointly determine whether the payments with respect to such Task Order would be reportable under applicable law, and if they determine that such payments are, or may be, reportable, Tempus may elect to decline the activity giving rise to the reportable Payment or Transfer of Value.

c.    Tempus and Client and their respective Affiliates, representatives, agents and employees shall comply with the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act of 2010, and any other applicable anti-corruption laws for the prevention of fraud, racketeering, money laundering or terrorism, and shall not knowingly take any action that will, or would reasonably be expected to, cause the other Party or its Affiliates to be in violation of any such laws or policies.

5.    Cooperation. Client shall have sole control over any regulatory filings with respect to results obtained by Client from the use of the Licensed Data.

6.    Security Incident Reporting. Each Party agrees to notify the other Party promptly, but in no event later than [***] (or sooner is required in accordance with Schedule 10 Section 4.4) after becoming aware of the occurrence of (i) a Security Incident involving Licensed Data, (ii) re-identification of any of the Licensed Data, (iii) a complaint related to a request for access to the Licensed Data made by an individual or organization, or (iv) any inquiry, investigation, audit, or government enforcement action related to the Licensed Data made by any Governmental Authority. If Client or any Client Affiliate becomes legally compelled to disclose any Licensed Data, Client shall notify Tempus as soon as practical but in any event within than [***] (unless forbidden by law) so that Tempus may seek a protective order or other appropriate remedy. If a protective order or similar order is not obtained by the time Client or any Client Affiliate must comply with the request, Client or the Client Affiliate may provide the legally required portion of the Licensed Data. If any of the events set out in this Section 6 occurs, Client agrees to cooperate and cause the Client Affiliates to cooperate with Tempus’s reasonable requests, and at Tempus’s cost (except in the event of a Security Incident involving Licensed Data in Client’s possession) take such actions as appropriate or reasonably requested by Tempus to minimize the re-identification risk and potential damage resulting from the event.

7.    Non-Exclusivity. This is a non-exclusive agreement as respects services and licenses. Nothing in the Underlying Agreement shall prevent (a) Tempus from making available services and/or licenses the same or substantially similar to the services and licenses provided hereunder, (b) Tempus from making available, or other Tempus licensees from using, custom data sets that are the same or similar to the Licensed Data, so long as none of the foregoing include use of or constitute Client’s Confidential Information. To the extent the same or similar outcomes, conclusions, reports, and other results may be created or derived from Tempus’s or other Tempus licensees’ use of the Licensed Data, the foregoing shall be deemed to be “other user results”. It is recognized and agreed that other user results may be the same or similar to results obtained by Client.

8.    NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE UNDERLYING AGREEMENT:

a.    TEMPUS HEREBY DISCLAIMS ANY AND ALL EXPRESS, IMPLIED, STATUTORY, AND OTHER WARRANTIES AND REPRESENTATIONS OF EVERY KIND, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, QUIET ENJOYMENT, QUALITY OF INFORMATION, TITLE.

b.    TEMPUS MAKES NO REPRESENTATIONS OR WARRANTIES ABOUT THE SUITABILITY OR ACCURACY OF THE SERVICES, THE LICENSED DATA, OR ANY OTHER TEMPUS MATERIALS. TEMPUS USES ALL DATA PROVIDED TO TEMPUS BY THIRD PARTIES THAT HAS BEEN DE-IDENTIFIED TO CREATE THE LICENSED DATA “AS IS” AND IS NOT AND SHALL NOT BE HELD RESPONSIBLE FOR THE ACCURACY, COMPLETENESS, AND/OR INTEGRITY OF SUCH DATA AND TEMPUS EXPRESSLY DISCLAIMS ANY LIABILITY RESULTING FROM ANY SUCH ISSUES RELATING TO SUCH DATA. TEMPUS HAS NO LIABILITY FOR CLINICAL, OPERATIONAL, BUSINESS, OR ANY OTHER DECISIONS MADE BY CLIENT OR ITS AFFILIATES OR AUTHORIZED USERS ON THE BASIS OF THE LICENSED DATA.

c.    ALL TECHNOLOGY, RIGHTS AND SERVICES ARE LICENSED AND OTHERWISE PROVIDED “AS IS,” “WHERE-IS,” AND “WITH ALL FAULTS.”

SCHEDULE 13 – LENS SUBSCRIPTION EXHIBIT

The following subscription agreement and terms of use (the “LENS Subscription Exhibit” or this “Exhibit”) apply to GSK’s use of the Tempus Software pursuant to the Underlying Agreement; provided, that to the extent there is any conflict or inconsistency between the terms of the Agreement and the LENS Subscription Exhibit, the terms of the Underlying Agreement shall control in accordance with Section 6.10 of the Underlying Agreement.

The LENS Subscription Exhibit is entered into by and between Tempus and GSK (“Client”).

1.	Software and Accounts.

a.

Software. The “Software” is Tempus’ LENS software, an online application that permits the viewing and analysis of clinical and molecular health data maintained by Tempus. The Software provides a view of health information that has been de-identified in accordance with the United States’ Health Insurance Portability and Accountability Act and 45 C.F.R. § 164.514(b). The features, functionality, user interface, look-and-feel, and other aspects of the Software may change from time to time in Tempus’ sole discretion.

b.

Provision of LENS. Subject to the terms of the Underlying Agreement and this Exhibit, Tempus grants Client, its Affiliates, Personnel of Client or its Affiliates, and their Approved Associated Parties (each a “User”) a non-exclusive license to access and use the Software in accordance with and to give effect to the terms of the Underlying Agreement, subject to the number of seat licenses purchased by Client under Section 6.3 of the Underlying Agreement. An “Approved Associated Party” is an Associated Party that has entered into a direct access agreement with Tempus that permits access to Lens, as required under Section 6.1 of the Underlying Agreement. As it relates to sign-on, the Parties shall work together, through the Data Governance committee and the JSC, to develop plans for single or aggregates sign-on for all GSK users, to allow GSK and Tempus and track sign-on and usage. Tempus will rely on Client and/or its authorized representative to manage its permissions with respect to the Software. Client is responsible for all acts and omissions of its Users and their compliance with all terms of this Exhibit.

2.

Term and Termination. Client’s license to use the Software will terminate upon any termination or expiration of the Underlying Agreement, or in accordance with Section 11 of the Underlying Agreement. In addition, Tempus may suspend Client’s access to the Software without liability if (a) Client breaches this Exhibit, (b) Tempus has reasonable cause to believe that Client is misusing the Software or is using it unlawfully or in a manner that threatens the security or integrity of the Software, as evidenced to GSK, in each case until such breach, misuse or use is rectified by GSK.

3.

Data Use. Through its use of the Software, Client and its Users will have access to De-identified Records from the Tempus Dataset. Access to and use of Tempus Dataset is subject to all associated terms in the Underlying Agreement, including terms prohibiting re-identification, as well as security and confidentiality requirements. Except to the extent expressly permitted in the Underlying Agreement, Client may not download, screenshot, or otherwise copy or extract any Tempus Data from the Software.

4.

Tempus Materials. Tempus retains ownership of the Software. The Software will be considered Tempus Background IP or Tempus Arising IP under the Underlying Agreement, and subject to all rights and restrictions associated with Tempus Background IP and Tempus Arising IP. However, notwithstanding anything to the contrary, no license terms in the Underlying Agreement with respect to Tempus Background IP or Tempus Arising IP shall give GSK rights to use the Software after the Term. The Software is not a Deliverable, a Result or GSK Work Product under the Agreement.

5.

Feedback. Client hereby grants Tempus a perpetual, irrevocable, royalty-free and fully paid right to use and otherwise exploit in any manner any suggestions, ideas, enhancement requests, feedback, or recommendations provided by Client via the Data Oversight Committee related to the Software or the structuring and arrangement of data contained therein.

6.

Publications. If Client prepares any publications or conference posters that use the results of research conducted using the Software, Client will credit Tempus and the use of such Software in the development of such publication/poster, but will not state or imply that Tempus has endorsed the research.

7.

Compliance with Laws. Client will comply with all applicable laws and industry-standard guidelines when carrying out activities related to this Exhibit. As provided in the LENS Terms of Use, the Parties agree that no part of any remuneration provided under this Agreement or any other agreement between the Parties is a prohibited payment in exchange for recommending or arranging for the referral of business or the ordering of items or services, or otherwise intended to induce illegal referrals of business.

8.

Disclaimer; Restrictions. Except as otherwise expressly provided in the Underlying Agreement, Tempus provides the Software “as-is” and “with all faults” and disclaims any implied warranties with respect to the Software. Client agrees that it will not: (a) modify, port, adapt, copy, reverse engineer, decompile, disassemble or otherwise attempt to discover the source code of the Software and/or rebuild the Software, (b) provide, disclose, divulge or make available to or permit access to or use of the Software by any third party, and will not (c) distribute, market, sell, lease, transfer, license or sublicense the Software.

9.

Miscellaneous. Sections 3 through 8 of this Exhibit will survive any termination or expiration of this Exhibit or the Underlying Agreement. The terms of this Exhibit do not limit any similar or overlapping terms in the LENS Terms of Use.

Schedule 14 - TEMPUS SOFTWARE TERMS OF USE

The Software Terms of Use attached to this Schedule 14 (the “Terms of Use”) apply to GSK’s use of the Tempus Software pursuant to the Underlying Agreement; provided, that to the extent there is any conflict or inconsistency between the terms of the Underlying Agreement and the Terms of Use, the terms of the Underlying Agreement shall control in accordance with Section 6.10 of the Underlying Agreement.

[See attached.]

Schedule 15 – Form of Associated Party Access Agreement

Third Party Data Access Confirmation

This Data Access Confirmation (“DAC”) is by and among Tempus Labs, Inc. (“Tempus”) and [Insert Name] (“Third Party”), with acknowledgement by GlaxoSmithKline LLC (“GSK”). This DAC is entered into pursuant to the terms and subject to the conditions of that certain Strategic Collaboration Agreement, dated as of [Insert Date] (the “Agreement”), between GSK and Tempus. Capitalized terms used and not defined herein shall have the meaning provided in the Agreement.

A partially executed copy of this DAC shall be submitted to Tempus at the attention of the Alliance Director, with a copy to [***], and must be signed by Tempus prior to Third Party receiving access to any Tempus Software. Tempus shall return a signed copy of this DAC, or otherwise respond appropriately, to GSK’s Alliance Director, within [***] of receipt of GSK’s partially copy.

By the respective signatures below of an authorized representative of GSK, Tempus and the Third Party, this DAC shall be sufficient to allow the Third Party to access and use Tempus Software (including any Tempus Licensed Data accessible to GSK therein), subject to the terms and conditions contained in this DAC and the Agreement.

Third Party Name and Address	[Company Name] [Address]

GSK Contact	Name: Office Address: Email:

Description of Software Access and Permitted Purpose	[Insert description of access and intended use]

Other Relevant Information	[To be provided as necessary]

The following terms and conditions apply to all Third Party access to Tempus Software granted by GSK under the Agreement:

1.    Licensed Data Restrictions. The Licensed Data Terms and Conditions set forth in Schedule 12 of the Agreement, and all other applicable license terms set forth in the Agreement, shall apply to any Third Party access granted pursuant to this DAC.

2.    Tempus Software Terms of Use. The Tempus Software Terms of Use set forth in Schedule 14 of the Agreement, and all other applicable license terms set forth in the Agreement, shall apply to any Third Party access granted pursuant to this DAC.

3.    Third Party Representations, Warranties, and Covenants. Third Party represents, warrants, and covenants that (i) it will not copy, distribute, disclose, review or otherwise use the Tempus Software or Licensed Data, for any purpose, except as authorized to perform the services for GSK and consistent with the terms of this DAC (including the permitted purpose stated above), (ii) it shall not use the Tempus Software or Licensed Data for its own benefit or business purpose; (iii) it shall treat confidentially and maintain in strict confidence all Tempus Software and Licensed Data; (iv) it will not remove or modify any copyright, trademark, or other proprietary notices that Tempus has placed on the Tempus Software or Licensed Data, and (v) it will not acquire any right, title, or interests, express or implied, in the Tempus Software and Licensed Data by virtue of this DAC.

4.    Term of DAC. This DAC will be effective as of the date it is signed by all three parties below, and shall terminate on the earliest of (i) the date when Third Party no longer reasonably needs access to Tempus Software to support the permitted purpose set forth above; (ii) the date when GSK chooses to terminate Third Party’s access to Tempus Software; (iii) the termination or expiration of the Agreement (which date shall be communicated by GSK to Third Party); or (iv) immediately upon Tempus’ notice of any reasonably suspected breach of this DAC (including any applicable terms of the Agreement incorporated by reference) by Tempus. Upon any termination or expiration of this DAC or the Agreement, all of Third Party’s rights of access and use of Tempus Software and Licensed Data shall terminate.

5.    Return and Destruction of Licensed Data. Third Party acknowledges and agrees that the Agreement and this DAC do not allow Third Party to receive or otherwise physically possess any extracted copy or excerpt of Licensed Data, and that it may solely access the Licensed Data and Software through a secure mechanism of remote access through GSK systems. Without limiting the generality of the foregoing, Third Party shall return the Tempus Software or Licensed Data to GSK, and/or destroy any and all copies (or derivatives thereof) it may have at the earliest of (i) its discovery that it has such Licensed Data or Software is in its possession, or (ii) the termination or expiration of this DAC or the Agreement (which date shall be communicated by GSK to Third Party), upon which Third Party will diligently and thoroughly search its systems to confirm it has complied with this provision.

6.    GSK Responsibilities. As between Tempus and GSK only, GSK shall be wholly and fully responsible for the acts and omissions of any Third Party who receives access to Tempus Software or Licensed Data (or any other Tempus Confidential Information, Tempus Background IP, or Tempus Arising IP) under this DAC as if such act or omission was performed by GSK Personnel.

the terms of this DAC are agreed an acknowledged by the signature below of each Party’s authorized representative.

[Third Party]	TEMPUS LABS, INC.

By:	By:

Printed Name:	Printed Name:

Title:	Title:

Date:	Date:

The terms of this DAC are hereby acknowledged by:

GLAXOSMITHKLINE LLC

By:

Printed Name:

Title:

Date: